Exhibit 4.4

EXECUTION VERSION

WF CARD ISSUANCE TRUST,

as Issuer,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Indenture Trustee and as Note Registrar,

and

U.S. BANK NATIONAL ASSOCIATION,

as Bank

INDENTURE

Dated as of November 14, 2023

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(continued)

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(continued)

-iii-

(continued)

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(continued)

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EXHIBITS

EXHIBIT A	FORM OF INVESTMENT LETTER

EXHIBIT B	FORM OF SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

EXHIBIT C	FORM OF ANNUAL CERTIFICATION

EXHIBIT D	FORM OF NOTICE OF EXCLUSIVE CONTROL

SCHEDULE I	REQUIREMENTS OF FDIC RULE

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RECONCILIATION AND TIE BETWEEN TRUST INDENTURE

ACT OF 1939 AND INDENTURE PROVISIONS*

Trust Indenture
Act Section	Indenture Section
310(a)(1)	8.09
(a)(2)	8.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	8.09
(b)	8.08, 8.10(d)(i)
(c)	Not Applicable
311(a)	8.13
(b)	8.13
(c)	Not Applicable
312(a)	9.01, 9.02(a)
(b)	9.02(b)
(c)	9.02(c)
313(a)	9.03
(b)	9.03(c)
(c)	9.03, 9.03(c)
(d)	9.04
314(a)	9.04, 11.04
(b)	13.09
(c)(1)	1.02, 6.01(c), 13.07
(c)(2)	1.02, 6.01(c), 13.07
(c)(3)	1.02, 6.01(c), 13.07
(d)(1)	13.02
(d)(2)	Not Applicable
(d)(3)	Not Applicable
(e)	1.02
315(a)	8.01(a), 8.01(b)
(b)	8.02
(c)	8.01(c)
(d)	8.01(d)
(d)(1)	8.01(d)(i)
(d)(2)	8.01(d)(ii)
(d)(3)	8.01(d)(iii)
(e)	7.17
316(a)(1)(A)	7.09
316(a)(1)(B)	7.16
316(a)(2)	Not Applicable
316(b)	7.11
317(a)(1)	7.03, 7.05
317(a)(2)	7.04
317(b)	11.03
318(a)	1.07

*	This reconciliation and tie shall not, for any purpose be part of the within Indenture.

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THIS INDENTURE by and among WF CARD ISSUANCE TRUST, a statutory trust created under the laws of the State of Delaware, as issuer (the “Issuer”), having its principal office at c/o Wilmington Trust, National Association, as owner trustee, 1100 North Market Street, Wilmington, Delaware 19890, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (“U.S. Bank Trust Co.”), not in its individual capacity but solely in its capacity as Indenture Trustee and as Note Registrar (each as defined herein), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank N.A.”), not in its individual capacity but solely as Bank, is made and entered into as of November 14, 2023.

RECITALS OF THE ISSUER

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of asset backed notes as provided in this Indenture and any related indenture supplement. The Issuer, through this Indenture, has provided security for such obligations to the extent and as provided herein. All covenants and agreements made by the Issuer herein are for the benefit and security of the other parties hereto and the Noteholders.

The Issuer is entering into this Indenture, and the Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. All things necessary have been done to make the Notes, when executed from time to time hereafter, by the Issuer and when authenticated and delivered from time to time hereafter, by the Note Registrar hereunder, and when duly issued from time to time hereafter, by the Issuer, the valid obligations of the Issuer, and to make this Indenture a valid agreement of the Issuer, in accordance with their and its terms.

GRANTING CLAUSE

The Issuer hereby grants to the Indenture Trustee for the benefit and security of (a) the Noteholders, (b) each Derivative Counterparty to a Derivative Agreement entered into in connection with issuance of a Tranche of Notes that expressly states that such Derivative Counterparty is entitled to the benefit of the Collateral, (c) the Indenture Trustee and the Note Registrar, each in its individual capacity, a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in, to and under:

(i)    (A) the Receivables existing on the close of business on the Closing Date and arising after the Closing Date in each Initial Account, and the Receivables existing on the close of business on the related Addition Date and arising after that Addition Date in each Additional Account, (B) all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), (C) all Interchange, Insurance Proceeds, and Recoveries allocable to the Receivables, (D) all Collections on the Receivables, and (E) all proceeds of any of the foregoing property;

(ii)       the Collection Account;

(iii)      the Excess Funding Account;

(iv)      any Supplemental Account;

(v)       all sub-Accounts in the Collection Account or any Supplemental Account;

(vi)      all investment property, money and other property held in or through the Collection Account, any Supplemental Account or any sub-Account thereof;

(vii)     all rights, benefits and powers under any Derivative Agreement relating to any Tranche of Notes;

(viii)    all rights of enforcement against any of the representations and warranties made by the Beneficiary pursuant to the Trust Agreement;

(ix)      all rights, benefits and powers under the Transfer Agreement, the Servicing Agreement and the Receivables Purchase Agreement;

(x)       all present and future claims, demands, causes of and choses in action in respect of any of the foregoing and all interest, principal, payments and distributions of any nature or type on any of the foregoing;

(xi)      all accounts, general intangibles, chattel paper, instruments, documents, goods, money, investment property, deposit accounts, certificates of deposit, letters of credit, letter-of-credit rights and advices of credit consisting of, arising from, or relating to any of the foregoing; and

(xii)     all monies due or to become due with respect to all of the foregoing;

(xiii)    all amounts received with respect to all of the foregoing; and

(xiv)    all proceeds of the foregoing.

The collateral described above is referred to as the “Collateral.” The Security Interest in the Collateral is granted to secure the Notes (and, to the extent specified in the applicable Indenture Supplement or Derivative Agreement, the obligations under any applicable Derivative Agreements) equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise, except as otherwise expressly provided in this Indenture, or in the Indenture Supplement which establishes any Series, Class or Tranche of Notes, and to secure (i) the payment of all amounts due on such Notes (and, to the extent so specified, the obligations under any applicable Derivative Agreements) in accordance with their terms, (ii) the payment of all other sums payable by the Issuer under this Indenture or any Indenture Supplement and (iii) compliance by the Issuer with the provisions of this Indenture or any Indenture Supplement. This Indenture is a security agreement within the meaning of the UCC.

The Indenture Trustee acknowledges the grant of such Security Interest, and accepts the Collateral in trust hereunder in accordance with the provisions hereof and agrees to perform the duties herein to the end that the interests of the Noteholders may be adequately and effectively protected.

Particular Notes and Derivative Agreements will benefit from the Security Interest to the extent (and only to the extent) proceeds of and distributions on the Collateral are allocated for their benefit pursuant to this Indenture and the applicable Indenture Supplement.

AGREEMENTS OF THE PARTIES

To set forth or to provide for the establishment of the terms and conditions upon which the Notes are and are to be authenticated, issued and delivered, and in consideration of the premises and the purchase of Notes by the Holders thereof, it is mutually covenanted and agreed as follows, for the equal and proportionate benefit of all Holders of the Notes or of a Series, Class or Tranche thereof, as the case may be:

LIMITED RECOURSE

The obligation of the Issuer to make payments of principal, interest and other amounts on the Notes and to make payments on Derivative Agreements is limited in recourse as set forth in Section 7.11.

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.    Definitions. For all purposes of this Indenture and of any Indenture Supplement, except as otherwise expressly provided or unless the context otherwise requires:

(1)    The terms defined in this Article have the meanings assigned to them in this Article.

(2)    All terms defined in this Indenture shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(3)    All other terms used herein which are defined in the Trust Indenture Act or by Commission rule under the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein.

(4)    As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined herein, and accounting terms partially defined herein to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained herein shall control. The term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation.

(5)    The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture; and Section, subsection, Schedule and Exhibit references contained in this Indenture are references to Sections, subsections, Schedules and Exhibits in or to this Indenture unless otherwise specified. The term “including” and words of similar import will be deemed to be followed by “without limitation.” The canon of ejusdem generis may be applied only in the context of this Indenture’s purpose and not merely in the context of a particular phrase.

(6)    A reference to any law is to that law as amended or supplemented to the applicable time. A reference to any agreement, document, policy, or procedure is to that agreement, document, policy, or procedure as amended or supplemented to the applicable time. A reference to any Person includes that Person’s successors and permitted assigns. Wherever from the context it appears appropriate, each term defined in either the singular or the plural form incorporates both the singular and the plural form of such term.

“Account” means each Initial Account and each Additional Account. This term includes an Additional Account only from and after the applicable Addition Date. This term does not include any Removed Accounts from and after their Removal Date. This term does not include any Account from and after the date on which all of its Receivables have been reassigned from the Issuer to the Transferor pursuant to subsection 2.04(d) or (e) of the Transfer Agreement.

“Account Information” has the meaning specified in Section 8.19.

“Account Schedule” means a true and complete schedule of all Accounts that is attached to the Transfer Agreement and marked as Schedule 1 thereto. The Account Schedule may take the form of a computer file, or another tangible or electronic medium that is commercially reasonable. The Account Schedule must identify each Account by its account identification number and all or a portion of the cardholder account number (or by an alpha-numeric identifier that uniquely and objectively identifies the applicable Account pursuant to a protocol that has been provided to Funding, the Issuer and the Indenture Trustee) and by the balance of the Receivables existing in that Account on the Closing Date (for each Initial Account) or the related Addition Date (for each Additional Account) unless otherwise provided in Section 2.01(c) of the Transfer Agreement.

“Act,” when used with respect to any Noteholder, is defined in Section 1.04(a).

“Action,” when used with respect to any Noteholder, is defined in Section 1.04(a).

“Addition Date” has the meaning specified in the Transfer Agreement.

“Additional Account” means each credit card account that is designated as an Account under the Transfer Agreement and the related Assignment after the Closing Date and that is identified on the Account Schedule from and after the related Addition Date. The term “Additional Account” shall include any Transferred Account related to any such Additional Account.

“Adjusted Outstanding Dollar Principal Amount” means at any time with respect to any Series, Class or Tranche of Notes, the Outstanding Dollar Principal Amount of all Outstanding Notes of such Series, Class or Tranche at such time, less any funds on deposit in the Principal Funding Account or the related sub-Account, as applicable, for such Series, Class or Tranche at such time.

“Adverse Effect” means, with respect to any Series, Class or Tranche of Notes with respect to any action, that such action will (a) at the time of its occurrence or at any future date result in the occurrence of an Early Redemption Event or Event of Default relating to such Series, Class or Tranche, as applicable, (b) adversely affect the amount of funds available to be distributed to the Noteholders of any such Series, Class or Tranche pursuant to this Indenture or any applicable Indenture Supplement or the timing of such distributions, or (c) adversely affect the Security Interest.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Investor Percentage” with respect to Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, as the case may be, means, as of any date of determination, the sum of such Investor Percentages of all Series of Notes issued and outstanding on such date of determination; provided, however, that the Aggregate Investor Percentage shall not exceed 100%.

“Aggregate Nominal Liquidation Amount” means, as of any date of determination, the sum of Nominal Liquidation Amounts of all Series of Notes issued and outstanding on such date of determination.

“Annual Membership Fee” means an annual membership fee or similar fee that is charged to an Account under the related Credit Card Agreement.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of November 14, 2023, among the Transferor, WFBNA and the Asset Representations Reviewer.

“Asset Representations Review” means the review of the Asset Representations Reviewer conducted pursuant to the Asset Representations Review Agreement.

“Asset Representations Reviewer” means Clayton Fixed Income Services LLC, a Delaware limited liability company, and its successors and any entity resulting from or surviving any consolidation or merger to which it or its successors may be a party, and any successor asset representations reviewer appointed as provided in the Asset Representations Review Agreement.

“Asset Review Quorum” means Noteholders evidencing 5.0% in Outstanding Dollar Principal Amount of all Notes outstanding.

“Assignment” has the meaning specified in the Transfer Agreement.

“Authenticating Agent” means any Person authorized by the Indenture Trustee to authenticate Notes under Section 8.14.

“Available Funds” (a) with respect to all Series of Notes, and with respect to any Monthly Period, means the sum of the amounts determined pursuant to clause (b) of this definition for each Series of Notes, and (b) with respect to any Series of Notes, has the meaning specified in the related Indenture Supplement.

“Available Funds Allocation Amount” means, on any date of determination during any Monthly Period for any Tranche, Class or Series of Notes (exclusive of (x) any Notes within such Tranche, Class or Series which will be paid in full during such Monthly Period, and (y) any Notes which will have a Nominal Liquidation Amount of zero during such Monthly Period), an amount equal to the sum of (a) the Nominal Liquidation Amount for such Tranche, Class or Series, as applicable, as of the last day of the preceding Monthly Period, plus (b) the aggregate amount of any increases in the Nominal Liquidation Amount of such Tranche, Class or Series, as applicable, as a result of (x) the issuance of a new Tranche of Notes or the issuance of additional Notes in an Outstanding Tranche of Notes, (y) the accretion of principal on Discount Notes of such Tranche, Class or Series, as applicable, or (z) the release of prefunded amounts (other than prefunded amounts deposited during such Monthly Period) for such Tranche, Class or Series, as applicable, from a Principal Funding sub-Account, in each case during such Monthly Period.

“Available Principal Amounts” (a) with respect to all Series of Notes and with respect to any Monthly Period, means the sum of the amounts determined pursuant to clause (b) of this definition for each such Series and (b) with respect to any Series of Notes, has the meaning specified in the related Indenture Supplement.

“Average Principal Receivables” means, for any period, an amount equal to (a) the sum of the aggregate amount of Principal Receivables at the end of each Date of Processing during such period, divided by (b) the number of Dates of Processing occurring in such period.

“Bank” has the meaning specified in subsection 4.02(c)(i).

“Beneficiary” has the meaning specified in the Trust Agreement.

“Business Day,” unless otherwise specified in the Indenture Supplement for any Tranche of Notes, means any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations or state banking institutions in New York, New York, Wilmington, Delaware, St. Paul, Minnesota, Boston, Massachusetts, or Charlotte, North Carolina, are authorized or obligated by law, executive order or governmental decree to be closed.

“Cash Advance Fee” means a cash advance fee or similar fee that is charged to an Account under the related Credit Card Agreement.

“Class” means, with respect to any Note, the Class specified in the applicable Indenture Supplement.

“Closing Date” means November 18, 2023.

“Collateral” has the meaning specified in the Granting Clause.

“Collection Account” has the meaning specified in subsection 4.02(a)(i)(A).

“Collections” means all payments on Receivables in the form of cash, checks, wire transfers, electronic transfers, ATM transfers, or any other form of payment. This term includes Insurance Proceeds. This term also includes the amount of Interchange received by the Issuer and deposited into the Collection Account, to be applied as if such amount were Collections of Finance Charge Receivables. This term also includes the amount of Investment Earnings received by the Issuer with respect to the related Monthly Period (to the extent received by the Issuer and deposited into the Collection Account, on the Transfer Date following the related Monthly Period), to be applied as if such amount were Collections of Finance Charge Receivables. This term also includes Recoveries received by the Issuer, to be applied as if such Recoveries were Collections of Finance Charge Receivables.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Corporate Trust Office” means with respect to the Indenture Trustee and the Note Registrar, the office at which at any particular time its corporate trust business will be principally administered, which office at the date hereof is, (i) for the purposes of note transfers/surrenders, U.S. Bank Trust Company, National Association, 111 Fillmore Avenue East, St. Paul, Minnesota 55107, Attention: Bondholder Services – Wells Fargo Card Issuance Trust, and (ii) for all other purposes, U.S. Bank Trust Company, National Association, One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: WF Card Issuance Trust or such other address as such party may designate from time to time, or the principal corporate trust office of any successor Indenture Trustee.

“Credit Card Agreement” means, for any credit card account, the agreement (including any related statement under the Truth in Lending Act) between WFBNA and the related Obligor governing that account.

“Credit Card Guidelines” means WFBNA’s policies and procedures (a) relating to the operation of its credit card business, including the policies and procedures for determining the creditworthiness of credit card customers and the extension of credit to credit card customers, and (b) relating to the maintenance of credit card accounts and the collection of credit card receivables.

“Daily Principal Amount” means, with respect to any Series, Class or Tranche of Notes and for any Date of Processing during any Monthly Period on which Collections of Principal Receivables are processed, an amount equal to the product of (a) the aggregate amount of Collections of Principal Receivables processed on such date and (b) the percentage equivalent of a fraction, the numerator of which is the Principal Allocation Amount for such Series, Class or Tranche of Notes for such day and the denominator of which is the Principal Allocation Amount for all Series of Notes for such day.

“Date of Processing” means, with respect to any transaction, the date on which such transaction is first recorded on the Servicer’s computer master file of credit card accounts (without regard to the effective date of such recordation) and, with respect to Interchange, the date on which any amount of Interchange is received by WFBNA.

“Default Amount” means, with respect to any Defaulted Account, the amount of Principal Receivables (other than Ineligible Receivables) in such Defaulted Account on the day such Account became a Defaulted Account.

“Defaulted Account” means any Account containing only Receivables that have been charged off as uncollectible under the Credit Card Guidelines and the Servicer’s customary and usual procedures for servicing credit card accounts. An Account becomes a Defaulted Account on the date on which all of its Receivables are recorded as charged-off on the Servicer’s master computer file of credit card accounts.

“Definitive Note” shall mean the Notes issued in definitive form, registered in the name of the legal or beneficial owner thereof attached without interest coupons.

“Delinquency Trigger” has the meaning specified in the Transfer Agreement.

“Depository” means a U.S. Depository or a Foreign Depository, as the case may be.

“Derivative Agreement” means any currency, interest rate or other swap, cap, collar, guaranteed investment contract or other derivative agreement.

“Derivative Counterparty” means any party to any Derivative Agreement other than the Issuer or the Indenture Trustee.

“Determination Date” means, unless otherwise specified in the related Indenture Supplement, the second Business Day prior to each Transfer Date.

“Discount Note” means a Note that provides for an amount less than the Stated Principal Amount (but not less than the Initial Dollar Principal Amount) thereof to be due and payable upon the occurrence of an Early Redemption Event or other optional or mandatory redemption or the occurrence of an Event of Default and the acceleration of such Note, in each case before the Expected Principal Payment Date of the applicable Note.

“Discount Option Receivables” has the meaning specified in the Transfer Agreement.

“Distribution Date” means, with respect to each Series, the dates specified in the related Indenture Supplement.

“Dollar” means (a) United States dollars, or (b) denominated in United States dollars.

“Draft Fee” means a draft fee or similar fee that is charged to an Account under the related Credit Card Agreement.

“Early Redemption Event” has the meaning specified in Section 12.01.

“Effective Date” means the date on which this Indenture is executed and delivered by the parties hereto.

“Eligible Servicer” has the meaning specified in the Servicing Agreement.

“Entity” means any Person other than an individual or government (including any agency or political subdivision thereof).

“Event of Default” has the meaning specified in Section 7.01.

“Excess Available Funds Sharing Group” means all Excess Available Funds Sharing Series that have the same Excess Available Funds Sharing Group designation.

“Excess Available Funds Sharing Series” means a Series that, pursuant to the Indenture Supplement therefor, will share certain excess Available Funds with other Series in the same Excess Available Funds Sharing Group, as more specifically set forth in such Indenture Supplement.

“Excess Available Principal Amounts Sharing Group” means all Excess Available Principal Amount Sharing Series that have the same Excess Available Principal Amounts Sharing Group designation.

“Excess Available Principal Amounts Sharing Series” means a Series that, pursuant to the Indenture Supplement therefor, will share certain excess Available Principal Amounts with other Series in the same Excess Available Principal Amounts Sharing Group, as more specifically set forth in such Indenture Supplement.

“Excess Funding Account” has the meaning specified in subsection 4.02(a)(ii)(A).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Expected Principal Payment Date” means, with respect to any Series, Class or Tranche of Notes, the scheduled due date of any payment of principal on such Notes, as specified in the related Indenture Supplement, or if such day is not a Business Day, the next following Business Day, unless such day is in the next calendar month, in which case such Expected Principal Payment Date, unless otherwise specified in the related Indenture Supplement, will be the last Business Day of the related calendar month.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date hereof (or any amended or successor provisions), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any published intergovernmental agreement entered into in connection with the implementation of such sections of the Internal Revenue Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.

“FDIC” means the Federal Deposit Insurance Corporation or any successor thereto.

“FDIC Rule” means 12 C.F.R. §360.6, as it may be amended from time to time and subject to such clarifications and interpretations as may be provided by the FDIC or by the FDIC’s staff from time to time.

“FDIC Rule Interpretations” means clarifications and interpretations to the FDIC Rule as may be provided by the FDIC or by the FDIC’s staff from time to time.

“FDIC Rule Requirements” means the covenants, obligations and agreements set forth in Schedule I to this Indenture and incorporated by reference in this Indenture.

“Finance Charge Receivable” means any Receivable that is a Periodic Finance Charge, a Cash Advance Fee, a Late Fee, an Annual Membership Fee, a Draft Fee, a Service Transaction Fee, or a similar fee or charge. Finance Charge Receivables with respect to any Monthly Period shall include the amount of Interchange (if any) deposited into the Collection Account on any Date of Processing with respect to such Monthly Period and Discount Option Receivables (if any) and other amounts allocable to any Series of Notes pursuant to any Indenture Supplement with respect to such Monthly Period (to the extent received by the Servicer and deposited into the Collection Account or any Supplemental Account, as the case may be, on the Transfer Date following such Monthly Period).

“Fitch” means Fitch Ratings, Inc., or any successor thereto.

“foreign currency” means (a) a currency other than Dollars, or (b) denominated in a currency other than Dollars.

“Foreign Depository” means the Person specified in the applicable Indenture Supplement, in its capacity as depository for the accounts of any clearing agencies located outside the United States.

“Funding” means WF Card Funding, LLC, a Delaware limited liability company, and its successors and any Entity resulting from or surviving any consolidation or merger to which it or its successors may be a party.

“Global Note” means any Note issued pursuant to Section 2.04.

“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Group” means any one or more Series of Notes which are specified as belonging to a common Group (including any Excess Available Funds Sharing Group, an Excess Available Principal Amounts Sharing Group, Reallocation Group or any Group established by an Indenture Supplement) in the applicable Indenture Supplement. A particular Series may be included in more than one Group if the Indenture Supplement for such Series so provides.

“Hague Securities Convention” has the meaning specified in subsection 4.02(c).

“Holder,” when used with respect to (a) any Note, means a Noteholder and (b) the Transferor Interest, means any Person in whose name a Transferor Certificate is registered in the Register (as defined in the Trust Agreement) or any Person in whose name an interest in any part of the Transferor Interest is registered in the Register, as contemplated by Section 4.04 of the Trust Agreement.

“Indenture” or “this Indenture” means this Indenture as originally executed and as amended, supplemented, restated or otherwise modified from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and will include the terms of particular Series, Classes or Tranches of Notes created as contemplated by Section 3.01.

“Indenture Supplement” means, with respect to any Series of Notes, a supplement to this Indenture, executed and delivered in conjunction with the issuance of such Notes pursuant to Section 10.01, together with any applicable Terms Document related to such Indenture Supplement and any amendment to the Indenture Supplement executed pursuant to Section 10.01 or 10.02, and, in either case, including all amendments thereof and supplements thereto.

“Indenture Trustee” means the Person named as the Indenture Trustee in the first paragraph of this Indenture until a successor Indenture Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Indenture Trustee” means and includes each Person who is then an Indenture Trustee hereunder. If at any time there is more than one such Person, “Indenture Trustee” as used with respect to the Notes of any Series, Class or Tranche means the Indenture Trustee with respect to Notes of that Series, Class or Tranche.

“Ineligible Receivable” has the meaning specified in the Transfer Agreement.

“Initial Account” means each credit card account that was designated on the Closing Date as an Account under the Transfer Agreement and that is identified on the Account Schedule as an Account from and after the Closing Date. The term “Initial Account” shall include any Transferred Account related to any such Initial Account.

“Initial Dollar Principal Amount” means (a) unless otherwise specified in the applicable Indenture Supplement, with respect to Tranches of Dollar Interest-bearing Notes, the aggregate initial principal amount of the Outstanding Notes of such Tranche, and (b) with respect to Tranches of Discount Notes and foreign currency Notes, the amount specified in the applicable Indenture Supplement as the Initial Dollar Principal Amount thereof.

“Insolvency Event” means, with respect to an entity: (a) (x) the commencement of an involuntary action seeking (i) a decree or order for relief by a court having jurisdiction in the premises in respect of such Person in a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law, (ii) the appointment of a custodian, conservator, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of such Person or (iii) the winding up or liquidation of such Person’s affairs, which in each case shall have remained undischarged or unstayed for a period of 90 consecutive days or (y) the entering of any order or decree providing the relief, remedy or other action described in any of clauses (i) through (iii); or (b) the commencement by such Person of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, conservatorship, receivership, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, conservatorship, receivership, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, conservator, receiver, liquidator, assignee, trustee, sequestrator, or similar official of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or such Person’s failure to pay its debts generally as they become due, or the taking of corporate action by such Person in furtherance of any such action.

“Insurance Proceeds” means all Insurance Proceeds (as defined in the Receivables Purchase Agreement) that are allocable to the Receivables transferred by the Transferor to the Issuer.

“Interchange” means all Interchange (as defined in the Receivables Purchase Agreement) that is allocable to the Receivables transferred by the Transferor to the Issuer.

“Interest-bearing Note” means a Note that bears interest at a stated or computed rate on the principal amount thereof. A Note may be both an Interest-bearing Note and a Discount Note.

“Interest Payment Date” means, with respect to any Series, Class or Tranche of Notes, the scheduled due date of any payment of interest on such Notes, as specified in the applicable Indenture Supplement, or if such day is not a Business Day, the next following Business Day, unless such day is in the next calendar month, in which case the Interest Payment Date, unless otherwise specified in the related Indenture Supplement, will be the last Business Day of the current calendar month; provided, however, that upon the acceleration of a Series, Class or Tranche of Notes following an Event of Default or upon the occurrence of an Early Redemption Event, or other optional or mandatory redemption of that Series, Class or Tranche of Notes, each Monthly Principal Accrual Date will be an Interest Payment Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Earnings” means, with respect to each Transfer Date, all amounts of interest and earnings (net of losses and investment expenses) accrued since the preceding Transfer Date on funds credited to the Collection Account or the Excess Funding Account.

“Investor Percentage” has, with respect to Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, and any Series of Notes, the meaning specified in the related Indenture Supplement.

“Investor Servicing Fee” has the meaning specified in the Servicing Agreement.

“Issuer” has the meaning specified in the first paragraph of this Indenture.

“Issuer Authorized Officer” means (a) the Owner Trustee, by an authorized signatory of the Owner Trustee, or (b) the chairman or vice-chairman of the board of directors, chairman or vice- chairman of the executive committee of the board of directors, the president, any vice-president, the secretary, any assistant secretary, the treasurer, or any assistant treasurer, in each case of the Beneficiary, or any other officer or employee of the Beneficiary who is authorized to act on behalf of the Issuer.

“Issuer Certificate” means a certificate (including an Officer’s Certificate) signed in the name of an Issuer Authorized Officer, or the Issuer by an Issuer Authorized Officer and, in each case delivered to the Indenture Trustee or the Note Registrar, as applicable, relating to, among other things, the issuance of a new Series, Class or Tranche of Notes. Wherever this Indenture requires that an Issuer Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Indenture) may be in the employ of the Beneficiary.

“Issuer Tax Opinion” means, with respect to any action, an Opinion of Counsel to the effect that, for United States federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of any Outstanding Series, Class or Tranche of Notes that were characterized as debt at the time of their issuance, (b) following such action the Issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation, (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Holder of any such Notes, and (d) except as provided in the related Indenture Supplement, where such action is the issuance of a Series, Class or Tranche of Notes, following such action such Series, Class or Tranche of Notes will be properly characterized as debt.

“Late Fee” means a late fee or similar fee that is charged to an Account under the related Credit Card Agreement.

“Legal Maturity Date” means, with respect to a Series, Class or Tranche of Notes, the date specified in the Indenture Supplement, for such Note as the fixed date on which the principal of such Series, Class or Tranche of Notes is due and payable.

“Lien” means any security interest, lien, mortgage, deed of trust, pledge, hypothecation, encumbrance, assignment, participation interest, equity interest, deposit arrangement, preference, priority, or other security or preferential arrangement of any kind or nature. This term includes any conditional sale or other title retention arrangement and any financing lease having substantially the same economic effect as any security or preferential arrangement.

“Majority Holders” means, with respect to any Series, Class or Tranche of Notes or all Outstanding Notes, the Holders of a majority in Outstanding Dollar Principal Amount of the Outstanding Notes of that Series, Class or Tranche or of all Outstanding Notes, as the case may be.

“Minimum Transferor Interest” means, for any period, 5% (or such other percentage as specified in the related Indenture Supplement) of the Average Principal

Receivables for such period; provided, however, that the Issuer may reduce the Minimum Transferor Interest upon (w) delivery to the Indenture Trustee of an Issuer Tax Opinion with respect to such reduction, (x) thirty (30) days’ prior notice to the Indenture Trustee and each Note Rating Agency, (y) satisfaction of the Rating Agency Condition and (z) delivery to the Indenture Trustee of an Officer’s Certificate stating that the Issuer reasonably believes that such reduction will not, based on the facts known to such officer at the time of such certification, then or thereafter cause an Early Redemption Event to occur with respect to any Series; provided further that the Minimum Transferor Interest shall not at any time be less than 2% of the Average Principal Receivables for such period.

“Monthly Interest Accrual Date” means, with respect to any Outstanding Series, Class or Tranche of Notes:

(a)    each Interest Payment Date for such Series, Class or Tranche, and

(b)    for any Monthly Period in which no Interest Payment Date for such Series, Class or Tranche occurs, the date in such Monthly Period corresponding numerically to the next Interest Payment Date for such Series, Class or Tranche of Notes, or in the case of a Series, Class or Tranche of Discount Notes, the Expected Principal Payment Date for that Series, Class or Tranche, or as otherwise specified in the applicable Indenture Supplement for such Series, Class or Tranche of Notes; provided, however, that

(i)      for the Monthly Period in which a Series, Class or Tranche of Notes is issued, the date of issuance of such Series, Class or Tranche will be the first Monthly Interest Accrual Date for such Monthly Period for such Series, Class or Tranche of Notes,

(ii)     for the Monthly Period next following the Monthly Period in which a Series, Class or Tranche of Notes is issued, unless otherwise indicated in the related Indenture Supplement, the first day of such Monthly Period will be the first Monthly Interest Accrual Date in such next following Monthly Period for such Series, Class or Tranche of Notes,

(iii)    any date on which (A) proceeds from a sale of Receivables following an Event of Default and acceleration of any Tranche of Notes or (B) proceeds of the Reassignment Amount from the reassignment of Receivables to the Transferor pursuant to subsection 2.04(e) of the Transfer Agreement, as applicable, are deposited into the interest funding sub-account for such Notes will be a Monthly Interest Accrual Date for such Tranche of Notes,

(iv)    if there is no such numerically corresponding date in such Monthly Period, then the Monthly Interest Accrual Date will be the last Business Day of such Monthly Period, and

(v)     if such numerically corresponding date in such Monthly Period is not a Business Day, then the Monthly Interest Accrual Date will be the next following Business Day (unless such Business Day would fall in the following Monthly Period in which case the Monthly Interest Accrual Date will be the last Business Day of such earlier month).

“Monthly Noteholders’ Statement” means, with respect to any Series of Notes, a report, the form of which is set forth as an exhibit to the related Indenture Supplement.

“Monthly Period” means, unless otherwise defined in any Indenture Supplement, the period from and including the first day of a calendar month to and including the last day of a calendar month.

“Monthly Principal Accrual Date” means, with respect to any Outstanding Series, Class or Tranche of Notes:

(a)    for any Monthly Period in which an Expected Principal Payment Date for such Series, Class or Tranche occurs, such Expected Principal Payment Date, or as otherwise specified in the applicable Indenture Supplement for such Tranche of Notes, and

(b)    for any Monthly Period in which no Expected Principal Payment Date for such Series, Class or Tranche occurs, the date in such Monthly Period corresponding numerically to the next Expected Principal Payment Date for such Tranche of Notes (or for any month following the last Expected Principal Payment Date, the date in such month corresponding numerically to the preceding Expected Principal Payment Date for such Tranche of Notes), or as otherwise specified in the applicable Indenture Supplement, for such Tranche of Notes; provided, however, that:

(i)     following an Early Redemption Event as described in Section 12.01(d), the second Business Day following such Early Redemption Event shall be a Monthly Principal Accrual Date,

(ii)    any date on which prefunded excess amounts are released from any Principal Funding sub-Account and deposited into the Principal Funding sub-Account of any Tranche of Notes on or after the Expected Principal Payment Date for such Tranche of Notes will be a Monthly Principal Accrual Date for such Tranche of Notes,

(iii)    any date on which (A) proceeds from a sale of Receivables following an Event of Default and acceleration of any Tranche of Notes or (B) proceeds of the Reassignment Amount from the reassignment of Receivables to the Transferor pursuant to subsection 2.04(e) of the Transfer Agreement, as applicable, are deposited into the Principal Funding sub-Account for such Notes will be a Monthly Principal Accrual Date for such Tranche of Notes,

(iv)    if there is no numerically corresponding date in such Monthly Period, then the Monthly Principal Accrual Date will be the last Business Day of such Monthly Period, and

(v)    if such numerically corresponding date in such Monthly Period is not a Business Day, the Monthly Principal Accrual Date will be the next following Business Day (unless such Business Day would fall in the following month in which case the Monthly Principal Accrual Date will be the last Business Day of such earlier Monthly Period).

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Nominal Liquidation Amount” means, with respect to any Outstanding Tranche of Notes, an amount determined in accordance with the applicable Indenture Supplement. The Nominal Liquidation Amount for a Series of Notes will be the sum of the Nominal Liquidation Amounts of all of the Tranches of Notes of that Series.

“non-Performing,” with respect to a Derivative Agreement, means not Performing.

“Note” or “Notes” means any note or notes of any Series, Class or Tranche authenticated and delivered from time to time under this Indenture.

“Note Accumulation Period” means, with respect to any Series, Class or Tranche of Notes, the period commencing on the first day of the Monthly Period for which there is a Targeted Principal Deposit Amount with respect to such Series, Class or Tranche of Notes and ending on the last day of the Monthly Period preceding the next following Monthly Period for which there is no Targeted Principal Deposit Amount with respect to such Series, Class or Tranche of Notes; provided, however, that, with respect to any Tranche of Notes which has been accelerated following an Event of Default, has had an early redemption event or will be partially redeemed during a partial or limited amortization, the related Note Accumulation Period will commence on the effective date of such acceleration, early redemption event or partial or limited amortization period.

“Note Owner” means the beneficial owner of an interest in a Global Note.

“Note Rating Agency” means, with respect to any Outstanding Series, Class or Tranche of Notes, each statistical credit rating agency selected by the Issuer to rate such Notes.

“Note Register” has the meaning specified in Section 3.05.

“Note Registrar” means the Person who keeps the Note Register specified in Section 3.05.

“Noteholder” means a Person in whose name a Note is registered in the Note Register.

“Noteholders’ Statement” has the meaning specified in the applicable Indenture Supplement.

“Obligor” means, for any credit card account, any Person obligated to make payments on receivables in that account. This term includes any guarantor but excludes any merchant.

“Officer’s Certificate” means (a) with respect to the Issuer, a certificate signed by the Beneficiary or the Owner Trustee and delivered to the Indenture Trustee or the Note Registrar, as applicable, and (b) with respect to any other Person, a certificate signed by any Vice President or more senior officer of such Person and delivered to the applicable recipient. Wherever this Indenture requires that an Officer’s Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Indenture) may be in the employ of the Beneficiary.

“Opinion of Counsel” means a written opinion of counsel acceptable to the Indenture Trustee or the Note Registrar, as applicable, who may, without limitation, and except as otherwise expressly provided in this Indenture, be an employee of or counsel to the Issuer, the Beneficiary or any of their Affiliates.

“Outstanding,” when used with respect to a Note or with respect to Notes of any Series, Class or Tranche means, as of the date of determination, all such Notes theretofore authenticated and delivered under this Indenture, except:

(a)    any Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation, or canceled by the Issuer pursuant to Section 3.09;

(b)    any Notes for whose full payment (including principal and interest) or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given if required pursuant to this Indenture, the related Indenture Supplement, or provision therefor satisfactory to the Indenture Trustee has been made;

(c)    any Notes which are deemed to have been paid in full pursuant to Section 5.05;

(d)    any Notes which are canceled pursuant to Section 6.03; and

(e)    any such Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, or which will have been paid pursuant to the terms of Section 3.06 (except with respect to any such Note as to which proof satisfactory to the Note Registrar is presented that such Note is held by a person in whose hands such Note is a legal, valid and binding obligation of the Issuer).

For purposes of determining the amounts of deposits, allocations, reallocations or payments to be made, unless the context clearly requires otherwise, references to “Notes” will be deemed to be references to “Outstanding Notes.” In determining whether the Holders of the requisite principal amount of such Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes beneficially owned by the Issuer or the Transferor, or any Affiliate of the Issuer or the Transferor, and in addition, in the case of such determination pursuant to subsection 14.06(a) or 14.06(b), Notes beneficially owned by the Servicer, WFBNA, or the Asset Representations Reviewer, or any Affiliate of the Servicer, WFBNA, or the Asset Representations Reviewer, will be disregarded and deemed not to be Outstanding. In determining whether the Indenture Trustee or the Note Registrar, as applicable, will be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Indenture Trustee or the Note Registrar actually knows to be owned by the Issuer or the Transferor or any Affiliate of the Issuer or the Transferor will be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee creates to the satisfaction of the Indenture Trustee or the Note Registrar, as applicable, the pledgee’s right to act as owner with respect to such Notes and that the pledgee is not the Issuer, the Transferor, or any other obligor upon the Notes, or any Affiliate of the Issuer, the Transferor, or such other obligor, and in addition, in the case of subsection 14.06(a) or 14.06(b), the pledgee is not the Servicer, WFBNA, or the Asset Representations Reviewer, or any Affiliate of the Servicer, WFBNA, or the Asset Representations Reviewer.

“Outstanding Dollar Principal Amount” means at any time,

(a)    with respect to any Series, Class or Tranche other than-Discount Notes, the aggregate Initial Dollar Principal Amount of the Outstanding Notes of such Series, Class or Tranche at such time, less the amount of any withdrawals from the Principal Funding sub-Account for such Tranche of Notes for payment of principal to the Holders of such Tranche or the applicable Derivative Counterparty pursuant to the related Indenture Supplement, and

(b)    with respect to any Series, Class or Tranche of Discount Notes, an amount of the Outstanding Notes of such Series, Class or Tranche calculated by reference to the applicable formula set forth in the applicable Indenture Supplement, taking into account the amount and timing of payments of principal made to the Holders of such Series, Class or Tranche or to the applicable Derivative Counterparty and accretions of principal, each pursuant to the related Indenture Supplement.

“Owner Trustee” has the meaning specified in the Trust Agreement.

“Payment Date” means, with respect to any Series, Class or Tranche of Notes, the applicable Principal Payment Date or Interest Payment Date.

“Performing” means, with respect to any Derivative Agreement, no payment default or repudiation of performance by a Derivative Counterparty has occurred, and such Derivative Agreement has not been terminated.

“Periodic Finance Charge” means a finance charge determined by periodic rate or similar charge that is charged to an Account under the related Credit Card Agreement.

“Permanent Global Note” has the meaning specified in subsection 2.05(a).

“Permitted Investments” means, unless otherwise provided in the Indenture Supplement with respect to any Series of Notes:

(a)    instruments, investment property or other property consisting of:

(i)     United States Treasury obligations (all direct or fully guaranteed obligations);

(ii)    time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or domestic branches of Foreign Depository institutions or trust companies) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, such depository institution or trust company shall have a short-term issuer rating from Moody’s, Fitch and S&P Global Ratings of P-1, F1 and A-1, respectively, or the credit rating of the short-term deposits of such depository institution or trust company shall have a credit rating from Moody’s, Fitch and S&P Global Ratings of P-1, F1+ and A-1+, respectively;

(iii)    commercial paper (including but not limited to asset-backed commercial paper) having, at the time of the investment or contractual commitment to invest therein, a rating from Moody’s, Fitch (if rated by Fitch) and S&P Global Ratings of P-1, F1 and A-1, respectively;

(iv)    bankers’ acceptances issued by any depository institution or trust company described in clause (a)(ii) above; and

(v)     investments in money market funds rated AAA-m by S&P Global Ratings, Aaa-mf by Moody’s and AAA or V1+ by Fitch or otherwise approved in writing by each Note Rating Agency;

(b)    demand deposits in the name of the Indenture Trustee for the benefit of the Noteholders in any depository institution or trust company referred to in clause (a)(ii) above; and

(c)    any other investment if the Rating Agency Condition is satisfied.

The term “Permitted Investments” does not include any investment in WFBNA or any obligation or liability of WFBNA.

“Person” means any person or entity of any nature. This term includes any individual, corporation, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or Governmental Authority.

“PFA Prefunding Earnings Shortfall” has, for any Series, Class or Tranche of Notes, the meaning specified in the related Indenture Supplement.

“Predecessor Notes” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in lieu of a mutilated, lost, destroyed or stolen Note will be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Principal Allocation Amount” means, on any date of determination during any Monthly Period for any Tranche, Class or Series of Notes (exclusive of (x) any Notes within such Tranche, Class or Series which will be paid in full during such Monthly Period and (y) any notes which will have a Nominal Liquidation Amount of zero during such Monthly Period), an amount equal to the sum of (a) for any Notes within such Tranche, Class or Series of Notes in a Note Accumulation Period, the sum of the Nominal Liquidation Amounts for such Notes as of the close of business on the day prior to the commencement of the most recent Note Accumulation Period for such Notes, and (b) for all other Notes Outstanding within such Tranche, Class or Series of Notes, (i) the sum of the Nominal Liquidation Amounts for such Notes, each as of the close of business on the last day of the immediately preceding Monthly Period (or, with respect to the first Monthly Period for any such Series, Class or Tranche of Notes, the Initial Dollar Principal Amount of such Notes), plus (ii) the aggregate amount of any increases in the Nominal Liquidation Amount of such Notes as a result of (x) the issuance of additional Notes in an Outstanding Series, Class or Tranche of Notes, (y) the accretion of principal on Discount Notes of such Tranche, Class or Series, as applicable, or (z) the release of prefunded amounts (other than prefunded amounts deposited during such Monthly Period) for such Tranche, Class or Series, as applicable, from a Principal Funding sub-Account, in each case during such Monthly Period on or prior to such date.

“Principal Funding Account” has, for any Series, Class or Tranche of Notes, the meaning specified in the related Indenture Supplement.

“Principal Funding sub-Account” has, for any Series, Class or Tranche of Notes, the meaning specified in the related Indenture Supplement.

“Principal Payment Date” means, with respect to any Series, Class or Tranche of Notes, each Expected Principal Payment Date, or upon the acceleration of such Series, Class or Tranche of Notes following an Event of Default or upon the occurrence of an Early Redemption Event, or other optional or mandatory redemption of such Series, Class or Tranche of Notes, each Monthly Principal Accrual Date.

“Principal Receivable” means any Receivable other than (i) a Finance Charge Receivable or (ii) a Receivable in a Defaulted Account. In calculating the aggregate amount of Principal Receivables in an Account on any date, the gross amount of Principal Receivables in the Account on that date must be reduced by the aggregate amount of credit balances in the Account on that date. Any Receivables which the Transferor is unable to transfer as provided in the Transfer Agreement shall not be included in calculating the aggregate amount of Principal Receivables, except as otherwise provided in such subsection.

“Qualified Institution” means (a) a depository institution, which may include the Indenture Trustee or an Affiliate thereof or the Owner Trustee, organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, the deposits in which are insured by the FDIC and which at all times has a long term senior, unsecured debt rating of “A3” or better by Moody’s, or a short-term issuer rating of “P-1” or better by Moody’s, if rated by Moody’s, a long term senior, unsecured debt rating of “A” or better by S&P Global Ratings, or a short-term issuer rating of “A-1” or better by S&P Global Ratings, if rated by S&P Global Ratings, a long term senior, unsecured debt or issuer rating of “A” or better by Fitch, or a short-term issuer rating of “F1” or better by Fitch, if rated by Fitch (or, if not rated by Moody’s, S&P Global Ratings or Fitch, a comparable rating by another statistical rating agency) or (b) a depository institution acceptable to each Note Rating Agency.

“Qualified Trust Account” means either (a) a segregated non-interest bearing account (including a securities account) with a Qualified Institution or (b) a segregated non-interest bearing trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers, so long as any of the securities of such depository institution shall have a long-term and/or short-term credit rating (in the case of S&P Global Ratings, an issuer credit rating or resolution counterparty rating) from each Note Rating Agency that satisfies the publicly published, controlling and applicable ratings criteria established by each Note Rating Agency; provided that in either case described in the preceding clause (a) or (b), the Indenture Trustee has “control” (as defined in §§ 9-104 or 9-106 of the UCC, as applicable) pursuant to Section 4.02(c) or a control agreement including provisions substantially similar to such section or as otherwise agreed to by the Indenture Trustee.

“Rating Agency Condition” means, unless otherwise specified in the related Indenture Supplement for any Series or Class of Notes, with respect to any action subject to such condition, (i) that each Note Rating Agency shall have notified the Issuer, the Transferor or the Servicer in writing that the proposed action will not result in a reduction or withdrawal of its ratings on any outstanding notes of any Series, Class or Tranche of Notes or (ii) if at such time any Note Rating Agency has informed the Issuer, the Transferor or the Servicer that such Note Rating Agency does not provide such written notifications for transactions of this type, then as to such Note Rating Agency the Issuer shall deliver written notice of the proposed action to such Note Rating Agency at least ten (10) Business Days prior to the effective date of such action (or such shorter period as specified in the relevant Transaction Document provision).

“Ratings Effect” means a reduction, qualification or withdrawal of any then current rating of the Notes.

“Reallocation Group” means all Reallocation Series that have the same Reallocation Group designation.

“Reallocation Series” means a Series that, pursuant to the Indenture Supplement therefor, will share certain Available Funds, Available Principal Amounts or other specified amounts within a specified Reallocation Group with other Series in the same Reallocation Group, as more specifically set forth in such Indenture Supplement.

“Reassignment Amount” means, with respect to any Transfer Date, the sum of (a) the Adjusted Outstanding Dollar Principal Amount of all Notes Outstanding on such Transfer Date, (b) the aggregate Targeted Interest Deposit Amounts for all Series of Notes for such Transfer Date and (c) the aggregate due and unpaid Investor Servicing Fee owed to the Servicer, or any other fees, expenses, and indemnities of the Indenture Trustee, the Note Registrar or the Bank payable by the Issuer, each after giving effect to any deposits and distributions otherwise to be made on such Transfer Date.

“Reassignment Date” has the meaning specified in the Transfer Agreement.

“Receivable” means any amount payable on an Account by the related Obligors. This term includes Principal Receivables and Finance Charge Receivables.

“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of November 14, 2023, between WFBNA and Funding, as the same may be amended, supplemented or otherwise modified from time to time.

“Record Date” for the interest or principal payable on any Note on any applicable Payment Date means the last day of the month before the related Interest Payment Date or Principal Payment Date, as applicable, unless otherwise specified in the applicable Indenture Supplement.

“Recoveries” means all Recoveries (as defined in the Receivables Purchase Agreement) that are allocable to the Receivables transferred by the Transferor to the Issuer pursuant to the Transfer Agreement.

“Registered Note” means a Note issued in registered form.

“Registered Noteholder” means a holder of a Registered Note.

“Regulation AB” means Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting releases (including Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57,184 (September 24, 2014)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Removal Date” has the meaning specified in the Transfer Agreement.

“Removed Accounts” has the meaning specified in the Transfer Agreement.

“Required Subordinated Amount” means, with respect to any Tranche of a Senior Class of Notes, the amount specified in the related Indenture Supplement.

“Requirements of Law” for any Person means (a) any certificate of incorporation, certificate of formation, articles of association, bylaws, limited liability company agreement, or other organizational or governing documents of that Person and (b) any law, treaty, statute, regulation, or rule, or any determination by a Governmental Authority or arbitrator, that is applicable to or binding on that Person or to which that Person is subject. This term includes usury laws, the Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System.

“Responsible Officer” means, when used (x) with respect to the Indenture Trustee, any vice president, any assistant vice president, the treasurer, any assistant treasurer, any senior trust officer, or trust officer, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and (y) with respect to the Note Registrar, any vice president, any assistant vice president, any assistant secretary, assistant treasurer or any other officer in the Corporate Trust Office customarily performing functions similar to those performed by any of the above designated officers, in each case having direct responsibility for the administration of this Indenture, the Indenture Supplement or the Terms Document.

“Sarbanes Certification” has the meaning specified in subsection 14.04(d).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securitization Transaction” means any issuance of new Notes of any Series, Class or Tranche, pursuant to Section 3.10, whether publicly offered or privately placed, rated or unrated.

“Security Interest” means the security interest granted pursuant to the Granting Clause.

“Segregated Transferor Interest” means a Dollar amount of the Transferor Interest equal to the aggregate prefunded amounts on deposit in the Principal Funding sub-Accounts for each Series of Notes, as notified to the Servicer pursuant to Section 5.03.

“Senior Class,” with respect to a Class of Notes of any Series, has the meaning specified in the related Indenture Supplement.

“Series” means, with respect to any Note, the Series specified in the applicable Indenture Supplement.

“Series Available Funds Shortfall” with respect to any Excess Available Funds Sharing Series, has the meaning specified in the related Indenture Supplement.

“Series Available Principal Amount Shortfall” with respect to any Excess Available Principal Amount Sharing Series, has the meaning specified in the related Indenture Supplement.

“Series Early Redemption Event” has the meaning, with respect to each Series, specified pursuant to the Indenture Supplement for the related Series.

“Service Transaction Fee” means a service transaction fee or similar fee that is charged to an Account under the related Credit Card Agreement.

“Servicer” means initially WFBNA and thereafter any Person appointed as successor as provided in the Servicing Agreement to service the Receivables.

“Servicer Default” has the meaning specified in the Servicing Agreement.

“Servicing Agreement” means the Servicing Agreement, dated as of November 14, 2023, among the Issuer, Funding, as Holder of the Transferor Interest, and the Servicer, as amended, restated, supplemented or otherwise modified from time to time.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Servicing Fee” has the definition specified in the Servicing Agreement.

“S&P Global Ratings” means S&P Global Ratings Services or any successor thereto.

“Stated Principal Amount,” with respect to any Note, has the meaning specified in the related Indenture Supplement.

“sub-Account” means each portion of a Trust Account designated as such pursuant to this Indenture or the related Indenture Supplement.

“Subordinated Class,” with respect to a Class of Notes of any Series, has the meaning specified in the related Indenture Supplement.

“Subordinated Notes” means Notes of a Subordinated Class of a Series.

“Successor Servicer” has the meaning specified in the Servicing Agreement.

“Supplemental Account” means any Qualified Trust Account opened pursuant to an Indenture Supplement or Terms Document.

“Targeted Interest Deposit Amount,” for each Series, Class or Tranche of Notes, is defined in the related Indenture Supplement.

“Targeted Principal Deposit Amount,” for each Series, Class or Tranche of Notes, is defined in the related Indenture Supplement.

“Tax Information” has the meaning specified in subsection 16.04(b).

“Tax Retained Notes” if any, means any Class of Notes while beneficially owned after its related issuance date by the issuer of such Notes for U.S. federal income tax purposes, until such time as such Notes are the subject of an opinion pursuant to Section 16.05 of this Indenture.

“Temporary Global Note” has the meaning specified in subsection 2.05(a).

“Terms Document” means, with respect to any Series, Class or Tranche of Notes, the Issuer Certificate or a supplement or terms document to the related Indenture Supplement that establishes such Series, Class or Tranche.

“Tranche” means, with respect to any Class of Notes, Notes of such Class which have identical terms, conditions and Tranche designation. Notes of a single Tranche may be issued on different dates.

“Transaction Documents” means, with respect to any Series, Class or Tranche of Notes, collectively, the Receivables Purchase Agreement, the Transfer Agreement, the Servicing Agreement, this Indenture, any applicable Indenture Supplement any applicable Terms Document, and the Trust Agreement.

“Transfer Agreement” means the Transfer Agreement, dated as of November 14, 2023, between the Transferor and the Issuer, as amended, restated, supplemented or otherwise modified from time to time.

“Transfer Date” means, unless otherwise specified in the related Indenture Supplement, with respect to any Series, Class or Tranche of Notes, the Business Day immediately prior to each Distribution Date.

“Transferor” has the meaning specified in the Transfer Agreement.

“Transferor Certificate” has the meaning specified in the Trust Agreement.

“Transferor Interest” means, on any date of determination, the aggregate amount of (a) the Principal Receivables plus (b) the principal amount on deposit in any Principal Funding sub-Account (as defined in any Indenture Supplement) plus (c) any Available Principal Amounts on deposit in the Collection Account plus (d) the amount on deposit in the Excess Funding Account, each at the end of the day immediately prior to such date of determination, minus (e) the Aggregate Nominal Liquidation Amount at the end of such day.

“Transferor Percentage” means, on any date of determination, when used with respect to Principal Receivables, Finance Charge Receivables and Receivables in Defaulted

Accounts, a percentage equal to 100% minus the Aggregate Investor Percentage with respect to such categories of Receivables.

“Transferred Account” means any VISA®, Mastercard®, American Express® or other major card payment network credit card account* (a) into which all of the Receivables in an Account are transferred because the related credit card was lost or stolen or the related credit card program was changed, if the Credit Card Guidelines do not require a new application or credit evaluation, and (b) that can be traced or identified by reference to the Account Schedule and the computer or other records of the Servicer.

“Transferred Assets” has the meaning specified in the Transfer Agreement.

“Trust Accounts” means the Collection Account, the Excess Funding Account, and each Supplemental Account, in each case including any sub-Accounts therein.

“Trust Agreement” means the Amended and Restated Trust Agreement of the Issuer, dated as of November 14, 2023, between Funding, as Beneficiary and Transferor, and Wilmington Trust, National Association, as Owner Trustee, as amended, supplemented, restated or supplemented from time to time.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which this Indenture was executed except as provided in Section 10.05.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code of the relevant jurisdiction.

“U.S. Depository” means, unless otherwise specified by the Issuer pursuant to any of Sections 2.04, 2.06, or 3.01, with respect to Notes of any Tranche issuable or issued as Global Note within the United States, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Exchange Act, or other applicable statute regulation.

“Weighted Average Available Funds Allocation Amount” means, with respect to any period for any Tranche, Class or Series of Notes, the sum of the Available Funds Allocation Amounts for such Tranche, Class or Series, as applicable, as of the close of business on each day during such period divided by the actual number of days in such period.

“WFBNA” means Wells Fargo Bank, National Association a national banking association, and its successors and any entity resulting from or surviving any consolidation or merger to which it or its successors may be a party.

*	VISA, Mastercard, and America Express are registered trademarks of Visa International Service Association, MasterCard International Incorporated, and American Express Company, respectively.

Section 1.02.    Compliance Certificates and Opinions. Upon any application or request by the Issuer to the Indenture Trustee or the Note Registrar to take any action under any provision of this Indenture, the Issuer will furnish to the Indenture Trustee or the Note Registrar, as applicable, (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Notwithstanding the provisions of Section 3.10 and of the preceding paragraph, if all Notes of a Tranche are not to be originally issued at one time, it will not be necessary to deliver the Issuer Certificate otherwise required pursuant to Section 3.10 or the Officer’s Certificate and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or before the time of authentication of each Note of such Tranche if such documents are delivered at or prior to the authentication upon original issuance of the first Note of such Tranche to be issued.

Each of the Indenture Trustee and the Note Registrar may rely, as to authorization by the Issuer of any Tranche of Notes, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Section 3.10 and this Section 1.02, as applicable, in connection with the first authentication of Notes of such Tranche.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for the written statement required by Section 11.04) will include:

(a)    a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)    a statement that such individual has made such examination or investigation as is necessary to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)    a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03.    Form of Documents Delivered to Indenture Trustee or the Note Registrar. In any case where several matters are required to be certified by, or covered by an opinion of, one or more specified Persons, one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless the Issuer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04.    Acts of Noteholders

(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action (collectively, “action”) provided by this Indenture to be given or taken by Noteholders of any Series, Class or Tranche may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action will become effective when such instrument or instruments are delivered to the Indenture Trustee or the Note Registrar, as applicable, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent will be sufficient for any purpose of this Indenture and (subject to Section 8.01) conclusive in favor of the Indenture Trustee, the Note Registrar and the Issuer, as applicable, if made in the manner provided in this Section 1.04.

(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit will also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Indenture Trustee or the Note Registrar, as applicable, deems sufficient.

(c)    The ownership of Registered Notes will be proved by the Note Register.

(d)    If the Issuer will solicit from the Noteholders any action, the Issuer may, at its option, by an Officer’s Certificate, fix in advance a Record Date for the determination of Noteholders entitled to give such action, but the Issuer will have no obligation to do so. If the

Issuer does not so fix a Record Date, such Record Date will be the later of thirty (30) days before the first solicitation of such action or the date of the most recent list of Noteholders furnished to the Indenture Trustee pursuant to Section 9.01 before such solicitation. Such action may be given before or after the Record Date, but only the Noteholders of record at the close of business on the Record Date will be deemed to be Noteholders for the purposes of determining whether Holders of the requisite proportion of Notes Outstanding have authorized or agreed or consented to such action, and for that purpose the Notes Outstanding will be computed as of the Record Date; provided that no such authorization, agreement or consent by the Noteholders on the Record Date will be deemed effective unless it will become effective pursuant to the provisions of this Indenture not later than six months after the Record Date.

(e)    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note will bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Indenture Trustee, the Note Registrar or the Issuer in reliance thereon whether or not notation of such action is made upon such Note.

Section 1.05.    Notices, etc., to Indenture Trustee and Issuer. Any action of Noteholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a)    the Indenture Trustee or the Note Registrar by any Noteholder or by any party hereto will be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee and the Note Registrar at its respective Corporate Trust Office, or

(b)    the Issuer by any party hereto or by any Noteholder will be sufficient for every purpose hereunder (except as provided in subsection 7.01(c)) if in writing and mailed, first-class postage prepaid, to the Issuer addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Indenture Trustee and the Note Registrar by the Issuer.

Section 1.06.    Notices to Noteholders; Waiver.

(a)    Where this Indenture, any Indenture Supplement or any Registered Note provides for notice to Registered Noteholders of any event, such notice will be sufficiently given (unless otherwise herein, in such Indenture Supplement or in such Registered Note expressly provided) if in writing and mailed, first-class postage prepaid, sent by electronic transmission or personally delivered to each Holder of Registered Note affected by such event, at such Noteholder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Registered Noteholders is given by mail, electronic transmission or delivery neither the failure to mail, send by electronic transmission or deliver such notice, nor any defect in any notice so mailed, to any particular Noteholders will affect the sufficiency of such notice with respect to other Noteholders and any notice that is mailed, sent by electronic transmission or delivered in the manner herein provided shall conclusively have been presumed to have been duly given.

Where this Indenture, any Indenture Supplement or any Registered Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Registered Noteholders will be filed with the Indenture Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b)    In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it will be impractical to mail notice of any event to any Holder of a Registered Note when such notice is required to be given pursuant to any provision of this Indenture, then any method of notification as will be satisfactory to the Indenture Trustee, the Note Registrar and the Issuer will be deemed to be a sufficient giving of such notice.

(c)    With respect to any Tranche of Notes, the applicable Indenture Supplement may specify different or additional means of giving notice to the Holders of the Notes of such Tranche.

(d)    Where this Indenture provides for notice to any Note Rating Agency, failure to give such notice will not affect any other rights or obligations created hereunder and will not under any circumstance constitute an Adverse Effect or a breach of a condition precedent to the related action, if any.

Section 1.07.    Conflict with Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision will control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision will be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 1.08.    Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and will not affect the construction hereof.

Section 1.09.    Successors and Assigns. All covenants and agreements in this Indenture by the Issuer will bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Indenture Trustee in this Indenture shall bind its successors, co- trustees and agents of the Indenture Trustee.

Section 1.10.    Separability. In case any provision in this Indenture or in the Notes will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 1.11.    Benefits of Indenture. Nothing in this Indenture or in any Notes, express or implied, will give to any Person, other than the parties hereto and their successors hereunder, the Derivative Counterparties (to the extent specified in the applicable Derivative

Agreement) and the Holders of Notes (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12.    GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)    THIS INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS INDENTURE, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)    EACH PARTY HERETO, AND THE NOTEHOLDERS BY ACCEPTING THEIR INTEREST IN THE NOTES, HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS INDENTURE OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS INDENTURE; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 1.05 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)    BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR

DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO AND THE NOTEHOLDERS BY ACCEPTING THEIR INTEREST IN THE NOTES WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY. NOTHING IN THIS SECTION 1.12 SHALL LIMIT THE RIGHTS OF ANY PERSON PURSUANT TO SECTION 2.10 OF THE TRANSFER AGREEMENT OR SECTION 6.03 OF THE RECEIVABLES PURCHASE AGREEMENT IN CONNECTION WITH A REQUEST RELATING TO THE REPURCHASE OF RECEIVABLES; PROVIDED, THAT, FOR THE AVOIDANCE OF DOUBT, THE PARTIES HERETO HEREBY AGREE THAT NONE OF THE INDENTURE TRUSTEE OR THE NOTE REGISTRAR SHALL BE OBLIGATED TO ARBITRATE ANY MATTER REGARDING ITS RIGHTS, DUTIES, PRIVILEGES, INDEMNITIES, PROTECTIONS, IMMUNITIES AND BENEFITS.

Section 1.13.    Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

Section 1.14.    Indenture Referred to in the Trust Agreement. This is the Indenture referred to in the Trust Agreement.

Section 1.15.    Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 1.16.    Electronic Signatures. Delivery of a signature page to, or an executed counterpart of, this Indenture and any other documents to be delivered in connection with the transactions contemplated hereby by email transmission of a scanned image, or other electronic means, shall be effective as delivery of an originally executed counterpart. The parties hereto agree that “execution,” “signed,” “signature,” and words of like import in this document and any such other documents shall be deemed to include electronic signatures, authentication, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, enforceability or admissibility as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act, New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), or the UCC, and the parties hereto hereby waive any objection to the contrary.

ARTICLE II

NOTE FORMS

Section 2.01.    Forms Generally. The Notes will have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or the applicable Indenture Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with applicable laws or regulations or with the rules of any securities exchange, or as may, consistently herewith, be determined by the Issuer, as evidenced by the Issuer’s execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Definitive Notes will be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) or may be produced in any other manner, all as determined by the Issuer, as evidenced by the Issuer’s execution of such Notes, subject, with respect to the Notes of any Series, Class or Tranche, to the rules of any securities exchange on which such Notes are listed.

Section 2.02.    Forms of Notes. Each Note will be in one of the forms approved from time to time by or pursuant to an Indenture Supplement. Before the delivery of a Note to the Note Registrar for authentication in any form approved by or pursuant to an Issuer Certificate, the Issuer will deliver to the Note Registrar the Issuer Certificate by or pursuant to which such form of Note has been approved, which Issuer Certificate will have attached thereto a true and correct copy of the form of Note which has been approved thereby or, if an Issuer Certificate authorizes a specific officer or officers of the Beneficiary to approve a form of Note, a certificate of such officer or officers approving the form of Note attached thereto. Any form of Note approved by or pursuant to an Issuer Certificate must be acceptable as to form to the Note Registrar, such acceptance to be evidenced by the Note Registrar’s authentication of Notes in that form or a certificate signed by a Responsible Officer of the Note Registrar and delivered to the Issuer.

Section 2.03.    Form of Note Registrar’s Certificate of Authentication. The form of Note Registrar’s Certificate of Authentication for any Note issued pursuant to this Indenture will be substantially as follows:

NOTE REGISTRAR’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Series, Class or Tranche designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as Note Registrar,

By:
Name:
Title:
Dated:

Section 2.04.    Notes Issuable in the Form of a Global Note.

(a)    If the Issuer establishes pursuant to Sections 2.02 and 3.01 that the Notes of a particular Series, Class or Tranche are to be issued in whole or in part in the form of one or more Global Notes, then the Issuer will execute and the Note Registrar will, in accordance with Section 3.03 and the Issuer Certificate delivered to the Note Registrar thereunder, authenticate and deliver, such Global Note or Notes, which, unless otherwise provided in the applicable Indenture Supplement (i) will represent, and will be denominated in an amount equal to the aggregate Stated Principal Amount (or in the case of Discount Notes, the aggregate Stated Principal Amount at the Expected Principal Payment Date of such Notes) of the Outstanding Notes of such Series, Class or Tranche to be represented by such Global Note or Notes, or such portion thereof as the Issuer will specify in an Issuer Certificate, (ii) in the case of Registered Notes, will be registered in the name of the Depository for such Global Note or Notes or its nominee, (iii) will be delivered by the Note Registrar to the Depository or pursuant to the Depository’s instruction, (iv) if applicable, will bear a legend substantially to the following effect: “Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein” and (v) may bear such other legend as the Issuer, upon advice of counsel, deems to be applicable.

(b)    Notwithstanding any other provisions of this Section 2.04 or of Section 3.05, and subject to the provisions of paragraph (c) below, unless the terms of a Global Note or the applicable Indenture Supplement expressly permit such Global Note to be exchanged in whole or in part for individual Definitive Notes, a Global Note may be transferred, in whole but not in part and in the manner provided in Section 3.05, only to a nominee of the Depository for such Global Note, or to the Depository, or a successor Depository for such Global Note selected or approved by the Issuer, or to a nominee of such successor Depository.

(c)    Unless otherwise specified in the applicable Indenture Supplement:

(i)      If at any time the Depository for a Global Note notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note or if at any time the Depository for the Notes for such Series, Class or Tranche ceases to be a clearing agency registered under the Exchange Act, or other applicable statute or regulation, the Issuer will appoint a successor Depository with respect to such Global Note. If a successor Depository for such Global Note is not appointed by the Issuer within ninety (90) days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer will execute, and the Note Registrar, upon receipt of an Issuer Certificate requesting the authentication and delivery of individual Notes of such Series, Class or Tranche in exchange for such Global Note, will authenticate and deliver, individual Definitive Notes of such Series, Class or Tranche of like tenor and terms in an aggregate Stated Principal Amount equal to the Stated Principal Amount of the Global Note in exchange for such Global Note.

(ii)     The Issuer may at any time and in its sole discretion determine that the Notes of any Series, Class or Tranche or portion thereof issued or issuable in the form of one or more Global Notes will no longer be represented by such Global Note or Notes. In such event the Issuer will execute, and the Note Registrar, upon receipt of an Issuer Certificate for the authentication and delivery of individual Notes of such Series, Class or Tranche in exchange in whole or in part for such Global Note, will authenticate and deliver individual Definitive Notes of such Series, Class or Tranche of like tenor and terms in an aggregate Stated Principal Amount equal to the Stated Principal Amount of such Global Note or Notes representing such Series, Class or Tranche or portion thereof in exchange for such Global Note or Notes.

(iii)    If specified by the Issuer pursuant to Sections 2.02 and 3.01 with respect to Notes issued or issuable in the form of a Global Note, the Depository for such Global Note may surrender such Global Note in exchange in whole or in part for individual Notes of such Series, Class or Tranche of like tenor and terms in Definitive Note form on such terms as are acceptable to the Issuer and such Depository. Thereupon the Issuer will execute, and the Note Registrar will authenticate and deliver, without service charge, (A) to each Person specified by such Depository a new Note or Notes of the same Series, Class or Tranche of like tenor and terms and of any authorized denomination as requested by such Person in aggregate Stated Principal Amount equal to and in exchange for such Person’s beneficial interest in the Global Note; and (B) to such Depository a new Global Note of like tenor and terms and in an authorized denomination equal to the difference, if any, between the Stated Principal Amount of the surrendered Global Note and the aggregate Stated Principal Amount of Notes delivered to the Holders thereof.

(iv)    If any Event of Default has occurred with respect to such Global Notes, and Holders of Notes evidencing not less than 50% of the unpaid Outstanding Dollar Principal Amount of the Global Notes of that Tranche advise the Indenture Trustee and the Depository that a Global Note is no longer in the best interest of the Noteholders, the Holders of Global Notes of that Tranche may exchange such Notes for individual Definitive Notes.

(v)     In any exchange provided for in any of the preceding four paragraphs, the Issuer will execute and the Note Registrar will authenticate and deliver individual Definitive Notes in authorized denominations. Upon the exchange of the entire Stated Principal Amount of a Global Note for individual Definitive Notes, such Global Note will be canceled by the Note Registrar. Except as provided in the preceding paragraphs, Notes issued in exchange for a Global Note pursuant to this Section 2.04 will be registered in such names and in such authorized denominations as the Depository for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, will instruct the Note Registrar. The Note Registrar will deliver such Notes to the Persons in whose names such Notes are so registered.

Section 2.05.    Temporary Global Notes and Permanent Global Notes.

(a)    If specified in the applicable Indenture Supplement for any Tranche, all or any portion of a Global Note may initially be issued in the form of a single temporary global Registered Note (the “Temporary Global Note”), without interest coupons, in the denomination of the entire aggregate principal amount of such Tranche and substantially in the form set forth in the exhibit with respect thereto attached to the applicable Indenture Supplement. The Temporary Global Note will be authenticated by the Note Registrar upon the same conditions, in substantially the same manner and with the same effect as the Definitive Notes. The Temporary Global Note may be exchanged as described in the applicable Indenture Supplement for permanent global Registered Notes (the “Permanent Global Notes”).

(b)    Upon any such exchange of all or a portion of the Temporary Global Note for a Permanent Global Note or Notes, such Temporary Global Note will be endorsed by or on behalf of the Note Registrar to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such Permanent Global Note or Notes. Until so exchanged in full, such Temporary Global Note will in all respects be entitled to the same benefits under this Indenture as Permanent Global Notes authenticated and delivered hereunder except that the beneficial owners of such Temporary Global Note will not be entitled to receive payments of interests on the Notes until they have exchanged their beneficial interests in such Temporary Global Note for Permanent Global Notes.

Section 2.06.    Beneficial Ownership of Global Notes. Until Definitive Notes have been issued to the applicable Noteholders pursuant to Section 2.04 or as otherwise specified in any applicable Indenture Supplement:

(a)    the Issuer, the Indenture Trustee and the Note Registrar may deal with the applicable clearing agency and the clearing agency’s participants for all purposes (including the making of distributions) as the authorized representatives of the respective Note Owners; and

(b)    the rights of the respective Note Owners will be exercised only through the applicable clearing agency and the clearing agency’s participants and will be limited to those established by law and agreements between such Note Owners and the clearing agency and/or the clearing agency’s participants. Pursuant to the operating rules of the applicable clearing agency, unless and until Definitive Notes are issued pursuant to Section 2.04, the clearing agency will make book-entry transfers among the clearing agency’s participants and receive and transmit distributions of principal and interest on the related Notes to such clearing agency’s participants. Beneficial owners or clearing agency participants shall have no rights under this Indenture with respect to any Global Note held on its behalf by a clearing agency, the Indenture Trustee or a custodian and the applicable clearing agency may be treated as the absolute owner of the Global Note for all purposes whatsoever.

For purposes of any provision of this Indenture requiring or permitting actions with the consent of, or at the direction of, Noteholders evidencing a specified percentage of the aggregate unpaid principal amount of Outstanding Notes, such direction or consent may be given by Note Owners (acting through the clearing agency and the clearing agency’s participants) owning interests in Notes evidencing the requisite percentage of principal amount of Notes.

Section 2.07.    Notices to Depository. Whenever any notice or other communication is required to be given to Noteholders with respect to which book-entry Notes have been issued, unless and until Definitive Notes will have been issued to the related Note Owners, the Indenture Trustee and the Note Registrar as the case may be, will give all such notices and communications to the applicable Depository, in accordance with the operation rules of the applicable Depository.

ARTICLE III

THE NOTES

Section 3.01.    General Title; General Limitations; Issuable in Series; Terms of a Series, Class or Tranche.

(a)    The aggregate Stated Principal Amount of Notes which may be authenticated and delivered and Outstanding under this Indenture is not limited.

(b)    The Notes may be issued in one or more Series, Classes or Tranches up to an aggregate Stated Principal Amount of Notes as from time to time may be authorized by the Issuer. All Notes of each Series, Class or Tranche under this Indenture will in all respects be equally and ratably entitled to the benefits hereof with respect to such Series, Class or Tranche without preference, priority or distinction on account of the actual time of the authentication and delivery or Expected Principal Payment Date or Legal Maturity Date of the Notes of such Series, Class or Tranche, except as specified in the applicable Indenture Supplement for such Series, Class or Tranche.

(c)    Each Note issued must be part of a Series, Class and Tranche of Notes for purposes of allocations pursuant to Article V. A Series of Notes is created pursuant to an Indenture Supplement. A Class or Tranche of Notes is created pursuant to an Indenture

Supplement or pursuant to an Issuer Certificate or Terms Document, each related to the Indenture Supplement for the applicable Series.

(d)    Each Series of Notes may be assigned to a Group or Groups of Notes for purposes of allocations pursuant to Article V. The related Indenture Supplement will identify the Group or Groups, if any, to which a Series of Notes has been assigned and the manner and extent to which Series in the same Group will share amounts.

(e)    Each Series of Notes may, but need not be, subdivided into multiple Classes. Notes belonging to a Class in any Series may be entitled to specified payment priorities over other Classes of Notes in that Series.

(f)    Notes of a Series that belong to different Classes in that Series belong to different Tranches on the basis of the difference in Class membership.

(g)    Each Class of Notes may consist of a single Tranche or may be subdivided into multiple Tranches. Notes of a single Class of a Series will belong to different Tranches if they have different terms and conditions. With respect to any Class of Notes, Notes which have identical terms, conditions and Tranche designation will be deemed to be part of a single Tranche.

(h)    There shall also be established in or pursuant to an Indenture Supplement or pursuant to an Issuer Certificate or Terms Document related to the applicable Indenture Supplement before the initial issuance of Notes of each such Series, Class or Tranche, provision for:

(i)       the Series designation;

(ii)      the Stated Principal Amount of the Notes;

(iii)     whether such Series belongs to any Group or Groups;

(iv)     whether such Notes are of a particular Class of Notes or a Tranche of any such Class;

(v)      the Required Subordinated Amount (if any) for such Class or Tranche of Notes;

(vi)     the currency or currencies in which such Notes will be denominated and in which payments of principal of, and interest on, such Notes will or may be payable;

(vii)    if the principal of or interest, if any, on such Notes are to be payable, at the election of the Issuer or a Holder thereof, in a currency or currencies other than that in which the Notes are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

(viii)    if the amount of payments of principal of or interest, if any, on such Notes may be determined with reference to an index based on (A) a currency or currencies other than that in which the Notes are stated to be payable, (B) changes in the prices of one or more other securities or groups or indexes of securities or (C) changes in the prices of one or more commodities or groups or indexes of commodities, or any combination of the foregoing, the manner in which such amounts will be determined;

(ix)      the price or prices at which the Notes will be issued;

(x)       the times at which such Notes may, pursuant to any optional or mandatory redemption provisions, be redeemed, and the other terms and provisions of any such redemption provisions;

(xi)      the rate per annum at which such Notes will bear interest, if any, or the formula or index on which such rate will be determined, including all relevant definitions, and the date from which interest will accrue;

(xii)     each Interest Payment Date, Expected Principal Payment Date and Legal Maturity Date for such Notes;

(xiii)    the Initial Dollar Principal Amount of such Notes, and the means for calculating the Outstanding Dollar Principal Amount of such Notes;

(xiv)    whether or not application will be made to list such Notes on any securities exchange;

(xv)     any Events of Default or Early Redemption Events with respect to such Notes, if not set forth herein and any additions, deletions or other changes to the Events of Default or Early Redemption Events set forth herein that will be applicable to such Notes (including a provision making any Event of Default or Early Redemption Event set forth herein inapplicable to the Notes of that Series, Class or Tranche);

(xvi)      subject to the terms of Section 8.14, the appointment by the Indenture Trustee of an Authenticating Agent in one or more places other than the location of the office of the Indenture Trustee with power to act on behalf of the Indenture Trustee and subject to its direction in the authentication and delivery of such Notes in connection with such transactions as will be specified in the provisions of this Indenture or in or pursuant to the applicable Indenture Supplement creating such Series, Class or Tranche;

(xvii)     if such Notes will be issued in whole or in part in the form of a Global Note or Global Notes, the terms and conditions, if any, upon which such Global Note or Global Notes may be exchanged in whole or in part for other individual Definitive Notes; and the Depository for such Global Note or Global Notes (if other than the Depository specified in Section 1.01);

(xviii)    the subordination of such Notes to any other indebtedness of the Issuer, including without limitation, the Notes of any other Series, Class or Tranche;

(xix)      if such Notes are to have the benefit of any Derivative Agreement, the terms and provisions of such agreement;

(xx)       the Record Date for any Payment Date of such Notes, if different from the last day of the month before the related Payment Date;

(xxi)      the controlled accumulation amount, if any, the controlled amortization amount, if any, or other principal amortization amount, if any, scheduled for such Notes; and

(xxii)     any other terms of such Notes which will not be inconsistent with the provisions of this Indenture;

all upon such terms as may be determined in or pursuant to an Indenture Supplement with respect to such Series, Class or Tranche.

(i)     The form of the Notes of each Series, Class or Tranche will be established pursuant to the provisions of this Indenture and the related Indenture Supplement creating such Series, Class or Tranche. The Notes of each Series, Class or Tranche will be distinguished from the Notes of each other Series, Class or Tranche in such manner, reasonably satisfactory to the Indenture Trustee and the Note Registrar, as the Issuer may determine.

(j)     Unless otherwise provided with respect to Notes of a particular Series, Class or Tranche, the Notes of any particular Series, Class or Tranche will be issued in registered form, without coupons.

(k)    Any terms or provisions in respect of the Notes of any Series, Class or Tranche issued under this Indenture may be determined pursuant to this Section 3.01 by providing in the applicable Indenture Supplement for the method by which such terms or provisions will be determined.

(l)     The Notes of each Series, Class or Tranche may have such Expected Principal Payment Date or Expected Principal Payment Dates or Legal Maturity Date or Legal Maturity Dates, be issuable at such premium over or discount from their face value, bear interest at such rate or rates (which may be fixed or floating), from such date or dates, payable in such installments and on such dates and at such place or places to the Holders of Notes registered as such on such Record Dates, or may bear no interest, and have such terms, all as will be provided for in or pursuant to the applicable Indenture Supplement.

Section 3.02.    Denominations. The Notes of each Tranche will be issuable in such denominations and currency as will be provided in the provisions of this Indenture or in or pursuant to the applicable Indenture Supplement. In the absence of any such provisions with respect to the Registered Notes of any Tranche, the Registered Notes of that Tranche will be issued in denominations of $1,000 and multiples thereof.

Section 3.03.    Execution, Authentication and Delivery and Dating.

(a)    The Notes will be executed on behalf of the Issuer by an Issuer Authorized Officer. The signature of any officer of the Beneficiary or the Owner Trustee on the Notes may be manual or facsimile.

(b)    Notes bearing the manual or facsimile signatures of individuals who were at any time an Issuer Authorized Officer will bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices before the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

(c)    At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Note Registrar for authentication; and the Note Registrar will, upon request by an Issuer Certificate, authenticate and deliver such Notes as in this Indenture provided and not otherwise.

(d)    Before any such authentication and delivery, the Note Registrar will be entitled to receive, in addition to any Officer’s Certificate and Opinion of Counsel required to be furnished to the Note Registrar pursuant to Section 1.02, the Issuer Certificate and any other opinion or certificate relating to the issuance of the Tranche of Notes required to be furnished pursuant to Section 2.02 or Section 3.10.

(e)    The Note Registrar will not be required to authenticate such Notes if the issue thereof will adversely affect the Note Registrar’s own rights, duties, privileges, indemnities, protections, immunities and benefits under the Notes and this Indenture.

(f)    Unless otherwise provided in the form of Note for any Tranche, all Notes will be dated the date of their authentication.

(g)    No Note will be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Note Registrar by manual signature of an authorized signatory, and such certificate upon any Note will be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 3.04.    Temporary Notes.

(a)    Pending the preparation of Definitive Notes of any Tranche, the Issuer may execute, and, upon receipt of the documents required by Section 3.03, together with an Issuer Certificate, the Note Registrar will authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Issuer may determine, as evidenced by the Issuer’s execution of such Notes.

(b)    If temporary Notes of any Tranche are issued, the Issuer will cause Definitive Notes of such Tranche to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes of such Tranche will be exchangeable for Definitive Notes of such Tranche upon surrender of the temporary Notes of such Tranche at the office or agency of the Note Registrar at its Corporate Trust Office, without charge to the Noteholder; and upon surrender for cancellation of any one or more temporary Notes the Issuer will execute and the Note Registrar will authenticate and deliver in exchange therefor a like Stated Principal Amount of Definitive Notes of such Tranche of authorized denominations and of like tenor and terms. Until so exchanged, the temporary Notes of such Tranche will in all respects be entitled to the same benefits under this Indenture as Definitive Notes of such Tranche.

Section 3.05.    Registration, Transfer and Exchange

(a)    U.S. Bank Trust Co. is hereby appointed as the note registrar (in such capacity, the “Note Registrar”) to provide for the registration of Notes, and transfers and exchanges of Notes as provided herein. The Note Registrar shall keep a register (the “Note Register”) in which the Note Registrar shall maintain, subject to such reasonable regulations as it may prescribe, the registration of Registered Notes, or of Registered Notes of a particular Tranche and transfers of Registered Notes or of Registered Notes of such Tranche. In the course of maintaining the Note Register, the Note Registrar shall be acting as an agent of the Issuer (solely for the purposes expressly set forth herein). The Note Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register or registers will be available for inspection by the Indenture Trustee at the Corporate Trust Office of the Note Registrar as provided in Section 11.02.

(b)    Subject to Section 2.04, upon surrender for registration of transfer of any Registered Note of any Tranche at the office or agency of the Note Registrar maintained for such purpose, if the requirements of Section 8-401(a) of the UCC are met (which the Note Registrar shall have no duty to verify), the Issuer will execute, and, upon receipt of such surrendered Note, the Note Registrar will authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Notes of such Tranche of any authorized denominations, of a like aggregate Stated Principal Amount, Expected Principal Payment Date and Legal Maturity Date and of like terms. As of the Closing Date, the offices of the Note Registrar maintained for such purpose are located at the Corporate Trust Office of the Note Registrar.

(c)    Subject to Section 2.04, at the option of the Noteholder, Notes of any Tranche may be exchanged for other Notes of such Tranche of any authorized denominations, of a like aggregate Stated Principal Amount, Expected Principal Payment Date and Legal Maturity Date and of like terms, upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. Whenever any Notes are so surrendered for exchange, the Issuer will execute, and the Note Registrar will authenticate and deliver, the Notes which the Noteholders making the exchange are entitled to receive.

(d)    All Notes issued upon any transfer or exchange of Notes will be the valid and legally binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

(e)    Every Note presented or surrendered for transfer or exchange will (if so required by the Issuer, the Note Registrar or the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

(f)    Unless otherwise provided in the Note to be transferred or exchanged, no service charge will be made on any Noteholder for any transfer or exchange of Notes, but the Issuer or the Note Registrar may (unless otherwise provided in such Note) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes, other than exchanges pursuant to Sections 3.04 or 10.06 not involving any transfer.

(g)    None of the Issuer, the Indenture Trustee or the Note Registrar or any agent of the foregoing will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(h)     The Issuer may at any time and from time to time authorize any Person to act as Note Registrar in place of U.S. Bank Trust Co. with respect to any Tranche of Notes issued under this Indenture.

(i)    Registration of transfer of Notes containing the following legend or a legend the substance of which is not inconsistent with the following legend, or to which any such legend is applicable:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE BLUE SKY OR SECURITIES LAW. NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS UNDER THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE

TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.”

will be effected only if such transfer is made pursuant to an effective registration statement under the Securities Act, or is exempt from the registration requirements under the Securities Act. In the event that registration of a transfer is to be made in reliance upon an exemption from the registration requirements under the Securities Act other than Rule 144A under the Securities Act or Rule 903 or Rule 904 of Regulation S under the Securities Act, the transferor or the transferee will deliver, at its expense, to the Issuer, the Note Registrar and the Indenture Trustee, an investment letter from the transferee, substantially in the form of the investment letter attached hereto as Exhibit A or such other form as the Issuer may determine, and no registration of transfer will be made until such letter is so delivered.

Notes issued upon registration or transfer of, or Notes issued in exchange for, Notes bearing the legend referred to above will also bear such legend unless the Issuer, the Indenture Trustee and the Note Registrar receive an Opinion of Counsel, satisfactory to each of them, to the effect that such legend may be removed.

Whenever a Note containing the legend referred to above is presented to the Note Registrar for registration of transfer, the Note Registrar will promptly seek instructions from the Issuer regarding such transfer and will be entitled to receive an Issuer Certificate prior to registering any such transfer. The Issuer hereby agrees to indemnify the Note Registrar and the Indenture Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in relation to any such instructions furnished pursuant to this clause.

Notwithstanding anything herein to the contrary, except as set forth in an indenture supplement, neither the Indenture Trustee nor the Note Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions or exemptions from the Securities Act, applicable state securities laws, the Internal Revenue Code or the Investment Company Act.

Section 3.06.    Mutilated, Destroyed, Lost and Stolen Notes.

(a)    If (i) either any mutilated Note is surrendered to the Note Registrar or the Issuer, the Note Registrar and the Indenture Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer, the Note Registrar and the Indenture Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer will execute and upon its request the Note Registrar will authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, Series, Class or Tranche, Expected Principal Payment Date, Legal Maturity Date and Stated Principal Amount, bearing a number not contemporaneously Outstanding.

(b)    In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

(c)    Upon the issuance of any new Note under this Section 3.06, the Issuer and the Note Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees, expenses and indemnities of the Note Registrar) connected therewith.

(d)    Every new Note issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Note will constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note will be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Series, Class or Tranche duly issued hereunder.

(e)    The provisions of this Section 3.06 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.07.    Payment of Interest; Interest Rights Preserved; Withholding Taxes.

(a)    Unless otherwise provided with respect to such Note pursuant to Section 3.01, interest payable on any Registered Note will be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the most recent Record Date.

(b)    Subject to clause (a), each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note will carry the rights to interest accrued or principal accreted and unpaid, and to accrue or accrete, which were carried by such other Note.

(c)    The right of any Noteholder to receive interest on or principal of any Note shall be subject to any applicable withholding or deduction imposed pursuant to the Internal Revenue Code or other applicable tax law, including foreign withholding and deduction. Any amounts properly so withheld or deducted shall be treated as actually paid to the appropriate Noteholder.

Section 3.08.    Persons Deemed Owners. The Issuer, the Indenture Trustee, the Owner Trustee, the Beneficiary, the Note Registrar and any of their respective agents may treat the Person who is proved to be the owner of such Note pursuant to subsection 1.04(c) as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 3.07) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee, the Owner Trustee or the Note Registrar or any agent of the Issuer, the Indenture Trustee, the Owner Trustee, the Note Registrar or the Beneficiary will be affected by notice to the contrary.

Section 3.09.    Cancellation. All Notes surrendered for payment, redemption, transfer, conversion or exchange will, if surrendered to any Person other than the Note Registrar, be delivered to the Note Registrar and, if not already canceled, will be promptly canceled by it. The Issuer may at any time deliver to the Note Registrar for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered will be promptly canceled by the Note Registrar. No Note will be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 3.09, except as expressly permitted by this Indenture. The Note Registrar will dispose of all canceled Notes in accordance with its customary procedures and will, upon written request of the Issuer, deliver a certificate of such disposition to the Issuer.

Section 3.10.    New Issuances of Notes.

(a)    The Issuer may issue new Notes of any Series, Class or Tranche, so long as the following conditions precedent are satisfied:

(i)     on or before the third Business Day before the date that the new issuance is to occur, the Issuer gives the Indenture Trustee, the Note Registrar and the Note Rating Agencies written notice of the issuance;

(ii)     on or prior to the date that the new issuance is to occur, the Issuer delivers to the Indenture Trustee, the Note Registrar and each Note Rating Agency an Issuer Certificate to the effect that:

(A)    the Issuer reasonably believes that the new issuance will not at the time of its occurrence or at a future date cause an Adverse Effect on any Outstanding Notes;

(B)    all instruments furnished to the Indenture Trustee and the Note Registrar conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Note Registrar to authenticate and deliver such Notes;

(C)    the form and terms of such Notes have been established in conformity with the provisions of this Indenture; and

(D)    such other matters as the Indenture Trustee or the Note Registrar may reasonably request;

(iii)    on or before the date that the new issuance is to occur, the Issuer will have delivered to the Indenture Trustee, the Note Registrar and the Note Rating Agencies an Opinion of Counsel, which may be from internal counsel of the Issuer, that all laws and requirements with respect to the execution and delivery by the Issuer of such Notes have been complied with, the Issuer has the trust power and authority to issue such Notes and such Notes have been duly authorized and delivered by the Issuer and, assuming due authentication and delivery by the Note Registrar, constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity) and entitled to the benefits of this Indenture, equally and ratably with all other Notes, if any, of such Series, Class or Tranche Outstanding, subject to the terms of this Indenture and each Indenture Supplement;

(iv)      on or before the date that the new issuance is to occur, the Issuer will have delivered to the Indenture Trustee, the Note Registrar and the Note Rating Agencies an Issuer Tax Opinion with respect to such issuance;

(v)       on or before the date that the new issuance is to occur, the Issuer will have delivered to the Indenture Trustee and the Note Registrar an Indenture Supplement and, if applicable, the Issuer Certificate or Terms Document relating to the applicable Series, Class and Tranche of Notes;

(vi)      in the case of foreign currency Notes, the Issuer will have appointed one or more paying agents in the appropriate countries;

(vii)     satisfaction of the Rating Agency Condition;

(viii)    the conditions specified herein or in Section 3.11 are satisfied; and

(ix)      any other conditions specified herein in the applicable Indenture Supplement;

provided, however, that any one of the aforementioned conditions (other than clauses (iv), (v) and (vi)) may be eliminated or modified as a condition precedent to any new issuance of a Series, Class or Tranche of Notes if the Issuer has satisfied the Rating Agency Condition with respect to the elimination or modification of such condition precedent.

(b)    The Issuer, the Indenture Trustee and the Note Registrar will not be required to obtain the consent of any Noteholder of any Outstanding Series, Class or Tranche to issue any additional Notes of any Series, Class or Tranche.

(c)    There are no restrictions on the timing or amount of any additional issuance of Notes of an Outstanding Tranche of a multiple issuance Series, so long as the conditions described in paragraph (a) are met. As of the date of any additional issuance of Notes of an Outstanding Tranche of Notes, the Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of that Tranche will be increased to reflect the principal amount of the additional Notes. If the additional Notes are a Tranche of Notes that has the benefit of a Derivative Agreement, the Issuer will enter into a Derivative Agreement for the benefit of the additional Notes. The targeted deposits, if any, to the Principal Funding sub-Account will be increased proportionately to reflect the principal amount of the additional Notes.

When issued, the additional Notes of a Tranche will be identical in all respects to the other Outstanding Notes of that Tranche and will be equally and ratably entitled to the benefits of this Indenture and the related Indenture Supplement as the other Outstanding Notes of that Tranche without preference, priority or distinction. In addition, the Issuer agrees to provide notice to the Transferor and the Servicer of new issuances of Series, Classes or Tranches of Notes as may be required by and in accordance with Item 1121(a)(14) of Regulation AB.

Section 3.11.    Specification of Required Subordinated Amount and Adjustments Thereto.

(a)    The applicable Indenture Supplement for each Series, Class or Tranche of Notes will specify a Required Subordinated Amount of each Subordinated Class or Tranche of Notes, if any.

(b)    Except as otherwise set forth in an Indenture Supplement or Terms Document, the Issuer may change the Required Subordinated Amount or method of computing such amount for any Class or Tranche of Notes at any time, without the consent of any Noteholders, so long as the Issuer has (i) satisfied the Rating Agency Condition with respect to the change in the Required Subordinated Amount and (ii) delivered to the Indenture Trustee and the Note Rating Agencies an Issuer Tax Opinion.

Section 3.12.    Reallocation Groups. Available Funds and other specified amounts allocated to each Series in a Reallocation Group shall be reallocated to cover interest and expenses related to each Series in such Reallocation Group as specified in each related Indenture Supplement. The reallocation provisions of the Indenture Supplement for each Series in the same Reallocation Group are required to be identical in all material respects.

Section 3.13.    Excess Available Funds Sharing Groups. The Issuer shall cause to be reallocated and redistributed certain excess Available Funds to cover Series Available Funds Shortfalls incurred by Excess Available Funds Sharing Series in a particular Excess Available Funds Sharing Group as specified in the related Indenture Supplements; provided, however, that the Beneficiary may, at any time, direct the Issuer to discontinue the sharing of excess Available Funds among Series, and the Issuer shall discontinue or shall cause to be discontinued any further sharing of excess Available Funds among Series.

Section 3.14.    Excess Available Principal Amount Sharing Groups. The Issuer shall cause to be reallocated and redistributed certain excess Available Principal Amounts to cover Series Available Principal Amount Shortfalls incurred by Excess Available Principal Amount Sharing Series in a particular Excess Available Principal Amount Sharing Group as specified in the related Indenture Supplements; provided, however, that the Beneficiary may, at any time, direct the Issuer to discontinue the sharing of excess Available Principal Amounts among Series, and the Issuer shall discontinue or shall cause to be discontinued any further sharing of excess Available Principal Amounts among Series.

ARTICLE IV

TRUST ACCOUNTS AND INVESTMENTS

Section 4.01.    Collections. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and will receive and collect, directly and without intervention or assistance from any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture including, without limitation, all funds and other property payable to the Indenture Trustee in connection with the Collateral, including, without limitation, all Collections. The Indenture Trustee (or the Bank on its behalf) will hold all such money and property received by it as part of the Collateral and will apply it as provided in this Indenture.

Section 4.02.    Trust Accounts.

(a)    Trust Accounts; Deposits to and Distributions from Trust Accounts.

(i)        (A) On or before the Effective Date, the Indenture Trustee will establish and maintain with the Bank a Qualified Trust Account (the “Collection Account”) in the name of the Indenture Trustee, bearing a designation clearly indicating that such account is the “Collection Account” hereunder and that the funds and other property credited thereto are held for the benefit of the Indenture Trustee, the Noteholders and any applicable Derivative Counterparty.

(B)    All Collections and distributions received pursuant to Section 2.06 of the Servicing Agreement shall be credited to the Collection Account.

(C)    The Collection Account shall be under the “control” (as defined in §§ 9-104 or 9-106 of the UCC, as applicable) of the Indenture Trustee, for the benefit of (1) the Indenture Trustee on behalf of the Noteholders (2) each applicable Derivative Counterparty, (3) the Indenture Trustee, the Note Registrar and the Bank, each in its individual capacity, pursuant to an account control agreement or otherwise.

(D)    If, at any time, the institution holding the Collection Account ceases to be a Qualified Institution, the Issuer will within thirty (30) days (or such longer period, not to exceed sixty (60) calendar days, as to which the Rating Agency Condition is satisfied) (i) cause the Indenture Trustee to establish with a Qualified Institution a new Collection Account that is a Qualified Trust Account and to transfer any funds or other property in the existing Collection Account to such new Collection Account and (ii) cause the institution with which such new Trust Account is established to become the Bank hereunder, including causing such institution to execute and deliver to the parties hereto a written agreement in which such institution agrees to be the Bank hereunder and to be bound by the provisions of this Indenture applicable to the Bank. From the date such new Collection Account is established, it will be the “Collection Account.”

(ii)      (A) On or before the Effective Date, the Indenture Trustee will establish and maintain with the Bank a Qualified Trust Account (the “Excess Funding Account”) in the name of the Indenture Trustee, bearing a designation clearly indicating that such account is the “Excess

Funding Account” hereunder, and the funds and other property credited thereto are held for the benefit of the Indenture Trustee, the Noteholders and any applicable Derivative Counterparty.

(B)    Collections of Principal Receivables that would otherwise be paid to the Holder of the Transferor Interest, or that the applicable Indenture Supplement may specify are to be credited to the Excess Funding Account, shall be deposited to the Excess Funding Account as provided in this Indenture and each Indenture Supplement.

(C)    The Excess Funding Account shall be under the “control” (as defined in §§ 9-104 or 9-106 of the UCC, as applicable) of the Indenture Trustee, for the benefit of (1) the Noteholders, (2) each applicable Derivative Counterparty, (3) the Indenture Trustee, the Note Registrar and the Bank, each in its individual capacity, pursuant to an account control agreement or otherwise.

(D)    If, at any time, the institution holding the Excess Funding Account ceases to be a Qualified Institution, the Issuer will (i) within thirty (30) days (or such longer period, not to exceed sixty (60) calendar days, as to which the Rating Agency Condition is satisfied) cause the Indenture Trustee to establish with a Qualified Institution a new Excess Funding Account that is a Qualified Trust Account and to transfer any funds or other property to such new Excess Funding Account and (ii) cause the institution with which such new Trust Account is established to become the Bank hereunder, including causing such institution to execute and deliver to the parties hereto a written agreement in which such institution agrees to be the Bank hereunder and to be bound by the provisions of this Indenture applicable to the Bank. From the date such new Excess Funding Account is established, it will be the “Excess Funding Account.”

(b)    All payments to be made from time to time on behalf of the Indenture Trustee to Noteholders out of funds in the Trust Accounts pursuant to this Indenture will be made by the Indenture Trustee, not later than 12:00 noon on the applicable Payment Date, or as otherwise provided in Article V or the applicable Indenture Supplement but only to the extent of available funds in the applicable Trust Account.

(c)    Control of Trust Accounts.

(i)    There shall at all times be a securities intermediary appointed for purposes of this Indenture (the “Bank”). U.S. Bank National Association is hereby appointed as the initial Bank hereunder and accepts such appointment.

(ii)    Notwithstanding any other provision, the Bank represents, warrants, and covenants, and the parties hereto agree, that at all times prior to the termination of this Indenture:

(A)    The Bank shall be a corporation or national banking association that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder.

(B)    The Bank shall provide prompt written notice to the Indenture Trustee and the Issuer if at any time any Trust Account is not a Qualified Trust Account.

(C)    Each Trust Account shall be an account maintained by the Indenture Trustee with the Bank to which financial assets may be credited. The parties agree to treat each Trust Account as a securities account. The Bank shall treat the Indenture Trustee as entitled to exercise the rights that comprise such financial assets. The Indenture Trustee shall be the entitlement holder of each Trust Account.

(D)    The Bank shall not change the name or the account number of any Trust Account without the prior written consent of the Indenture Trustee.

(E)    Each item of property credited to each Trust Account shall be treated as a financial asset.

(F)    The Bank shall comply with entitlement orders originated by the Indenture Trustee without further consent by the Issuer or any other person or entity.

(G)    Other than as set forth in part (K), the Bank shall not agree with any person other than the Indenture Trustee that it will comply with entitlement orders originated by any person other than the Indenture Trustee.

(H)    The Bank shall not be a party to any agreement that is inconsistent with this Indenture, or that limits, alters, conditions, or conflicts with any of its obligations under this Indenture. The Bank shall not take any action inconsistent with the provisions of this Indenture applicable to it.

(I)     Each item of property credited to each Trust Account shall not be subject to, and the Bank hereby waives, any security interest, lien, claim, encumbrance, or right of setoff in favor of the Bank or anyone claiming through the Bank (other than the Indenture Trustee).

(J)     For purposes of Article 8 of the New York UCC, the securities intermediary’s jurisdiction with respect to the Collateral shall be the State of New York.

(K)    Notwithstanding such control by the Indenture Trustee, the Indenture Trustee agrees that each of the Issuer and the Servicer shall be permitted to issue entitlement orders and to give other instructions to the Bank (with a copy of such instruction to the Indenture Trustee) as expressly contemplated herein unless and until the Indenture Trustee revokes the Issuer’s and the Servicer’s authority to give such instructions by written notice to the Bank (with a copy of such notice to the Indenture Trustee) substantially in the form attached hereto as Exhibit D.

(d)    Except as expressly provided in this Indenture and the Servicing Agreement, each of the Bank and the Servicer agrees that it shall have no right of setoff or banker’s lien against, and no right to otherwise deduct from, any financial asset credited to, any securities entitlement related to, any funds deposited in, or any other property held in, the Trust Accounts for any amount owed to it by the Indenture Trustee, the Issuer or any Noteholder. Pursuant to the terms hereof and the terms of the Servicing Agreement, the Servicer shall instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purposes of carrying out the Servicer’s, the Issuer’s or the Indenture Trustee’s duties hereunder and under the Servicing Agreement.

Section 4.03.    Investment of Funds in the Trust Accounts.

(a)    Subject to Section 4.03(e), funds credited to the Trust Accounts will be invested and reinvested by the Bank at the written direction of the Issuer or its authorized representative in one or more Permitted Investments, and absent such written direction, funds credited to the Trust Accounts will remain uninvested. The Issuer may authorize the Bank to make specific investments in Permitted Investments pursuant to written instructions, in such amounts as the Issuer will specify. Notwithstanding the foregoing, funds held by the Bank in any of the Trust Accounts will be invested in Permitted Investments that will mature in each case no later than one day prior to the date on which such funds in the Trust Accounts are scheduled to be transferred or distributed by the Indenture Trustee pursuant to this Indenture (or as necessary to provide for timely payment of principal or interest on the applicable Principal Payment Date or Interest Payment Date).

(b)    All funds credited from time to time to the Trust Accounts pursuant to this Indenture and all investments made with such funds will be held by the Indenture Trustee in the Trust Accounts on behalf of the Indenture Trustee as part of the Collateral as herein provided, subject to withdrawal by the Indenture Trustee for the purposes set forth herein.

(c)    Funds and other property in any of the Trust Accounts will not be commingled with any other funds or property of the Issuer or the Indenture Trustee, and the Indenture Trustee shall:

(i)      credit each Permitted Investment that is a security entitlement to the applicable Trust Account;

(ii)     maintain the Indenture Trustee’s control, or maintain possession on behalf of the Indenture Trustee, of each other Permitted Investment not described in clause (i) above (other than those described in clause (c) of the definition thereof) in the State of New York separate and apart from all other property held by the Indenture Trustee (or the Bank on its behalf); and

(iii)    cause each Permitted Investment described in clause (c) of the definition thereof to be registered in the name of the Indenture Trustee by the issuer thereof;

provided, that, other than following an Event of Default and acceleration pursuant to Section 7.02, no Permitted Investment shall be disposed of prior to its maturity.

Notwithstanding any other provision of this Indenture, the Bank shall not hold any Permitted Investment through an agent or nominee except as expressly permitted by this subsection 4.03(c). Each term used in this subsection 4.03(c) and defined in the New York UCC shall have the meaning set forth in the New York UCC.

(d)    On each Transfer Date, all Investment Earnings will be treated as Collections of Finance Charge Receivables with respect to the immediately preceding Monthly Period and applied pursuant to Section 5.02(a) for such Transfer Date. On each Transfer Date, all amounts of Investment Earning on deposit in the Excess Funding Account shall be withdrawn and deposited into the Collection Account. Unless otherwise stated in the related Indenture Supplement, for purposes of determining the availability of funds or the balance in the Trust Accounts for any reason under this Indenture or any Indenture Supplement, Investment Earnings on such funds shall be deemed not to be available.

(e)    Funds credited to the Trust Accounts will be held uninvested if an Event of Default will have occurred and is continuing but no Notes have been declared due and payable pursuant to Section 7.02.

ARTICLE V

ALLOCATIONS, DEPOSITS AND PAYMENTS

Section 5.01.    Collections. The Issuer shall deposit, or cause to be deposited, all Collections received in the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following such Date of Processing.

Section 5.02.    Allocations to Noteholders; Allocations to Holder of the Transferor Interest.

(a)    The Issuer shall cause to be allocated amounts of Collections to each Series of Notes as provided in each Indenture Supplement. The Issuer shall cause to be made such deposits or payments on the date indicated therein by wire transfer for any Series of Notes with respect to any Class or Tranche of such Series. For the avoidance of doubt, payments to be made hereunder by the Indenture Trustee hereunder shall not be made via check issuances.

(b)    (i) Unless otherwise stated in any Indenture Supplement, on each Date of Processing, the Issuer shall allocate or cause to be allocated to the Holder of the Transferor Interest an amount equal to the product of (A) the Transferor Percentage with respect to Principal Receivables on such Date of Processing and (B) the aggregate amount of Collections of Principal Receivables on such Date of Processing. Except as provided in subsection 5.02(b)(ii) or unless otherwise stated in any Indenture Supplement, the Issuer may cause to be withdrawn such amounts from the Collection Account and may cause to be paid such amount to the Holder of the Transferor Interest on or after the date such amount is deposited into the Collection Account.

(ii)    Notwithstanding any provisions of this Article V to the contrary, any Collections in respect of Principal Receivables allocated to the Holder of the Transferor Interest pursuant to subsection 5.02(b)(i) shall be (A) paid to the Holder of the Transferor Interest if, and only to the extent that, following such payment, the Transferor Interest on such date would be greater than the Minimum Transferor Interest on such date, or (B) deposited into the Excess Funding Account and treated and applied as Unallocated Principal Collections (as such term is defined in any related Indenture Supplement) and applied as provided in any applicable Indenture Supplement. On any Business Day following a Business Day on which amounts were deposited into the Excess Funding Account pursuant to clause (B) above, any amounts remaining in the Excess Funding Account following the application of such amounts as Unallocated Principal Collections (as such term is defined in any related Indenture Supplement) pursuant to the terms of any applicable Indenture Supplement on such Business Day, if any, shall be paid to the Holder of the Transferor Interest when, and only to the extent that, the Transferor Interest on such date would be greater than the Minimum Transferor Interest on such date (after giving effect to the inclusion of all Receivables created on or prior to such Business Day and the application of all payments of principal amounts to the Holder of the Transferor Interest including this payment pursuant to this subsection 5.02(c)).

(c)    Unless otherwise stated in any Indenture Supplement, on each Date of Processing, the Issuer shall cause to be allocated to the Holder of the Transferor Interest an amount equal to the product of (A) the Transferor Percentage with respect to Finance Charge Receivables and (B) the aggregate amount of Collections of Finance Charge Receivables (excluding Interchange and Investment Earnings) on such Date of Processing. Of the amounts allocable to the Holder of the Transferor Interest pursuant to this subsection 5.02(c), an amount equal to the amount identified in subsection 5.03(a) shall be retained in the Collection Account for further allocation pursuant to subsection 5.03(b) and each applicable Indenture Supplement. The Issuer may cause to be withdrawn any amounts of Collections of Finance Charge Receivables allocated to the Holder of the Transferor Interest pursuant to this subsection 5.02(c) that are in excess of the amounts identified in subsection 5.03(a) from the Collection Account and may cause to be paid such excess amounts directly to the Holder of the Transferor Interest on or after the date such amount is deposited into the Collection Account.

Notwithstanding anything herein or in any Indenture Supplement to the contrary, each of the parties hereto and any other Person bound by the terms of this Indenture hereby acknowledges that the Holder of the Transferor Interest is Funding on the date hereof and that all payments to be made to the Holder of the Transferor Interest shall be made by wire transfer to the account of the Holder of the Transferor Interest in accordance with the wire instructions provided by such Holder to the Indenture Trustee; provided, however, that, upon receipt by the Indenture Trustee of written notice (on which notice the Indenture Trustee may conclusively rely without further investigation) from the Registrar (as defined in the Trust Agreement) of a transfer or exchange of all or any portion of the Transferor Interest (or any interest therein) pursuant to the Trust Agreement, to the extent the Indenture Trustee is provided with all necessary tax information and wire instructions by the new Holder not later than the close of business on the third Business Day preceding the applicable date of payment following such transfer or exchange, the Indenture Trustee shall make such payment and all future payments to such new Person or Persons unless, if at all, notified by the Registrar (as defined in the Trust Agreement) of any subsequent transfers or exchanges of the Transferor Interest (or any interest therein); provided, further, that it is hereby acknowledged and agreed that the Indenture Trustee has no responsibility at any time for identifying or verifying the Holder of the Transferor Interest but shall rely in all instances on the Holder of the Transferor Interest being Funding as provided herein or any other Person or Persons of which it is given written notice in accordance with the preceding proviso.

Section 5.03.    Collections of Finance Charge Receivables Allocable to the Segregated Transferor Interest. The Issuer shall from time to time notify the Transferor, the Servicer and the Indenture Trustee, as applicable, of the existence of a prefunding target amount and of the amount of the Transferor Interest that is to be the Segregated Transferor Interest in an amount equal to the prefunded amounts on deposit in the Principal Funding sub-Accounts for any series of Notes. Prior to the close of business on any Date of Processing of any Collections during the Monthly Period in which such notice was given, from and after the date of such notice through the end of such Monthly Period, the Issuer will:

(a)    allocate to the Segregated Transferor Interest the aggregate amount of all Collections of Finance Charge Receivables allocable to the Segregated Transferor Interest with respect to such Date of Processing, and

(b)    on the Transfer Date relating to such Monthly Period, the Issuer will cause to be withdrawn from the Collection Account the amount allocated to the Segregated Transferor Interest pursuant to subsection 5.03(a) above and (i) cause to be deposited into the applicable interest funding account (for further application as set forth in each applicable Indenture Supplement), an amount equal to the lesser of (x) the aggregate amount allocated to the Segregated Transferor Interest pursuant to subsection 5.03(a) above, and (y) the aggregate amount of all PFA Prefunding Earnings Shortfalls for all Tranches of Notes with respect to all Series for such Monthly Period and (ii) pay to the Holder of the Transferor Interest an amount equal to any amounts remaining after such deposits.

Section 5.04.    Deposit of Reassignment Amount Pursuant to Subsection 2.04(e) of the Transfer Agreement. To the extent the Transferor pays the Reassignment Amount if and when required pursuant to subsection 2.04(e) of the Transfer Agreement, such Reassignment Amount shall be promptly deposited into the Collection Account. Of such amount, an amount equal to the portion of the Reassignment Amount determined pursuant to clause (a) of such definition will be treated as Collections of Principal Receivables and the portion of the Reassignment Amount determined pursuant to clauses (b) and (c) of such definition will be treated as Collections of Finance Charge Receivables. Such amounts will be considered Collections relating to the Monthly Period immediately preceding the Reassignment Date and allocated to each Series, Class and Tranche of Notes as specified in each Indenture Supplement for distribution to the Noteholders on the Reassignment Date.

Section 5.05.    Final Payment. Each Tranche of Notes will be considered to be paid in full, the Holders of such Tranche of Notes will have no further right or claim, and the Issuer will have no further obligation or liability with respect to such Tranche of Notes, on the earliest to occur of:

(a)    the date of the payment in full of the Stated Principal Amount of and all accrued interest on that Tranche of Notes;

(b)    the date on which the Outstanding Dollar Principal Amount of such Notes, after giving effect to all deposits, allocations, reallocations, sales of Receivables and payments to be made on such date, is reduced to zero, and all accrued interest on such Notes is paid in full; or

(c)    on the Legal Maturity Date of such Notes, after giving effect to all deposits, allocations, reallocations, sales of Receivables and payments to be made on such date.

Section 5.06.    Payments within a Series, Class or Tranche. All payments of principal, interest or other amounts to Holders of the Notes of a Series, Class or Tranche will be made in accordance with the related Indenture Supplement.

Section 5.07.    Notice of Allocations and Disbursements. For the avoidance of doubt, in no event shall the Indenture Trustee be responsible for (x) determining or calculating with respect to a Series, Class or Tranche of Notes amounts to be (i) allocated (including amounts to be reallocated) pursuant to any Transaction Document or (ii) paid or disbursed to Noteholders, the Holder of the Transferor Interest, any Derivative Counterparty or any other Person pursuant to any Transaction Document or (y) determining whether the conditions precedent to such allocation, payment or disbursement have been satisfied.

The Servicer shall make or cause to be made all allocations, payments and disbursements, and the calculations and determinations required therefor, on behalf of the Issuer as is required to be made by the Issuer under the terms of this Indenture, the Indenture Supplement or the Terms Document. The Servicer shall instruct the Indenture Trustee in writing to credit funds to or to disburse funds from any Trust Account under any Transaction Document. The foregoing instruction shall be in the form satisfactory to the Indenture Trustee and (x) except with respect to payment instructions relating to disbursements to be made to the Holder of the Transferor Interest, shall be delivered no later than the close of business on the second Business Day preceding the date such funds are to be credited to or disbursed from a Trust Account and (y) with respect to payment instructions relating to disbursements to be made to the Holder of the Transferor Interest, shall be delivered no later than 2:00 p.m. (New York City time) (or such other time of day as shall be agreed to by the Indenture Trustee and the Holder of the Transferor Interest) on the day the related disbursement to the Holder of the Transferor Interest is to be made and only in respect of funds on deposit in any Trust Account by 12:00 p.m. (New York City time) on such day (or such other time of day as shall be agreed to by the Indenture Trustee and the Holder of the Transferor Interest). The Indenture Trustee shall only be obligated to make deposits, disbursements or payments from any Trust Account to the extent it receives such instruction from the Servicer and to the extent such amounts are available therefor.

ARTICLE VI

SATISFACTION AND DISCHARGE;

CANCELLATION OF NOTES HELD BY THE ISSUER

Section 6.01.    Satisfaction and Discharge of Indenture. This Indenture will cease to be of further effect with respect to any Series, Class or Tranche of Notes (except as to any surviving rights of transfer or exchange of Notes of that Series, Class or Tranche expressly provided for herein or in the form of Note for that Series, Class or Tranche), and the Indenture Trustee, on demand of and at the expense of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of this Indenture as to that Series, Class or Tranche, when:

(a)    all Notes of that Series, Class or Tranche theretofore authenticated and delivered (other than (A) Notes of that Series, Class or Tranche which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06, and (B) Notes of that Series, Class or Tranche for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from that trust, as provided in Section 11.03) have been delivered to the Note Registrar canceled or for cancellation;

(b)    the Issuer has paid or caused to be paid all other sums payable hereunder (including payments to the Indenture Trustee, the Note Registrar and the Bank pursuant to Section 8.07) by the Issuer with respect to the Notes of that Series, Class or Tranche; and

(c)    the Issuer has delivered to the Indenture Trustee and the Note Registrar an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes of that Series, Class or Tranche have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any Series, Class or Tranche of Notes, the obligations of the Issuer to the Indenture Trustee, the Note Registrar and the Bank with respect to that Series, Class or Tranche under Section 8.07 and the obligations of the Indenture Trustee under Sections 6.02 and 11.03 will survive such satisfaction and discharge.

Section 6.02.    Application of Trust Money. All money and obligations delivered to the Indenture Trustee pursuant to Section 4.01 or Section 4.03 and all money received by the Indenture Trustee in respect of such obligations will be held in trust and applied by the Indenture Trustee in accordance with the provisions of the Series, Class or Tranche of Notes in respect of which it was deposited and this Indenture, to the payment to the Persons entitled thereto, of the principal and interest for whose payment that money and obligations have been deposited with or received by the Indenture Trustee; but that money and obligations need not be segregated from other funds held by the Indenture Trustee except to the extent required by law.

Section 6.03.    Cancellation of Notes Held by the Issuer. If the Issuer or any of its Affiliates holds any Notes, the Issuer may by notice from such Holder to the Note Registrar cause that Note to be canceled, whereupon (a) the Note will no longer be Outstanding; provided, that, no Note shall be so cancelled prior to its Legal Maturity Date unless, following that cancellation, as determined by the Issuer, the available subordinated amount of such Class of Notes is at least equal to the Required Subordinated Amount of such Class of Notes with respect to each of the more senior Class or Classes of Notes.

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

Section 7.01.    Events of Default. “Event of Default,” wherever used herein, means with respect to any Series, Class or Tranche of Notes any one of the following events (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either expressly stated to be inapplicable to a particular Series, Class or Tranche or specifically deleted or modified in the applicable Indenture Supplement creating such Series, Class or Tranche of Notes or in the form of Note for such Series, Class or Tranche:

(a)    with respect to any Tranche of Notes, a default by the Issuer in the payment of any interest on such Notes when such interest becomes due and payable, and continuance of such default for a period of thirty-five (35) days following the date on which such interest became due and payable;

(b)    with respect to any Tranche of Notes, a default by the Issuer in the payment of the principal amount of such Notes at the applicable Legal Maturity Date;

(c)    a default in the performance, or breach, of any covenant or warranty of the Issuer in this Indenture in respect of the Notes of such Series, Class or Tranche (other than a covenant or warranty in respect of the Notes of such Series, Class or Tranche a default in the performance of which or the breach of which is elsewhere in this Section 7.01 specifically dealt with), all of such covenants and warranties in this Indenture which are not expressly stated to be for the benefit of a particular Series, Class and Tranche of Notes being deemed to be in respect of the Notes of all Series, Classes or Tranches for this purpose, and continuance of such default or breach for a period of sixty (60) days after there has been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% in Outstanding Dollar Principal Amount of the Outstanding Notes of such Series, Class or Tranche, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder and, as a result of such default, the interests of the Holders of the Notes of such Series, Class or Tranche are materially and adversely affected and continue to be materially and adversely affected during the sixty (60) day period;

(d)    an Insolvency Event with respect to the Issuer shall occur; or

(e)    with respect to any Series, Class or Tranche, any additional Event of Default specified in the Indenture Supplement for such Series, Class or Tranche as applying to such Series, Class or Tranche, or specified in the form of Note for such Series, Class or Tranche.

Section 7.02.    Acceleration of Maturity; Rescission and Annulment.

(a)    If an Event of Default described in clause (a), (b), (c) or (e) (if the Event of Default under clause (c) or (e) is with respect to less than all Series, Classes and Tranches of Notes then Outstanding) of Section 7.01 occurs and is continuing with respect to any Series, Class or Tranche, then and in each and every such case, unless the principal of all the Notes of such Series, Class or Tranche shall have already become due and payable, either the Indenture Trustee or the Holders of not less than 66 2/3% in Outstanding Dollar Principal Amount of the Notes of such Series, Class or Tranche then Outstanding hereunder (each such Series, Class or Tranche acting as a separate Class), by notice in writing to the Issuer (and the Indenture Trustee if given by such Holders), may declare, the Outstanding principal amount of all the Notes of such Series, Class or Tranche then Outstanding and all interest accrued or principal accreted and unpaid (if any) thereon to be due and payable immediately, and upon any such declaration the same will become and will be immediately due and payable, anything in this Indenture, the related Indenture Supplement or in the Notes of such Series, Class or Tranche to the contrary notwithstanding. Such payments are subject to Article V, Section 7.06 and the allocation, deposits and payment sections of the related Indenture Supplement.

(b)     If an Event of Default described in clause (c) or (e) (if the Event of Default under clause (c) or (e) is with respect to all Series, Classes and Tranches of Notes then Outstanding) of Section 7.01 occurs and is continuing, then and in each and every such case, unless the principal of all the Notes shall have already become due and payable, either the Indenture Trustee or Holders of not less than 66 2/3% in Outstanding Dollar Principal Amount of all the Notes then Outstanding hereunder (treated as one Class), by notice in writing to the Issuer (and the Indenture Trustee if given by such Holders), may declare the Outstanding principal amount of all the Notes then Outstanding and all interest accrued or principal accreted and unpaid (if any) thereon to be due and payable immediately, and upon any such declaration the same will become and will be immediately due and payable, notwithstanding anything in this Indenture, the related Indenture Supplements or the Notes to the contrary.

(c)     If an Event of Default described in clause (d) of Section 7.01 occurs and is continuing, then the Notes of all Series, Classes and Tranches will automatically be and become immediately due and payable by the Issuer, without notice or demand to any Person, and the Issuer will automatically and immediately be obligated to pay off the Notes.

At any time after such a declaration of acceleration has been made with respect to the Notes of any Series, Class or Tranche and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article VII provided, the Majority Holders of such Series, Classes or Tranche, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i)     the Issuer has paid or deposited with the Indenture Trustee (or the Bank on its behalf) a sum sufficient to pay (i) all overdue installments of interest on the Notes of such Series, Class or Tranche, (ii) the principal of any Notes of such Series, Class or Tranche which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor by the terms of the Notes of such Series, Class or Tranche, to the extent that payment of such interest is lawful, (iii) interest upon overdue installments of interest at the rate or rates prescribed therefor by the terms of the Notes of such Series, Class or Tranche to the extent that payment of such interest is lawful, and (iv) all sums paid by the Indenture Trustee, the Note Registrar and the Bank hereunder and the reasonable compensation, expenses, indemnities and disbursements of (x) the Indenture Trustee, its agents and counsel and all other amounts due the Indenture Trustee, the Note Registrar and the Bank under Section 8.07; and

(ii)    all Events of Default with respect to such Series, Class or Tranche of Notes, other than the nonpayment of the principal of the Notes of such Series, Class or

Tranche which has become due solely by such acceleration, have been cured or waived as provided in Section 7.16.

No such rescission will affect any subsequent default or impair any right consequent thereon.

Section 7.03.    Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. The Issuer covenants that if:

(a)    the Issuer defaults in the payment of interest on any Series, Class or Tranche of Notes when such interest becomes due and payable and such default continues for a period of thirty-five (35) days following the date on which such interest became due and payable, or

(b)    the Issuer defaults in the payment of the principal of any Series, Class or Tranche of Notes at the Legal Maturity Date thereof;

and any such default continues beyond any specified grace period provided with respect to such Series, Class or Tranche of Notes, the Issuer will, upon demand of the Indenture Trustee, pay (subject to the allocation provided in Article V, this Article VII and any related Indenture Supplement) to the Indenture Trustee (or the Bank on its behalf), for the benefit of the Holders of any such Notes of the affected Series, Class or Tranche, the whole amount then due and payable on any such Notes for principal and interest, with interest, to the extent that payment of such interest will be legally enforceable, upon the overdue principal and upon overdue installments of interest, (i) in the case of Interest-bearing Notes, at the rate of interest applicable to the stated principal amount thereof, unless otherwise specified in the applicable Indenture Supplement; and (ii) in the case of Discount Notes, as specified in the applicable Indenture Supplement, and in addition thereto, will pay such further amount as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, indemnities, disbursements and advances of the Indenture Trustee, the Note Registrar and the Bank and their agents and counsel and all other amounts due the Indenture Trustee, the Note Registrar and the Bank under Section 8.07.

If the Issuer fails to pay such amounts forthwith upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Notes of such Series, Class or Tranche and collect the money adjudged or decreed to be payable in the manner provided by law out of the Collateral or any other obligor upon such Notes, wherever situated.

Section 7.04.    Indenture Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the principal of the Notes will then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the

Indenture Trustee will have made any demand on the Issuer for the payment of overdue principal or interest) will be entitled and empowered, by intervention in such proceedings or otherwise,

(i)     to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Indenture Trustee, the Note Registrar and the Bank (including any claim for the reasonable compensation, expenses, indemnities, disbursements and advances of the Indenture Trustee, the Note Registrar and the Bank and their agents and counsel and all other amounts due the Indenture Trustee, the Note Registrar and the Bank under Section 8.07) and of the Noteholders allowed in such judicial proceeding, and

(ii)    to collect and receive any funds or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Noteholder to make such payment to the Indenture Trustee and in the event that the Indenture Trustee will consent to the making of such payments directly to the Noteholders, to pay to (x) the Indenture Trustee, the Note Registrar and the Bank any amount due to them for the reasonable compensation, expenses, indemnities, disbursements and advances of the Indenture Trustee, the Note Registrar and the Bank and their agents and counsel, and any other amounts due the Indenture Trustee under Section 8.07.

Nothing herein contained will be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 7.05.    Indenture Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes of any Series, Class or Tranche may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes of such Series, Class or Tranche or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment will, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agent and counsel, be for the ratable benefit of the Holders of the Notes of the Series, Class or Tranche in respect of which such judgment has been recovered.

Section 7.06.    Application of Money Collected. Any money or other property collected by the Indenture Trustee with respect to a Series, Class or Tranche of Notes pursuant to this Article VII will be applied by the Indenture Trustee in the following order, at the date or dates and amounts fixed by the Indenture Trustee and, in case of the final distribution of such money on account of principal or interest, and upon surrender thereof if fully paid:

(a)    first, pro rata, to the payment of all amounts due the Indenture Trustee, the Note Registrar and the Bank under subsection 8.07(a) and pursuant to any other Transaction Documents;

(b)    second, to the payment of the amounts then due and unpaid upon the Notes of that Series, Class or Tranche for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind (but subject to the allocation provided in Article V of this Indenture and the related Indenture Supplements), according to the amounts due and payable on such Notes for principal and interest, respectively; and

(c)    third, to, or at the direction of, the Issuer.

Section 7.07.     Indenture Trustee May Elect to Hold the Collateral. Following an acceleration of any Series, Class or Tranche of Notes, the Indenture Trustee may elect to continue to hold the Collateral and apply distributions on the Collateral in accordance with the regular distribution provisions pursuant to Article V of this Indenture, except that principal will be paid on the accelerated Tranche of Notes to the extent funds are received from the Collateral and allocated to the accelerated Tranche, and payment is permitted by the subordination provisions of the accelerated Tranche.

Section 7.08.     Sale of Receivables for Accelerated Notes. In the case of a Series, Class or Tranche of Notes that has been accelerated following an Event of Default, the Indenture Trustee may, and at the direction of Holders of not less than 66 2/3% in Outstanding Dollar Principal Amount of that Series, Class or Tranche of Notes will, sell Principal Receivables and the related Finance Charge Receivables (or interests therein) as provided in the related Indenture Supplement.

Section 7.09.     Noteholders Have the Right to Direct the Time, Method and Place of Conducting Any Proceeding for Any Remedy Available to the Indenture Trustee. Holders of not less than 66 2/3% in Outstanding Dollar Principal Amount of any accelerated Series, Class or Tranche of Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee under this Article VII, or, except as provided in Section 14.06, exercising any trust or power conferred on the Indenture Trustee; provided, however, subject to Section 8.01, the Indenture Trustee shall have the right to decline any such direction if (a) the Indenture Trustee, after being advised by counsel, determines that the action so directed is in conflict with any rule or law or with this Indenture, (b) the Indenture Trustee, in good faith, shall determine, by a Responsible Officer of the Indenture Trustee, determine that the direction would be illegal or would involve the Indenture Trustee in personal liability or would be unjustly prejudicial; or (c) the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the action so directed.

Section 7.10.    Limitation on Suits. Except with respect to any arbitration or mediation provided for under the dispute resolution provisions in Section 2.10 of the Transfer Agreement and Section 6.03 of the Receivables Purchase Agreement, to the fullest extent permitted by applicable law, no Holder of any Note of any Series, Class or Tranche will have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)    such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default with respect to Notes of such Series, Class or Tranche;

(b)    the Holders of not less than 25% in Outstanding Dollar Principal Amount of the Outstanding Notes of such Series, Class or Tranche have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(c)    such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)    the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)    no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by the Majority Holders of such Series, Class or Tranche;

it being understood and intended that no one or more Holders of Notes of such Series, Class or Tranche will have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of such Series, Class or Tranche, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all Notes of such Series, Class or Tranche.

Section 7.11.    Unconditional Right of Noteholders to Receive Principal and Interest; Limited Recourse. Notwithstanding any other provisions in this Indenture, the Holder of any Note will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on the Legal Maturity Date expressed in the related Indenture Supplement and to institute suit for the enforcement of any such payment, and such right will not be impaired without the consent of such Holder; provided, however, that notwithstanding any other provision of this Indenture to the contrary, the obligation to pay principal of or interest on the Notes or any other amount payable to any Noteholder will be without recourse to the Beneficiary, the Transferor, the Servicer, WFBNA, the Indenture Trustee, the Note Registrar, the Owner Trustee (including with respect to the Indenture Trustee, the Note Registrar and the Owner Trustee, each in their individual capacities) or any affiliate, officer, employee or director of any of them, and the obligation of the Issuer to pay principal of or interest on the Notes or any other amount payable to any Noteholder will be subject to Article V and the allocation and payment provisions of the Indenture Supplements.

Section 7.12.    Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Issuer, the Indenture Trustee and the Noteholders will, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders will continue as though no such proceeding had been instituted.

Section 7.13.    Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.14.    Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VII or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 7.15.    Control by Noteholders. Holders of not less than 66 2/3% in Outstanding Dollar Principal Amount of any Series, Class or Tranche will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee in this Article VII or, except as provided in Section 14.06, exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such Series, Class or Tranche, and the Majority Holders of all Series will have the right to direct the Indenture Trustee with respect to any actions the Indenture Trustee is to take pursuant to Section 2.10 of the Transfer Agreement and Section 6.03 of the Receivables Purchase Agreement, provided, that:

(a)    the Indenture Trustee will have the right to decline to follow any such direction if the Indenture Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would conflict with this Indenture or if the Indenture Trustee in good faith will, by a Responsible Officer of the Indenture Trustee, determine that the proceedings so directed would involve it in personal liability or be unjustly prejudicial to the Noteholders not taking part in such direction, and

(b)    the Indenture Trustee may take any other action permitted hereunder deemed proper by the Indenture Trustee which is not inconsistent with such direction.

Section 7.16.    Waiver of Past Defaults. The Majority Holders of any Series, Class or Tranche may on behalf of the Holders of all the Notes of such Series, Class or Tranche waive any past default hereunder or under the related Indenture Supplement with respect to such Series, Class or Tranche and its consequences, except a default not theretofore cured:

(a)    in the payment of the principal of or interest on any Note of such Series, Class or Tranche, or

(b)    in respect of a covenant or provision hereof which under Article X cannot be modified or amended without the consent of the Holder of each Outstanding Note of such Series, Class or Tranche.

Upon any such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of this Indenture; but no such waiver will extend to any subsequent or other default or impair any right consequent thereon.

Section 7.17.    Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof will be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee or the Note Registrar, as applicable, for any action taken or omitted by it as Indenture Trustee or the Note Registrar, as applicable, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.17 will not apply to any suit instituted by the Indenture Trustee or the Note Registrar, as applicable, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 25% in Outstanding Dollar Principal Amount of the Outstanding Notes of any Series, Class or Tranche to which the suit relates, or to any suit instituted by any Noteholders for the enforcement of the payment of the principal of or interest on any Note on or after the applicable Legal Maturity Date expressed in such Note.

Section 7.18.    Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee or Note Registrar, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VIII

THE INDENTURE TRUSTEE AND NOTE REGISTRAR

Section 8.01.    Certain Duties and Responsibilities.

(a)    Each of the Indenture Trustee and the Note Registrar undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Notes of any Series, Class or Tranche, and no implied covenants or obligations will be read into this Indenture against the Indenture Trustee or the Note Registrar.

(b)    In the absence of bad faith on its part, the Indenture Trustee may, with respect to Notes of any Series, Class or Tranche, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee will be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein.

(c)    In case an Event of Default with respect to any Series, Class or Tranche of Notes has occurred and is continuing, and a Responsible Officer of the Indenture Trustee has actual knowledge or a Responsible Officer of the Indenture Trustee shall have received written knowledge of such Event of Default, the Indenture Trustee will exercise with respect to the Notes of such Series, Class or Tranche such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(d)    No provision of this Indenture will be construed to relieve the Indenture Trustee or the Note Registrar from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)      this clause (d) will not be construed to limit the effect of subsection (a) of this Section 8.01;

(ii)     neither the Indenture Trustee or the Note Registrar will be liable for any error of judgment made in good faith by a Responsible Officer of the Indenture Trustee or Note Registrar, respectively, unless it will be proved that the Indenture Trustee or Note Registrar was negligent in ascertaining the pertinent facts;

(iii)    the Indenture Trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Majority Holders of any Series, Class or Tranche relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture with respect to the Notes of such Series, Class or Tranche; and

(iv)     no provision of this Indenture will require the Indenture Trustee or Note Registrar to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it will have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to the Indenture Trustee or Note Registrar against such risk or liability is not reasonably assured to it;

(v)      the Indenture Trustee shall not have any responsibility or liability for investment losses on Permitted Investments. The Indenture Trustee shall have no obligation, to invest or reinvest, or direct the investment or reinvestment by the Bank of, any funds credited to the Trust Accounts in the absence of timely and specific written investment direction from the Issuer. In no event shall the Indenture Trustee be liable for the selection of investments or for losses incurred thereon. The Indenture Trustee shall not have liability in respect of losses incurred as a result of liquidation of any investment prior to its stated maturity or the failure of the Issuer to provide timely written investment direction.

(vi)     for all purposes under this Indenture, the Indenture Trustee shall not be deemed to have notice or knowledge of any Event of Default until a Responsible Officer of the Indenture Trustee has actual knowledge thereof or a Responsible Officer of the Indenture Trustee has received written notice thereof at its Corporate Trust Office which states that it is a notice of Event of Default. For purposes of determining the Indenture Trustee’s responsibility or liability hereunder, any reference to an Event of Default shall be construed only to refer to such event of which Indenture is deemed to have notice as described in this subsection 8.01(d)(vi); and

(vii)    except as may be required by subsection 11.01(a), the Indenture Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Transferor with its representations and warranties or for any other purpose.

(e)     Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee will be subject to the provisions of this Section 8.01.

Section 8.02.    Notice of Defaults. Within thirty (30) days after a Responsible Officer of the Indenture Trustee has actual knowledge of the occurrence of any Event of Default hereunder with respect to Notes of any Series, Class or Tranche,

(a)    the Indenture Trustee will deliver written notification of such Event of Default (which may be by making such notification electronically) (x) to all Registered Holders of such Series, Class or Tranche in accordance with Section 2.07 and any other applicable notice provisions with respect to the Note and (y) to the Note Registrar, in accordance with Section 1.05, and

(b)    the Indenture Trustee will give prompt written notification thereof to the Note Rating Agencies, unless such Event of Default will have been cured or waived;

provided, however, that, except in the case of an Event of Default in the payment of the principal of or interest on any Note of such Series, Class or Tranche, the Indenture Trustee will be protected in withholding such notice if and so long as a Responsible Officer of the Indenture Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders of such Series, Class or Tranche.

Section 8.03.    Certain Rights of Indenture Trustee and Note Registrar. Except as otherwise provided in Section 8.01:

(a)    each of the Indenture Trustee and the Note Registrar may conclusively rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document or electronic communications believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)    any request or direction of the Issuer mentioned herein will be sufficiently evidenced by an Officer’s Certificate;

(c)    whenever in the administration of this Indenture the Indenture Trustee or the Note Registrar will deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Indenture Trustee or the Note Registrar (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d)    the Indenture Trustee and the Note Registrar may consult with counsel, accountants and experts of its own selection, and the advice of such counsel, accountants or experts or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)    the Indenture Trustee and the Note Registrar will be under no obligation to exercise any of the rights or powers vested in it by this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto, or institute or conduct any proceeding (including, but without limitation, any arbitration or mediation provided for under the dispute resolution provisions in Section 2.10 of the Transfer Agreement and Section 6.03 of the Receivables Purchase Agreement), at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders (in all cases other than those specified in Section 14.06) or the Servicer (in cases specified in Section 14.06) shall have offered to the Indenture Trustee or the Note Registrar, as applicable, security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)    neither the Indenture Trustee nor the Note Registrar will be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Indenture Trustee or the Note Registrar, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if such party will determine to make such further inquiry or investigation, it will be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(g)    the Indenture Trustee and the Note Registrar may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Indenture Trustee and the Note Registrar will not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)    neither the Indenture Trustee nor the Note Registrar shall be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Indenture Trustee or the Note Registrar has been advised of the likelihood of such loss or damage and regardless of the form of actions;

(i)    neither the Indenture Trustee nor the Note Registrar shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture;

(j)    any permissive right of the Indenture Trustee or the Note Registrar to take or refrain from taking actions enumerated in this Indenture shall not be construed as a duty;

(k)    neither the Indenture Trustee nor the Note Registrar shall be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics or pandemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action;

(l)    neither the Indenture Trustee nor the Note Registrar shall be liable for any actions taken, suffered or omitted by it in good faith and believed by it to be authorized or within the rights conferred upon the Indenture Trustee or the Note Registrar, as applicable, by this Indenture;

(m)    neither the Indenture Trustee nor the Note Registrar will be responsible for filing any financing statements or continuation statements in connection with the Notes, but will cooperate with the Issuer in connection with the filing of such financing statements or continuation statements;

(n)    neither the Indenture Trustee nor the Note Registrar shall be required to take any action hereunder if it shall have reasonably determined, or shall have been advised by its counsel, that, subject to subsection 8.03(e), such action is likely to result in liability on the part of the Indenture Trustee or the Note Registrar, as applicable, or is contrary to the terms hereof or any other Transaction Document to which it is a party or is not in accordance with applicable laws;

(q)    the Bank shall have the same rights, immunities and protections acting hereunder or under any other Transaction Documents as the Indenture Trustee has;

(r)    neither the Indenture Trustee nor the Note Registrar shall be liable for any breach of this Indenture or any other Transaction Document to the extent that such breach was caused by another party breaching its obligations hereunder or under any other Transaction Document; and

(s)    neither the Indenture Trustee nor the Note Registrar shall be required to take any action that would be contrary to law, rule or regulation that would have the effect of subjecting such party to liability in its individual capacity.

Section 8.04.    Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the certificates of authentication, will be taken as the statements of the Issuer, and neither the Indenture Trustee nor the Note Registrar assumes responsibility for their correctness. Neither the Indenture Trustee nor the Note Registrar makes any representations as to the validity or sufficiency of this Indenture or of the Notes. Neither the Indenture Trustee nor the Note Registrar will be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

Section 8.05.    May Hold Notes. The Indenture Trustee, the Note Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 8.08 and 8.13, may otherwise deal with the Issuer with the same rights it would have if it were not Indenture Trustee, the Note Registrar or such other agent.

Section 8.06.    Money Held in Trust. Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Indenture Trustee will be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

Section 8.07.    Compensation and Reimbursement, Limit on Compensation, Reimbursement and Indemnity.

(a)    The Issuer agrees:

(i)      to pay to the Indenture Trustee, the Note Registrar and the Bank from time to time reasonable compensation for all services rendered by it hereunder (which compensation will not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)     except as otherwise expressly provided herein, to reimburse the Indenture Trustee, the Note Registrar and the Bank upon request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee, the Note Registrar and the Bank in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

(iii)    to indemnify the Indenture Trustee, the Note Registrar and the Bank for, defend and to hold it harmless against, any and all loss, liability expense (including experts’, accountants’ and attorneys’ fees), damage or claim incurred by it in connection with the administration of this trust and the performance of its duties hereunder and under any Transaction Document (including the costs of enforcement of the provisions of this clause) without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture and any other Transaction Document, including the costs and expenses of defending itself against any claim or liability (whether asserted by the Issuer, the Servicer, any Holder or any other Person), and including any claim arising from the failure by the Issuer or the Servicer to pay when due any sales, exercise, transfer or personal taxes relating to the Receivables and including any costs or expenses incurred in respect of enforcement of its right to indemnity under this Section 8.07. If the defendants in any action include any of the Indenture Trustee, the Note Registrar or the Bank and the Issuer, and the Indenture Trustee, the Note Registrar or the Bank shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Issuer, the Indenture Trustee, the Note Registrar or the Bank shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of the Indenture Trustee, the Note Registrar or the Bank at the expense of the Issuer, subject to the approval of the Issuer (such approval not to be unreasonably withheld).

With respect to the payment of the fees, reimbursement amounts and indemnities owed by the Issuer, the Indenture Trustee, the Note Registrar and the Bank will have no recourse to any asset of the Issuer other than funds available pursuant to Section 7.06 or to any Person other than the Issuer. Except as specified in Section 7.06, any such payments to the Indenture Trustee, the Note Registrar and the Bank shall be subordinate to payments to be made to the Noteholders.

(b)    This Section 8.07 will survive the termination of this Indenture and the resignation or replacement of the Indenture Trustee under Section 8.10.

Section 8.08.     Disqualification; Conflicting Interests. If the Indenture Trustee has or will acquire a conflicting interest within the meaning of the Trust Indenture Act, the Indenture Trustee will, if so required by the Trust Indenture Act, either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. Nothing herein will prevent the Indenture Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

Section 8.09.     Corporate Indenture Trustee Required; Eligibility. There will at all times be an Indenture Trustee hereunder with respect to each Series, Class or Tranche of Notes, which will be a corporation or national banking association organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital surplus, and undivided profits of at least $50,000,000, subject to supervision or examination by Federal or State authority, and at the time of appointment, shall have a long term senior, unsecured debt or issuer rating of “Baa3” or better by Moody’s, if rated by Moody’s, “BBB-” or better by S&P Global Ratings, if rated by S&P Global Ratings and “BBB” or better by Fitch, if rated by Fitch (or, if not rated by Moody’s, S&P Global Ratings or Fitch, a comparable rating by another statistical rating agency). If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.09, the combined capital surplus, and undivided profits of such corporation will be deemed to be its combined capital surplus, and undivided profits as set forth in its most recent report of condition so published. The Issuer may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Issuer, serve as Indenture Trustee. If at any time the Indenture Trustee with respect to any Series, Class or Tranche of Notes will cease to be eligible in accordance with the provisions of this Section 8.09, it will resign within thirty (30) days in the manner and with the effect hereinafter specified in this Article VIII. The Indenture Trustee shall not (a) offer or provide credit or credit enhancement to the Issuer and (b) be affiliated, as such term is defined in Rule 405 under the Securities Act, with the Issuer at any time.

Section 8.10.    Resignation and Removal; Appointment of Successor.

(a)    No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article VIII will become effective until the acceptance of appointment by the successor Indenture Trustee under Section 8.11.

(b)    The Indenture Trustee may resign with respect to any Series, Class or Tranche of Notes at any time by giving at least thirty (30) days’ written notice thereof to the Issuer (with a copy delivered to the Note Registrar). If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within sixty (60) days after the giving of such notice of resignation, the resigning Indenture Trustee, at the Issuer’s expense, may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(c)    The Indenture Trustee may be removed with (30) days’ written notice with respect to any Series, Class or Tranche of Notes at any time by Act of the Holders of not less than 66 2/3% in Outstanding Dollar Principal Amount of all the Notes then Outstanding hereunder (treated as one Class), Class or Tranche, delivered to the Indenture Trustee and to the Issuer (with a copy delivered to the Note Registrar).

(d)    If at any time:

(i)     the Indenture Trustee fails to comply with Section 310(b) of the Trust Indenture Act with respect to any Series, Class or Tranche of Notes after written request therefor by the Issuer or by any Noteholder who has been a bona fide Holder of a Note of that Series, Class or Tranche for at least six (6) months, or

(ii)     the Indenture Trustee ceases to be eligible under Section 8.09 with respect to any Series, Class or Tranche of Notes and fails to resign after written request therefor by the Issuer or by any such Noteholder, or

(iii)    the Indenture Trustee becomes incapable of acting with respect to any Series, Class or Tranche of Notes, or

(iv)    the Indenture Trustee is adjudged bankrupt or insolvent or a receiver of the Indenture Trustee or of its property is appointed or any public officer takes charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer may remove the Indenture Trustee, with respect to the Series, Class or Tranche, or in the case of clause (iv), with respect to all Series, Classes or Tranches, or (B) subject to Section 7.17, any Noteholder who has been a bona fide Holder of a Note of such Series, Class and Tranche for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee with respect to such Series, Class or Tranche and the appointment of a successor Indenture Trustee with respect to the Series, Class or Tranche, or, in the case of clause (iv), with respect to all Series, Classes and Tranches.

(e)    If the Indenture Trustee resigns, is removed or becomes incapable of acting with respect to any Series, Class or Tranche of Notes, or if a vacancy shall occur in the office of the Indenture Trustee with respect to any Series, Class or Tranche of Notes for any cause, the Issuer will promptly appoint a successor Indenture Trustee for that Series, Class or Tranche of Notes. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Indenture Trustee with respect to such Series, Class or Tranche of Notes is appointed by Act of the Majority Holders of such Series, Class or Tranche delivered to the Issuer and the retiring Indenture Trustee, the successor Indenture Trustee so appointed will, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee with respect to such Series, Class or Tranche and supersede the successor Indenture Trustee appointed by the Issuer with respect to such Series, Class or Tranche. If no successor Indenture Trustee with respect to such Series, Class or Tranche shall have been so appointed by the Issuer or the Noteholders of such Series, Class or Tranche and accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide Holder of a Note of that Series, Class or Tranche for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee with respect to such Series, Class or Tranche.

(f)    The Issuer will give written notice of each resignation and each removal of the Indenture Trustee with respect to any Series, Class or Tranche and each appointment of a successor Indenture Trustee with respect to any Series, Class or Tranche to each Noteholder as provided in Section 1.06 and to each Note Rating Agency. Each notice will include the name of the successor Indenture Trustee and the address of its principal Corporate Trust Office.

Section 8.11.    Acceptance of Appointment by Successor. Every successor Indenture Trustee appointed hereunder will execute, acknowledge and deliver to the Issuer and to the predecessor Indenture Trustee an instrument accepting such appointment, with a copy to the Note Rating Agencies, and thereupon the resignation or removal of the predecessor Indenture Trustee will become effective with respect to any Series, Class or Tranche as to which it is resigning or being removed as Indenture Trustee, and such successor Indenture Trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the predecessor Indenture Trustee with respect to any such Series, Class or Tranche; but, on request of the Issuer or the successor Indenture Trustee, such predecessor Indenture Trustee will, upon payment of its reasonable charges, if any, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the predecessor Indenture Trustee, and will duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such predecessor Indenture Trustee hereunder with respect to all or any such Series, Class or Tranche, subject nevertheless to its Lien, if any, provided for in Section 8.07. Upon request of any such successor Indenture Trustee, the Issuer will execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

In case of the appointment hereunder of a successor Indenture Trustee with respect to the Notes of one or more (but not all) Series, Classes or Tranches, the Issuer, the predecessor Indenture Trustee and each successor Indenture Trustee with respect to the Notes of any applicable Series, Class or Tranche will execute and deliver an Indenture Supplement which will contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Indenture Trustee with respect to the Notes of any Series, Class or Tranche as to which the predecessor Indenture Trustee is not being succeeded will continue to be vested in the predecessor Indenture Trustee, and will add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such Indenture Supplement will constitute such Indenture Trustees co-trustees of the same trust and that each such Indenture Trustee will be Indenture Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee.

No successor Indenture Trustee with respect to any Series, Class or Tranche of Notes will accept its appointment unless at the time of such acceptance such successor Indenture

Trustee will be qualified and eligible with respect to that Series, Class or Tranche under this Article VIII.

Section 8.12.    Merger, Conversion, Consolidation or Succession to Business. Any corporation or national banking association into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation or national banking association succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, will be the successor of the Indenture Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article VIII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. The Issuer will give prompt written notice of such merger, conversion, consolidation or succession to the Note Rating Agencies. In case any Notes shall have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Notes.

Section 8.13.    Preferential Collection of Claims Against Issuer. If and when the Indenture Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Notes), the Indenture Trustee will be subject to the provisions of Section 311 of the Trust Indenture Act. An Indenture Trustee who has resigned or been removed will be subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.

Section 8.14.    Appointment of Authenticating Agent. At any time when any of the Notes remain Outstanding, the Indenture Trustee, with the approval of the Issuer, may appoint an Authenticating Agent or Authenticating Agents (which may include the Indenture Trustee) with respect to one or more Series, Classes or Tranches of Notes which will be authorized to act on behalf of the Indenture Trustee to authenticate Notes of such Series, Classes or Tranches issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Notes so authenticated will be entitled to the benefits of this Indenture and will be valid and obligatory for all purposes as if authenticated by the Indenture Trustee hereunder. Upon the appointment of an Authenticating Agent pursuant to this Section 8.14, wherever reference is made in this Indenture to the authentication and delivery of Notes by the Note Registrar or the Note Registrar’s certificate of authentication, such reference will be deemed to include authentication and delivery on behalf of the Note Registrar by an Authenticating Agent and a certificate of authentication executed on behalf of the Note Registrar by an Authenticating Agent. Each Authenticating Agent will be acceptable to the Issuer and will at all times be a corporation or national banking association organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital surplus, and undivided profits of not less than $50,000,000 and, if other than the Issuer itself, subject to supervision or examination by federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 8.14, the combined capital surplus, and undivided profits of such Authenticating Agent will be deemed to be its combined capital surplus, and undivided profits as set forth in its most recent report of condition so published. If at any time an Authenticating Agent will cease to be eligible in accordance with the provisions of this Section 8.14, such Authenticating Agent will resign immediately in the manner and with the effect specified in this Section 8.14.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent will be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, will continue to be an Authenticating Agent, provided such Person will be otherwise eligible under this Section 8.14, without the execution or filing of any paper or any further act on the part of the Indenture Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Indenture Trustee and to the Issuer. The Indenture Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent will cease to be eligible in accordance with the provisions of this Section 8.14, the Indenture Trustee, with the approval of the Issuer, may appoint a successor Authenticating Agent which will be acceptable to the Issuer and will give notice to each Noteholder as provided in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder will become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent will be appointed unless eligible under the provisions of this Section 8.14.

The Indenture Trustee agrees to pay to each Authenticating Agent (other than an Authenticating Agent appointed at the request of the Issuer from time to time) reasonable compensation for its services under this Section 8.14, and the Indenture Trustee will be entitled to be reimbursed for such payments, subject to the provisions of Section 8.07.

If an appointment with respect to one or more Series, Classes or Tranches is made pursuant to this Section 8.14, the Notes of such Series, Classes or Tranche may have endorsed thereon, in addition to the Indenture Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes of the Series, Classes or Tranches designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee

By:
As Authenticating Agent

By:
Authorized Signatory

Section 8.15.    Tax Returns.

(a)    In the event that the Issuer shall be required to file tax returns, the Beneficiary and the Servicer shall prepare or shall cause to be prepared such tax returns and shall provide such tax returns to the Owner Trustee or the Beneficiary for signature at least five (5) days before such tax returns are due to be filed. The Issuer, in accordance with the terms of each Indenture Supplement, shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders and shall deliver such information to the Note Registrar at least five (5) days prior to the date it is required by law to be distributed to Noteholders. The Note Registrar, upon written request, will furnish the Beneficiary and the Servicer with all such information known to the Note Registrar as may be reasonably requested and required in connection with the preparation of all tax returns of the Issuer, and shall, upon request, execute such returns. In no event shall the Note Registrar or the Owner Trustee be personally liable for any liabilities, costs or expenses of the Issuer or any Noteholder arising under any tax law, including without limitation, federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto arising from a failure to comply therewith).

(b)    In the event that the Issuer is classified as a partnership for federal income tax purposes, the Transferor (or a U.S. Affiliate of the Transferor if the Transferor is ineligible) is hereby designated as the partnership representative under Section 6223(a) of the Internal Revenue Code to the extent allowed by law. The Issuer shall, to the extent eligible, make the election under Section 6221(b) of the Internal Revenue Code with respect to determinations of adjustments at the partnership level and take any other action such as filings, disclosures and notifications necessary to effectuate such election. If the election described in the preceding sentence is not available, the Issuer shall, to the extent eligible, make the election under Section 6226(a) of the Internal Revenue Code with respect to the alternative to payment of imputed underpayments by a partnership and take any other action such as filings, disclosures and notifications necessary to effectuate such election. Notwithstanding the foregoing, each of the Issuer, the Transferor and the Servicer are authorized, in its sole discretion, to make any available election related to Sections 6221 through 6241 of the Internal Revenue Code and to take any action it deems necessary or appropriate to comply with the requirements of the Internal Revenue Code and conduct the Issuer’s affairs under Sections 6221 through 6241 of the Internal Revenue Code.

Section 8.16.    Representations and Covenants of the Indenture Trustee and Note Registrar. Each of the Indenture Trustee, the Note Registrar and the Bank represents, warrants and covenants that:

(i)       it is a national banking association duly organized and validly existing under the laws of the United States of America;

(ii)      it has full power and authority to execute, deliver and perform this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and other documents to which it is a party; and

(iii)     each of this Indenture and each other Transaction Document any other document related to a Transaction Document to which it is a party has been duly executed and delivered by it and constitutes its legal, valid and binding obligation in accordance with its terms.

Section 8.17.    Custody of the Collateral. The Bank shall hold such of the Collateral as constitutes a Permitted Investment in accordance with subsection 4.03(c) on behalf of the Indenture Trustee. As specified in written instructions provided by the Issuer to the Indenture Trustee and the Bank, or in other agreements executed by the Issuer, the Indenture Trustee and the Bank, (a) the Indenture Trustee agrees to act in accordance with instructions, including taking action required of the Indenture Trustee under Section 13.01, to the extent required for the Indenture Trustee to maintain its first priority perfected security interest in the Collateral, and (b) the Bank agrees that it will comply with the terms hereof in order to maintain exclusive control or possession of, or take any other action required of the Bank as directed by the Issuer under Section 13.01 that is necessary or appropriate to maintain the Indenture Trustee’s first priority perfected security interest in the Collateral. Notwithstanding any other provision of this Indenture, the Bank shall not hold any Collateral through an agent or nominee except as expressly permitted by this Section 8.17 and subsection 4.03(c). Each term used in this Section 8.17 and defined in the New York UCC shall have the meaning set forth in the New York UCC.

Section 8.18.    Indenture Trustee’s Application for Instructions from the Issuer. Any application by the Indenture Trustee for written instructions from the Issuer may, at the option of the Indenture Trustee, set forth in writing any action proposed to be taken or omitted by the Indenture Trustee under and in accordance with this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective, provided, that such application shall make specific reference to this Section 8.18. The Indenture Trustee shall not be liable for any action taken by, or omission of, the Indenture Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Issuer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the

Indenture Trustee shall have received written instructions in response to such application specifying the action be taken or omitted.

Section 8.19.    Account Information Confidential. The Indenture Trustee hereby agrees not to disclose to any Person any of the cardholder account numbers or other information contained in the Account Schedules delivered to the Indenture Trustee (“Account Information”) except as is required in connection with its duties in enforcing the rights of the Noteholders, as mandated pursuant to any Requirements of Law applicable to the Indenture Trustee, or as requested by any Person in connection with financing statements filed pursuant to any Transaction Document. The Indenture Trustee agrees to take such measures as shall be reasonably requested by the Issuer to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow the Issuer to inspect the Indenture Trustee’s security, data protection and confidentiality arrangements from time to time during normal business hours. In the event that the Indenture Trustee is required by law to disclose any Account Information, the Indenture Trustee shall provide the Issuer with prompt written notice, unless such notice is prohibited by law, of any such request or requirement so that the Issuer may notify the Transferor and WFBNA and may request a protective order or other appropriate remedy. The Indenture Trustee shall make best efforts to provide the Issuer and the Transferor with written notice no later than five (5) days prior to any disclosure pursuant to this Section 8.19.

ARTICLE IX

LISTS, REPORTS BY INDENTURE TRUSTEE, ISSUER AND BENEFICIARY

Section 9.01.    Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee and the Note Registrar at such times as the Indenture Trustee and the Note Registrar, as applicable, may request in writing, within thirty (30) days after the receipt by the Issuer of any such request, a list of the names and addresses of the Registered Noteholders of such Series, Classes or Tranches as of such date; provided, however, that in the event the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 9.02.    Preservation of Information; Communications to Noteholders.

(a)    The Note Registrar will preserve, in as current a form as is reasonably practicable, the names and addresses of Registered Noteholders contained in the most recent list furnished to the Note Registrar as provided in Section 9.01 and the names and addresses of Registered Noteholders received by the Note Registrar in its capacity as Note Registrar. The Note Registrar may destroy any list furnished to it pursuant to Section 9.01 upon receipt of a new list so furnished.

(b)    If three (3) or more Holders of Notes of any Series, Class or Tranche (hereinafter referred to as “applicants”) apply in writing to the Note Registrar and/or the Indenture Trustee, and furnish to the Note Registrar and/or the Indenture Trustee, as the case may be, reasonable proof that each such applicant has owned a Note of such Series, Class or Tranche for a period of at least six (6) months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Notes of such Series, Class or Tranche or with the Holders of all Notes with respect to their rights under this Indenture or under such Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Note Registrar and/or the Indenture Trustee, as the case may be, will, within five (5) Business Days after the receipt of such application, at its election, either

(i)     afford such applicants access to the information preserved at the time by the Note Registrar in accordance with subsection 9.02(a), or

(ii)    inform such applicants as to the approximate number of Holders of Notes of such Series, Class or Tranche or all Notes, as the case may be, whose names and addresses appear in the information preserved at the time by the Note Registrar in accordance with subsection 9.02(a), and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application.

If the Note Registrar and/or the Indenture Trustee, as the case may be, shall elect not to afford such applicants access to such information, the Note Registrar and/or the Indenture Trustee, as the case may be, shall, upon the written request of such applicants, mail to each Holder of a Registered Note of such Series, Class or Tranche or to all Registered Noteholders, as the case may be, whose names and addresses appear in the information preserved at the time by the Note Registrar and/or the Indenture Trustee, as the case may be, in accordance with subsection 9.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Note Registrar and/or the Indenture Trustee, as the case may be, of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless, within five (5) days after such tender, the Note Registrar and/or the Indenture Trustee, as the case may be, shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Note Registrar or the Indenture Trustee, as the case may be, such mailing would be contrary to the best interests of the Holders of Notes of such Series, Class or Tranche or all Noteholders, as the case may be, or would be in violation of applicable law. Such written statement will specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Note Registrar and/or the Indenture Trustee, as the case may be, will mail copies of such material to all Registered Noteholders of such Series, Class or Tranche or all Registered Noteholders, as the case may be, with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Note Registrar and/or the Indenture Trustee, as the case may be, will be relieved of any obligation or duty to such applicants respecting their application.

(c)    Every Holder of Notes, by receiving and holding the same, agrees with the Issuer, the Note Registrar and the Indenture Trustee that none of the Issuer, the Note Registrar or the Indenture Trustee will be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Notes in accordance with subsection 9.02(b), regardless of the source from which such information was derived, and that the Note Registrar and the Indenture Trustee will not be held accountable by reason of mailing any material pursuant to a request made under subsection 9.02(b).

Section 9.03.    Reports by Indenture Trustee.

(a)    The term “reporting date” as used in this Section 9.03 means December 31. To the extent required by the Trust Indenture Act, sixty (60) days after each reporting date, commencing with respect to activity occurring in the 2024 calendar year, the Indenture Trustee will transmit to Noteholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such reporting date.

(b)    To the extent required by the Trust Indenture Act, the Indenture Trustee will mail each year to all Registered Noteholders, with a copy to the Note Rating Agencies a report concerning:

(i)      its eligibility and qualifications to continue as trustee under this Indenture;

(ii)     any amounts advanced by the Indenture Trustee under this Indenture;

(iii)    the amount, interest rate and maturity date or indebtedness owing by the Issuer to the Indenture Trustee in the Indenture Trustee’s individual capacity;

(iv)    the property and funds physically held by the Indenture Trustee as Indenture Trustee;

(v)     any release or release and substitution of Collateral subject to the Security Interest which has not previously been reported; and

(vi)    any action taken by the Indenture Trustee that materially affects the Notes and that has not previously been reported.

(c)    The Indenture Trustee will comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

(d)    A copy of each such report will, at the time of such transmission to Noteholders, be filed by the Indenture Trustee with each stock exchange upon which the Notes are listed, and also with the Commission. The Issuer will notify the Indenture Trustee when the Notes are admitted to trading on any stock exchange.

Section 9.04.    Reports by Issuer to the Commission. The Issuer will:

(a)    provide to the Indenture Trustee, within fifteen (15) days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Issuer is not required to file information, documents or reports pursuant to either of said Sections, then it will provide to the Indenture Trustee and file with the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b)    provide to the Indenture Trustee and file with the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c)    transmit by mail to all Registered Noteholders, as their names and addresses appear in the Note Register within thirty (30) days after the provision thereof to the Indenture Trustee, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to paragraphs (a) and (b) of this Section 9.04 as may be required by rules and regulations prescribed from time to time by the Commission.

Section 9.05.    Reports by Indenture Trustee. The Indenture Trustee will report to the Issuer with respect to the amount on deposit in the Trust Accounts, and the identity of the investments included therein, as the Issuer may from time to time reasonably request which, absent the occurrence of an Event of Default hereunder, will not occur more often than monthly.

Section 9.06.    Monthly Noteholders’ Statement. On each Determination Date, the Issuer will cause the Servicer to, in cooperation with and based on information provided to it by the Issuer and the Beneficiary, complete and deliver to the Note Registrar, the Indenture Trustee and the Transferor (with a copy to each Note Rating Agency) a Monthly Noteholders’ Statement.

On each Payment Date, the Indenture Trustee shall make the Monthly Noteholders’ Statement available electronically and, with the consent or at the direction of the Issuer, such other information regarding the Notes and/or the Collateral as the Indenture Trustee may have in its possession via access to a password-protected website maintained by the Indenture Trustee. Access to such website shall be provided to any party to a Transaction Document requesting access, to each Rating Agency and, after proof of ownership is provided to the Indenture Trustee by such Noteholder or agent of such Noteholder by way of certification in a form acceptable to the Indenture Trustee, to any Noteholder; provided, however, that the Indenture Trustee shall have no obligation to provide such information described in this Section 9.06 until it has received the requisite information from the Issuer or the Servicer, as applicable. The Indenture Trustee will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility therefor.

The Indenture Trustee’s internet website shall be initially located at https://www.pivot.usbank.com or at such other address as shall be specified by the Indenture Trustee from time to time in writing to each Rating Agency, each Noteholder and the parties to this Indenture and to the Servicing Agreement. Other than as set forth in Section 8.01 hereof, the Indenture Trustee shall not be liable for the electronic dissemination of information as contemplated by this Section.

ARTICLE X

INDENTURE SUPPLEMENTS AND AMENDMENTS TO THE TRUST AGREEMENT

Section 10.01.    Supplemental Indentures Without Consent of Noteholders. Without the consent of the Holders of any Notes but with prior notice to each Note Rating Agency, the Issuer, the Note Registrar and the Indenture Trustee, at any time and from time to time, upon delivery of an Issuer Tax Opinion and upon delivery by the Issuer to the Indenture Trustee and the Note Registrar of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future may amend this Indenture or any Indenture Supplement or enter into one or more Indenture Supplements, in form satisfactory to the Indenture Trustee, for any of the following purposes:

(a)    to evidence the succession of another Entity to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes; or

(b)    to add to the covenants of the Issuer, or to surrender any right or power herein conferred upon the Issuer, for the benefit of the Holders of the Notes of any or all Series, Classes or Tranches (and if such covenants or the surrender of such right or power are to be for the benefit of less than all Series, Classes or Tranches of Notes, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified Series, Classes or Tranches); or

(c)    to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; or

(d)    to add to this Indenture such provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this Indenture was executed or any corresponding provision in any similar federal statute hereafter enacted; or

(e)    to establish any form of Note, as provided in Article II, and to provide for the issuance of any Series, Class or Tranche of Notes as provided in Article III and to set forth the terms thereof, and/or to add to the rights of the Holders of the Notes of any Series, Class or Tranche; or

(f)    to evidence and provide for the acceptance of appointment by another corporation as a successor Indenture Trustee hereunder with respect to one or more Series, Classes or Tranches of Notes and to add to or change any of the provisions of this Indenture as will be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, pursuant to Section 8.11; or

(g)    to add any additional Early Redemption Events or Events of Default in respect of the Notes of any or all Series, Classes or Tranches (and if such additional Events of Default are to be in respect of less than all Series, Classes or Tranches of Notes, stating that such Events of Default are expressly being included solely for the benefit of one or more specified Series, Classes or Tranches); or

(h)    if one or more additional Transferors under the Transfer Agreement are added to, or replaced under, the Transfer Agreement, or one or more additional Beneficiaries under the Trust Agreement are added to, or replaced under, the Trust Agreement, to make any necessary changes to the Indenture or any other related document; or

(i)    to provide for the inclusion of additional collateral (in addition to the Collateral) and the issuance of Notes backed by any such additional collateral (in addition to the Collateral);

(j)    to provide for additional or alternative credit enhancement for any Tranche of Notes; or

(k)    to comply with any regulatory, accounting, securities or tax laws, rules, regulations or requirements; or

(l)    to qualify for sale treatment under generally accepted accounting principles.

Additionally, notwithstanding any provision of this Article X to the contrary, this Indenture or any Indenture Supplement may be amended without the consent of the Indenture Trustee or the Note Registrar, or any of the Noteholders, upon delivery of an Issuer Tax Opinion for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or any Indenture Supplement or of modifying in any manner the rights of the Holders of the Notes under this Indenture or any Indenture Supplement; provided, however, that (i) the Issuer shall deliver to the Indenture Trustee, the Note Registrar and the Owner Trustee an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future and (ii) the Rating Agency Condition is satisfied with respect to such amendment; provided, however, none of the Indenture Trustee, the Note Registrar or the Bank, as applicable, shall be required to execute any amendment that adversely impacts the rights, duties, privileges, indemnities, protections, immunities and benefits of the Indenture

Trustee, the Note Registrar or the Bank under this Indenture or any Indenture Supplement or otherwise, as applicable. Following the execution of any amendment to the Indenture pursuant to this Section 10.01, the Issuer shall promptly provide a copy of such amendment to the Indenture Trustee, the Note Registrar, the Bank and the Owner Trustee.

Section 10.02.    Supplemental Indentures with Consent of Noteholders. With prior notice to each applicable Note Rating Agency and the consent of not less than 66-2/3% in Outstanding Dollar Principal Amount of each Class or Tranche affected by such amendment of this Indenture or any Indenture Supplement by Act of said Holders delivered to the Issuer and the Indenture Trustee, the Issuer, the Note Registrar and the Indenture Trustee, upon delivery of an Issuer Tax Opinion, may enter into an amendment of this Indenture or such Indenture Supplement for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or any Indenture Supplement or of modifying in any manner the rights of the Holders of the Notes of each such Series, Class or Tranche under this Indenture or any Indenture Supplement; provided, however, that no such amendment or Indenture Supplement will, without the consent of the Holder of each Outstanding Note affected thereby:

(a)    change the scheduled payment date of any payment of interest on any Note, or change an Expected Principal Payment Date or Legal Maturity Date of any Note;

(b)    reduce the Stated Principal Amount of, or the interest rate on any Note, or change the method of computing the Outstanding Dollar Principal Amount, the Adjusted Outstanding Dollar Principal Amount or the Nominal Liquidation Amount in a manner that is adverse to the Holder of any Note;

(c)    reduce the amount of a Discount Note payable upon the occurrence of an Early Redemption Event or other optional or mandatory redemption or upon the acceleration of its maturity;

(d)    impair the right to institute suit for the enforcement of any payment on any Note;

(e)    reduce the percentage in Outstanding Dollar Principal Amount of the Outstanding Notes of any Series, Class or Tranche, the consent of whose Holders is required for any such Indenture Supplement, or the consent of whose Holders is required for any waiver of compliance with the provisions of this Indenture or of defaults hereunder and their consequences, provided for in this Indenture;

(f)    modify any of the provisions of this Section 10.02 or Section 7.18, except to increase any percentage of Holders of Notes required to consent to any such amendment or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(g)    permit the creation of any lien or other encumbrance on the Collateral that secures any Tranche of Notes that is prior to the lien in favor of the Holders of the Notes of such Tranche;

(h)    change any place of payment where any principal of, or interest on, any Note is payable, unless otherwise provided in the applicable Indenture Supplement;

(i)    change the method of computing the amount of principal of, or interest on, any Note on any date; or

(j)    make any other amendment not permitted by Section 10.01.

An amendment of this Indenture or an Indenture Supplement which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Series, Class or Tranche of Notes, or which modifies the rights of the Holders of Notes of such Series, Class or Tranche with respect to such covenant or other provision, will be deemed not to affect the rights under this Indenture of the Holders of Notes of any other Series, Class or Tranche.

It will not be necessary for any Act of Noteholders under this Section 10.02 to approve the particular form of any proposed amendment or Indenture Supplement, but it will be sufficient if such Act will approve the substance thereof.

Section 10.03.    Execution of Indenture Supplements. In executing or accepting the additional trusts created by any amendment of this Indenture or Indenture Supplement permitted by this Article X or the modifications thereby of the trusts created by this Indenture, each of the Indenture Trustee, and the Note Registrar will be entitled to receive, and (subject to Section 8.01) will be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment or Indenture Supplement is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. Each of the Indenture Trustee, the Note Registrar and the Bank may, but will not (except to the extent required in the case of an amendment or Indenture Supplement entered into under subsection 10.01(d) or 10.01(f)) be obligated to, enter into any such Indenture Supplement which affects the Indenture Trustee’s, the Note Registrar’s or the Bank’s, as applicable, own rights, duties, privileges, indemnities, protections, immunities and benefits under this Indenture or otherwise.

Section 10.04.    Effect of Indenture Supplements. Upon the execution of any amendment of this Indenture or Indenture Supplement under this Article X, this Indenture will be modified in accordance therewith with respect to each Series, Class or Tranche of Notes affected thereby, or all Notes, as the case may be, and such amendment or Indenture Supplement will form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder will be bound thereby to the extent provided therein.

Section 10.05.    Conformity with Trust Indenture Act. Every amendment of this Indenture or Indenture Supplement executed pursuant to this Article X will conform to the requirements of the Trust Indenture Act as then in effect.

Section 10.06.    Reference in Notes to Indenture Supplements. Notes authenticated and delivered after the execution of any amendment of this Indenture or Indenture Supplement pursuant to this Article X may, and will if required by the Indenture Trustee, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such amendment or Indenture Supplement. If the Issuer will so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such amendment or Indenture Supplement may be prepared and executed by the Issuer and authenticated and delivered by the Note Registrar in exchange for Outstanding Notes.

Section 10.07.    Amendments to the Transfer Agreement, the Servicing Agreement, the Asset Representations Review Agreement.

(a)    By their acceptance of a Note, the Noteholders acknowledge that the Transferor, the Servicer and the Issuer, as applicable, may amend the Transfer Agreement and the Servicing Agreement, as applicable, without the consent of the any Noteholder, so long as the provisions of the Transfer Agreement or the Servicing Agreement, as applicable, are complied with.

(b)    By their acceptance of a Note, the Noteholders acknowledge that the Transferor, the Servicer, WFBNA and the Asset Representations Reviewer may amend the Asset Representations Review Agreement, including the content of any Exhibit to the Asset Representations Review Agreement, without the consent of any Noteholder so long as such amendment shall not have an Adverse Effect, and is not reasonably expected by the Transferor to have an Adverse Effect at any time in the future on any Noteholder whose consent has not been obtained (as evidenced by an Officer’s Certificate of the Transferor delivered to WFBNA, the Servicer, and the Indenture Trustee).

Section 10.08.    Amendments to the Trust Agreement.

(a)    Subject to the provisions of the Trust Agreement, without the consent of the Holders of any Notes or the Indenture Trustee, the Owner Trustee (at the written direction of the Beneficiary) and the Beneficiary may amend the Trust Agreement so long as such amendment will not, in the reasonable belief of the Beneficiary, have an Adverse Effect and is not reasonably expected by the Beneficiary to have an Adverse Effect at any time in the future on any Noteholder whose consent has not been obtained (as evidenced by an Officer’s Certificate of the Beneficiary delivered to the Indenture Trustee).

(b)    Subject to the provisions of the Trust Agreement, (A) in the case of a significant change in the permitted activities of the Issuer which is not materially adverse to Holders of the Notes, with the consent of the Majority Holders of each Series, Class or Tranche of Notes affected by such change, and (B) in all other cases, with the consent of the Holders of not less than 66-2/3% in Outstanding Dollar Principal Amount of the Outstanding Notes adversely affected by such amendment, by Act of said Holders delivered to the Indenture Trustee, the Beneficiary and the Owner Trustee (at the written direction of the Beneficiary) may amend the Trust Agreement for the purpose of adding, changing or eliminating any provisions of the Trust Agreement or of modifying the rights of those Noteholders.

ARTICLE XI

REPRESENTATIONS, WARRANTIES AND COVENANTS OF ISSUER

Section 11.01.    Payment of Principal and Interest. With respect to each Series, Class or Tranche of Notes, the Issuer will duly and punctually pay the principal of and interest on such Notes in accordance with their terms and this Indenture, and will duly comply with all the other terms, agreements and conditions contained in, or made in this Indenture for the benefit of, the Notes of such Series, Class or Tranche.

Section 11.02.    Maintenance of Office or Agency. The Issuer will maintain an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. Unless and until the Issuer rescinds such appointment, the Issuer hereby appoints the Note Registrar, at its Corporate Trust Office, as such office to receive such presentations, surrenders, notices and demands. The Issuer will give prompt written notice to the Indenture Trustee and the Note Registrar of the location, and of any change in the location, of such office or agency. If at any time the Issuer will fail to maintain such office or will fail to furnish the Indenture Trustee and the Note Registrar with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Note Registrar; provided, however, the Note Registrar shall not be deemed an agent of the Issuer for service of legal process. The Corporate Trust Office of the Note Registrar will be maintained at U.S. Bank Trust Company, National Association, 111 Fillmore Avenue East, St. Paul, Minnesota 55107, Attention: Bondholder Services – Wells Fargo Card Issuance Trust, or such other address as the Note Registrar may inform the Issuer and the Indenture Trustee in writing.

Section 11.03.    Money for Note Payments to Be Held in the Trust Accounts. The Indenture Trustee, based solely upon written instructions furnished to the Indenture Trustee pursuant to and in accordance with the terms of this Indenture, will make distributions to Noteholders from the Collection Account or other applicable Trust Account pursuant to the provisions of Article V and Article VII of this Indenture or any Indenture Supplement. The Indenture Trustee will have the revocable power to withdraw funds from the Collection Account or other applicable Trust Account for the purpose of making the distributions referred to in the preceding sentence. The Indenture Trustee may revoke such power and remove any paying agent if the Indenture Trustee determines in its sole discretion that such paying agent has failed to perform its obligations under this Indenture or any Indenture Supplement in any material respect. Such paying agent upon removal will return all funds in its possession to the Indenture Trustee.

The Issuer will cause each paying agent (other than U.S. Bank Trust Co.) for any Series, Class or Tranche of Notes to execute and deliver to the Indenture Trustee an instrument in which such paying agent will agree with the Indenture Trustee (and to the extent the Indenture Trustee acts as paying agent, it so agrees), subject to the provisions of this Section 11.03, that such paying agent will:

(a)    hold all sums held by it for the payment of principal of or interest on Notes of such Series, Class or Tranche in trust for the benefit of the Persons entitled thereto until such sums will be paid to such Persons or otherwise disposed of as herein provided;

(b)    if such paying agent is not the same Person as the Person acting as the Indenture Trustee, give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes of such Series, Class or Tranche) in the making of any such payment of principal or interest on the Notes of such Series, Class or Tranche;

(c)    if such paying agent is not the same Person as the Person acting as the Indenture Trustee, at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such paying agent;

(d)    immediately resign as a paying agent and, if such paying agent is not the same Person as the Person acting as the Indenture Trustee, forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards described in this Section 11.03 required to be met by a paying agent at the time of its appointment; and

(e)    comply with all requirements of the Internal Revenue Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to any Series, Class or Tranche of Notes or for any other purpose, pay, or by an Officer’s Certificate direct the paying agent to pay, to the Indenture Trustee all sums held in trust by the Issuer or such paying agent in respect of each and every Series, Class or Tranche of Notes as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by the Issuer in respect of all Notes, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by the Issuer or such paying agent; and, upon such payment by the paying agent to the Indenture Trustee, such paying agent will be released from all further liability with respect to such money.

Subject to applicable law, any money deposited with the Bank on behalf of the Indenture Trustee or the paying agent, or then held by the Issuer, in trust for the payment of the principal of or interest on any Note of any Series, Class or Tranche and remaining unclaimed for two years after such principal or interest has become due and payable will be paid to the Issuer upon request in an Officer’s Certificate, or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Bank, the Indenture Trustee or such paying agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease. The Indenture Trustee or such paying agent, before being required to make any such repayment, may at the expense of the Issuer give notice to the Holders of the Notes as to which the money to be repaid was held in trust, as provided in Section 1.06, a notice that such funds remain unclaimed and that, after a date specified in the notice, which will not be less than thirty (30) days from the date on which the notice was first mailed or published to the Holders of the Notes as to which the money to be repaid was held in trust, any unclaimed balance of such funds then remaining will be paid to the Issuer free of the trust formerly impressed upon it.

The Issuer may at any time and from time to time authorize one or more Persons (including the Indenture Trustee) to act as paying agent in addition to or in place of U.S. Bank Trust Co. with respect to any Series, Class or Tranche of Notes issued under this Indenture.

Each paying agent will at all times have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by a United States federal or state authority or be regulated by or subject to the supervision or examination of a governmental authority of a nation that is member of the Organization for Economic Cooperation and Development. If such paying agent publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 11.03, the combined capital and surplus of such paying agent will be deemed to be its combined capital and surplus as set forth in its most recent report of condition as so published.

Section 11.04.    Statement as to Compliance. The Issuer will deliver to the Indenture Trustee and the Note Rating Agencies, on or before the 90th day following the end of each fiscal year for the Issuer, commencing with the calendar year ending December 31, 2023, a written statement signed by an Issuer Authorized Officer stating that:

(a)    a review of the activities of the Issuer during the prior year (or, with respect to the written statement delivered in 2024, for the period from and including November 14, 2023 through and including December 31, 2023) and of the Issuer’s performance under this Indenture and under the terms of the Notes has been made under such Issuer Authorized Officer’s supervision; and

(b)    to the best of such Issuer Authorized Officer’s knowledge, based on such review, the Issuer has complied in all material respects with all conditions and covenants under this Indenture throughout such year (or, with respect to the written statement delivered in 2024, for the period from and including November 14, 2023 through and including December 31, 2023), or, if there has been a default in the fulfillment of any such condition or covenant (without regard to any grace period or requirement of notice), specifying each such default known to such Issuer Authorized Officer and the nature and status thereof.

Section 11.05.    Legal Existence. The Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.

Section 11.06.    Further Instruments and Acts. Upon request of the Indenture Trustee or the Note Registrar, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 11.07.    Compliance with Laws. The Issuer will comply with the requirements of all applicable laws, the noncompliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes or this Indenture.

Section 11.08.    Notice of Certain Events. (a) The Issuer agrees to give the Indenture Trustee, the Note Registrar and the Note Rating Agencies prompt written notice of (i) each Event of Default hereunder, (ii) each default on the part of the Transferor of its material obligations under the Transfer Agreement and (iii) any default of a Derivative Counterparty, in each case, of which the Issuer has knowledge.

(b)    The Issuer agrees to give the Servicer prompt written notice of each event described in the subsections 5.01(a), (b), (c) or (d) of the Servicing Agreement of which the Issuer has knowledge.

(c)    The Issuer shall direct the Indenture Trustee and/or the Note Registrar, as the case may be, to give Noteholders a copy of the notice delivered to the Indenture Trustee by the Servicer pursuant to Section 5.03 of the Servicing Agreement.

Section 11.09.    Certain Negative Covenants. The Issuer will not:

(a)    claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts withheld in good faith from such payments under the Internal Revenue Code or other applicable tax law);

(b)    permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Indenture Trustee, the Noteholders and any applicable Derivative Counterparty created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby;

(c)    permit any Lien (other than the Lien in favor of the Indenture Trustee, the Noteholders and any applicable Derivative Counterparty created by this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof; or

(d)    permit the lien in favor of the Indenture Trustee, the Noteholders and any applicable Derivative Counterparty created by this Indenture not to constitute a valid first priority security interest in the Collateral; or

(e)    voluntarily dissolve or liquidate.

Section 11.10.    No Other Business. The Issuer will not engage in any business other than as permitted under the Trust Agreement.

Section 11.11.    No Borrowing. The Issuer will not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness for borrowed money except for the Notes.

Section 11.12.    Rule 144A Information. For so long as any of the Notes of any Series, Class or Tranche are “restricted securities” within the meaning of Rule 144(a)(3) under the Exchange Act, the Issuer agrees to provide to any Noteholder of such Series, Class or Tranche and to any prospective purchaser of Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such Holder or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Exchange Act.

Section 11.13.    Performance of Obligations; Servicing of Receivables.

(a)    The Issuer hereby covenants and agrees that it will enforce the obligations of the Servicer under the Servicing Agreement, and if a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Transferred Assets, the Issuer shall take all reasonable actions available to it to remedy such failure or cause such failure to be remedied; provided, however, that any Servicer Default other than a Servicer Default arising under Section 5.01(a) of the Servicing Agreement may be waived by the Issuer upon consent of the Noteholders of not less than 66 2⁄3 of the Outstanding Dollar Principal Amount for the Notes for all Series to which the Servicer Default relates.

(b)    Subject to the following sentence, in connection with a termination of the Servicer’s rights and powers pursuant to Section 5.01 of the Servicing Agreement, if a Successor Servicer has not been appointed and accepted its appointment pursuant to Section 5.02 of the Servicing Agreement at the time when the previous Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer, subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and subject to the terms of the Servicing Agreement, provided, however, that the Indenture Trustee shall not be liable for any actions of any Servicer prior to the Indenture Trustee’s appointment as Successor Servicer. Notwithstanding the preceding sentence, the Indenture Trustee shall, if it is legally unable or unwilling to so act or if the Majority Holders of all Notes so request in writing to the Indenture Trustee, appoint, or petition a court of competent jurisdiction to appoint, any servicing institution established in servicing receivables substantially similar to the Transferred Assets as the successor to the Servicer under the Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under the Servicing Agreement. The Indenture Trustee may resign as the Successor Servicer by giving written notice of such resignation to the Issuer and in such event will be released from such duties and obligations, such release not to be effective until the date a Successor Servicer enters into a servicing agreement with the Issuer as provided below. Upon delivery of any such notice to the Issuer, the Issuer shall appoint an Eligible Servicer as the Successor Servicer under the Servicing Agreement. If within thirty (30) days after the delivery of the notice of termination of the Servicer’s right and powers referred to above, the Issuer shall not have obtained such a Successor Servicer, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer. In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such Successor Servicer as the Indenture Trustee and such Successor Servicer shall agree, subject to the limitations set forth below and in the Servicing Agreement. In accordance with Section 5.02 of the Servicing Agreement, the Issuer shall enter into an agreement with such Successor Servicer for the servicing of the Transferred Assets (such agreement to be in form and substance satisfactory to the Indenture Trustee). If the Indenture Trustee shall succeed to the previous Servicer’s duties as servicer of the Transferred Assets as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee, and, accordingly, the provisions of Article VIII, of this Indenture shall be inapplicable to the Indenture Trustee in its duties as the Successor Servicer and the servicing of the Transferred Assets. If the Indenture Trustee shall become the Successor Servicer under the Servicing Agreement, the Indenture Trustee shall be entitled to appoint any one of its Affiliates as a sub-servicer or agent; provided, that it shall be fully liable for the actions and omissions of such sub-servicer or agent. If the Indenture Trustee shall act as Successor Servicer, all costs associated with the transfer of servicing shall be paid by the predecessor Servicer.

(c)    Upon any termination of the Servicer’s rights and powers pursuant to the Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee. As soon as a Successor Servicer is appointed, the Issuer shall notify the Indenture Trustee of such appointment, specifying in such notice the name and address of such Successor Servicer.

(d)    The Issuer shall provide to the Indenture Trustee or its respective designees access to the documentation regarding the Accounts and the Transferred Assets in such cases where the Indenture Trustee or such designee is required in connection with the enforcement of the rights of the Indenture Trustee, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to reasonable and customary security and confidentiality procedures and (iv) at offices designated by the Issuer. Nothing in this Section shall derogate from the obligation of any Person to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Issuer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

(e)    The Issuer hereby covenants and agrees that it shall deliver a notice to the Transferor of any breach of a representation or warranty set forth in Section 2.04 of the Transfer Agreement if directed to do so by the Indenture Trustee (acting at the direction of Noteholders of not less than 66 2⁄3% of the Outstanding Dollar Principal Amount of the Notes for all Series).

Section 11.14.    Issuer May Consolidate, Etc., Only on Certain Terms.

(a)    The Issuer shall not consolidate or merge with or into any other Person, unless:

(1)    the Person (if other than the Issuer) formed by or surviving such consolidation or merger (i) shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia, (ii) shall not be subject to regulation as an “investment company” under the Investment Company Act and (iii) shall expressly assume, by an Indenture Supplement, executed and delivered to the Indenture Trustee, in a form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance of every covenant of this Indenture on the part of the Issuer to be performed or observed;

(2)    immediately after giving effect to such transaction, no Event of Default or Early Redemption Event shall have occurred and be continuing;

(3)    the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that (i) such consolidation or merger and such Indenture Supplement comply with this Section 11.14, (ii) all conditions precedent in this Section 11.14 relating to such transaction have been complied with (including any filing required by the Exchange Act), and (iii) such Indenture Supplement is duly authorized, executed and delivered and is valid, binding and enforceable against such person;

(4)    the Rating Agency Condition shall be satisfied with respect to such consolidation or merger;

(5)    the Issuer shall have received an Issuer Tax Opinion (and shall have delivered copies thereof to the Indenture Trustee);

(6)    any action that is necessary to maintain the Lien created by this Indenture shall have been taken; and

(7)    such action shall not be contrary to the status of the Issuer as a qualified special purpose entity under existing accounting literature.

(b)    The Issuer shall not convey or transfer any of its properties or assets, including those included in the Collateral, substantially as an entirety to any Person, unless:

(1)    the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state or the District of Columbia, (B) expressly assume, by an Indenture Supplement, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such Indenture Supplement that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such Indenture Supplement, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes, (E) expressly agree by means of such Indenture Supplement that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes and (F) not be an “investment company” as defined in the Investment Company Act;

(2)    immediately after giving effect to such transaction, no Event of Default or Early Redemption Event shall have occurred and be continuing;

(3)    the Rating Agency Condition shall be satisfied with respect to such conveyance or transfer;

(4)    the Issuer shall have received an Issuer Tax Opinion (and shall have delivered copies thereof to the Indenture Trustee);

(5)    any action that is necessary to maintain the Lien created by this Indenture shall have been taken; and

(6)    the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such Indenture Supplement comply with this Section 11.14 and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

Section 11.15.    Successor Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Issuer substantially as an entirety in accordance with Section 11.14 hereof, the Person formed by or surviving such consolidation or merger (if other than the Issuer) or the Person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such conveyance or transfer, the Person named as the Issuer in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Section 11.15 shall be released from its obligations under this Indenture as issued immediately upon the effectiveness of such conveyance or transfer, provided that the Issuer shall not be released from any obligations or liabilities to the Indenture Trustee, Note Registrar or the Noteholders arising prior to such effectiveness.

Section 11.16.    Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the Trust Agreement, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 11.17.    Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 11.18.    Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions as contemplated by, and to the extent funds are available for such purpose under, the Indenture or the Trust Agreement and (y) payments to the Indenture Trustee, the Note Registrar and the Bank pursuant to Section 8.07 hereof. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account or the Excess Funding Account except in accordance with this Indenture or any Indenture Supplement.

ARTICLE XII

EARLY REDEMPTION OF NOTES

Section 12.01.    Applicability of Article. Unless otherwise specified in the applicable Indenture Supplement related to a Series, Class or Tranche of Notes, pursuant to the terms of this Article XII, the Issuer will redeem and pay, to the extent that funds are available, each affected Series, Class or Tranche of Notes upon the occurrence of any Early Redemption Event. Unless otherwise specified in the applicable Indenture Supplement relating to a Series, Class or Tranche of Notes, or in the form of Notes for such Series, Class or Tranche, the following are each an “Early Redemption Event”:

(a)    with respect to any Tranche of Notes, the occurrence of the Expected Principal Payment Date of such Note;

(b)    the Transferor shall become unable for any reason to transfer Receivable in accordance with the provisions of subsection 2.06(a) of the Transfer Agreement, or WFBNA shall become unable for any reason to transfer such Receivable to Funding in accordance with the provisions of the Receivables Purchase Agreement;

(c)    The Issuer becomes subject to regulation by the Commission as an “investment company” within the meaning of the Investment Company Act;

(d)    an Insolvency Event shall occur with respect to WFBNA;

(e)    an Insolvency Event shall have occurred with respect to the Transferor; or

(f)    with respect to any Series, Class or Tranche of Notes, any additional Series Early Redemption Event specified in the Indenture Supplement for such Series, Class or Tranche as applying to such Series, Class or Tranche;

The redemption price of a Tranche of Notes so redeemed will equal the Outstanding principal amount of such Tranche, plus interest accrued and unpaid to but excluding the date of redemption, the payment of which will be subject to Article V, Article VII and the allocations, deposits and payments sections of the related Indenture Supplement.

If the Issuer is unable to pay the redemption price in full on the Principal Payment Date following the end of the Monthly Period in which the Early Redemption Event occurs, monthly payments on such Tranche of Notes will thereafter be made on each following Principal Payment Date until the Outstanding principal amount of such Tranche, plus all accrued and unpaid interest, is paid in full or the Legal Maturity Date occurs, whichever is earlier, subject to Article V, Article VII and the allocations, deposits and payments sections of the related Indenture Supplement. Any funds in any Supplemental Account for a redeemed Tranche will be applied to make the principal and interest payments on that Tranche on the redemption date, subject to Article V, Article VII and the allocations, deposits and payments sections of the related Indenture Supplement. Principal payments on redeemed Tranches will be made first to the senior-most Notes until paid in full, then to the Subordinated Notes until paid in full.

Section 12.02.    Optional Repurchase. Unless otherwise provided in the applicable Indenture Supplement for a Series, Class or Tranche of Notes, the Transferor (if the Transferor is the Servicer or an Affiliate of the Servicer) has the right, but not the obligation, to redeem a Series, Class or Tranche of Notes in whole but not in part on any day on or after the day on which the Aggregate Nominal Liquidation Amount of such Series, Class or Tranche is reduced to less than 5% of its Initial Dollar Principal Amount; provided, however, that if such Series, Class or Tranche of Notes is of a Subordinated Class, the Transferor will not redeem such Notes if the provisions of the related Indenture Supplement would prevent the payment of such Subordinated Note until a level of prefunding of the Principal Funding sub-Accounts for the Senior Classes of Notes for that Series has been reached such that the amount of such deficiency in the required subordination of a Senior Class of Notes is no longer required to provide subordination protection for the Senior Classes of that Series. If the Transferor elects to redeem a Series, Class or Tranche of Notes, it will cause the Issuer to notify the Noteholders of such redemption at least thirty (30) days prior to the redemption date. The redemption price of a Series, Class or Tranche so redeemed will equal the Outstanding principal amount of such Tranche, plus interest accrued and unpaid or principal accreted and unpaid on such Tranche to but excluding the date of redemption.

If the Transferor is unable to pay the redemption price in full on the redemption date, monthly payments on such Tranche of Notes will thereafter be made until the Outstanding principal amount of such Tranche, plus all accrued and unpaid interest, is paid in full or the Legal Maturity Date occurs, whichever is earlier, subject to Article V, Article VII and the allocations, deposits and payments sections of the related Indenture Supplement.

Section 12.03.    Notice. Promptly after the occurrence of any Early Redemption Event or receipt of a notice of a redemption pursuant to Section 12.02, the Issuer will notify the Indenture Trustee, the Note Registrar and the Note Rating Agencies in writing of the identity, Stated Principal Amount and Outstanding Dollar Principal Amount of the affected Series, Class or Tranche of Notes to be redeemed. Notice of redemption will promptly be given as provided in Section 1.06. All notices of redemption will state (a) the date on which the redemption of the applicable Series, Class or Tranche of Notes pursuant to this Article XII will begin, which will be the Principal Payment Date next following the end of the Monthly Period in which the applicable Early Redemption Event or redemption pursuant to Section 12.02 occurs, (b) the redemption price for such Series, Class or Tranche of Notes, which will be equal to the Outstanding principal amount of such Series, Class or Tranche plus interest accrued or principal accreted and unpaid (if any), the payment of which will be subject to Article V, Article VII and the allocations, deposits and payments sections of the related Indenture Supplement and (c) the Series, Class or Tranche of Notes to be redeemed pursuant to this Article XII.

ARTICLE XIII

COLLATERAL

Section 13.01.    Recording and Other Items.

(a)    The Issuer intends the Security Interest granted pursuant to this Indenture in favor of the Indenture Trustee to be prior to all other Liens in respect of the Collateral. Subject to Section 13.02, the Issuer will take all actions necessary to obtain and maintain a perfected Lien the Collateral in favor of the Indenture Trustee. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Issuer, and will take such other action necessary or advisable to:

(i)    grant a Security Interest more effectively in all or any portion of the Collateral;

(ii)    maintain or preserve the Security Interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;

(iii)    perfect, publish notice of or protect the validity of any grant made or to be made by this Indenture;

(iv)    enforce the Derivative Agreements and each other instrument or agreement included in the Collateral;

(v)    preserve and defend title to the Collateral and the rights of the Indenture Trustee in such Collateral against the claims of all persons and parties; or

(vi)    pay all taxes or assessments levied or assessed upon the Collateral when due.

(b)    The Issuer will (i) from time to time promptly pay and discharge all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, any amendments thereto and any other instruments of further assurance, and, (ii) resolve in good faith with the Indenture Trustee any expenses relating to a material increase in the duties of the Indenture Trustee or increase in costs of the Indenture Trustee incurred due to a change in New York UCC or other applicable law in connection with maintaining the Indenture Trustee’s first priority perfected security interest in the Collateral. The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute upon the Issuer’s failure to do so, any financing statement, continuation statement or other instrument required by the Indenture Trustee pursuant to this Section 13.01.

(c)    Without limiting the generality of clauses (a) or (b):

(i)    The Issuer will cause this Indenture, all amendments and supplements hereto and/or all financing statements and continuation statements and any other necessary documents covering the Indenture Trustee’s right, title and interest to the Collateral to be promptly recorded, registered and filed, and at all times to be kept, recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Indenture Trustee to all property comprising the Collateral. The Issuer will deliver to the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.

(ii)    Within 30 days after the Issuer makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (d)(i) seriously misleading within the meaning of Section 9-506 (or any comparable provision) of the UCC, the Issuer will give the Indenture Trustee notice of any such change and will file such financing statements or amendments as may be necessary to continue the perfection of the Indenture Trustee’s Security Interest.

(d)    The Issuer will give the Indenture Trustee prompt notice of any relocation of its chief executive office, place of business or State of location, and any change in the jurisdiction of its organization, and whether, as a result of such relocation or change, the applicable provision of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and will file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Indenture Trustee’s Security Interest. The Issuer will at all times maintain its chief executive office within the United States.

(e)    The duty of the Indenture Trustee to execute any instrument required pursuant to this Section 13.01 will arise only if a Responsible Officer of the Indenture Trustee has actual knowledge of the type described in subsection 7.01(c) of any default of the Issuer in complying with the provisions of this Section 13.01.

Section 13.02.    Trust Indenture Act Requirements. The release of any Collateral from the Lien created by this Indenture or the release of, in whole or in part, such Liens, will not be deemed to impair the Security Interests in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the terms hereof. The Indenture Trustee and each of the Noteholders and any applicable Derivative Counterparty acknowledge that a release of Collateral or Liens strictly in accordance with the terms hereof will not be deemed for any purpose to be an impairment of the Security Interests in contravention of the terms of this Indenture. To the extent applicable, without limitation, the Issuer and each other obligor on the Notes will cause Section 314(d) of the Trust Indenture Act relating to the release of property or securities from the Liens hereof to be complied with. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an officer of the appropriate obligor, except in cases in which Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent person.

Section 13.03.    Suits to Protect the Collateral. Subject to the provisions of this Indenture, the Indenture Trustee will have power to institute and to maintain such suits and proceedings as it is directed to take by the Servicer prior to the occurrence of an Event of Default or that it deems necessary after the occurrence of an Event of Default in order to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture, and such suits and proceedings as the Indenture Trustee is directed to take by the Servicer prior to the occurrence of an Event of Default or that it deems necessary after the occurrence of an Event of Default in order to preserve or protect the interests of the Noteholders and any applicable Derivative Counterparty and the interests of the Indenture Trustee and the Holders of the Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests or be prejudicial to the interests of the Holders of the Notes or the Indenture Trustee). No counterparties to a Derivative Agreement may direct the Indenture Trustee to enforce the Security Interest. Each Derivative Counterparty’s rights consist solely of the right to receive Collections allocated for its benefit pursuant to the related Indenture Supplement.

Section 13.04.    Purchaser Protected. In no event will any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Indenture Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor will any purchaser or other transferee of any property or rights permitted by this Article XIII to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or any other obligor, as applicable, to make any such sale or other transfer.

Section 13.05.    Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XIII upon the Issuer or any other obligor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or any other obligor, as applicable, or of any officer or officers thereof required by the provisions of this Article XIII.

Section 13.06.    Determinations Relating to Collateral. In the event (i) the Indenture Trustee shall receive any written request from the Issuer or any other obligor for consent or approval with respect to any matter or thing relating to any Collateral or the Issuer’s or any other obligor’s obligations with respect thereto or (ii) there shall be due to or from the Indenture Trustee under the provisions hereof any performance or the delivery of any instrument or (iii) the Indenture Trustee shall become aware of any nonperformance by the Issuer or any other obligor of any covenant or any breach of any representation or warranty of the Issuer or any other obligor set forth in this Indenture, then, in each such event, the Indenture Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Indenture Trustee on the manner in which the Indenture Trustee should respond to such request or render any requested performance or response to such nonperformance or breach (the expenses of which will be reimbursed to the Indenture Trustee pursuant to Section 8.07). The Indenture Trustee will be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by the Majority Holders of the Outstanding Notes.

Section 13.07.    Release of Collateral.

(a)     (i) Subject to the payment of its fees, expenses and indemnities pursuant to Section 8.07 and the provisions in subsection (ii) below, the Indenture Trustee will, at the request of the Issuer or when otherwise required by the provisions of this Indenture, execute instruments to release property from the Lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article XIII will be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any funds.

(ii) The Beneficiary and the Noteholders will be entitled to receive at least ten (10) days’ written notice from the Indenture Trustee, when the Indenture Trustee is requested or required by the Issuer to take any action pursuant to subsection (a)(i) above, accompanied by copies of any instruments involved, and the Indenture Trustee will also be entitled to require, as a condition to such action, an Opinion of Counsel, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with (counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action).

(b)    Upon delivery of an Officer’s Certificate certifying that the Issuer’s obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article XI, the Indenture Trustee will (i) execute and deliver such releases, termination statements and other instruments (in recordable form, where appropriate) as the Issuer or any other obligor, as applicable, may reasonably request evidencing the termination of the Lien of this Indenture and (ii) not to be deemed to hold the Security Interests for the benefit of the Indenture Trustee, the Noteholders, any applicable Derivative Counterparty or any other Person.

(c)    On the date any Account becomes a Defaulted Account, the Indenture Trustee, automatically and without further action or consideration releases the Receivables in such Defaulted Account (and any related Finance Charge Receivables) from the Lien of this Indenture, to allow the Assignment of such Receivables (and any related Finance Charge Receivables) to the Servicer, solely for the purpose of collection, by the Issuer pursuant to Section 2.11 of the Servicing Agreement. For the avoidance of doubt, this release of Receivables in a Defaulted Account (and any related Finance Charge Receivables) from the Lien of this Indenture pursuant to this subsection 13.07(c) is automatic and does not require compliance with any conditions otherwise applicable to the release of Collateral otherwise contained in this Indenture.

(d)    On the date any Receivable is to be reassigned by the Issuer to the Transferor pursuant to subsection 2.04(d), 2.04(e), or Section 2.07 of the Transfer Agreement, the Indenture Trustee, automatically and without further action or consideration releases such Receivable (and any related Finance Charge Receivables) from the Lien of this Indenture, to allow the reassignment of such Receivable (and any related Finance Charge Receivables) as provided for under the Transfer Agreement. For the avoidance of doubt, this release of such Receivables (and any related Finance Charge Receivables) from the Lien of this Indenture pursuant to this subsection 13.07(d) is automatic and does not require compliance with any conditions otherwise applicable to the release of Collateral otherwise contained in this Indenture.

Section 13.08.    Certain Actions by Indenture Trustee. Any action taken by the Indenture Trustee pursuant to this Article XIII in respect of the release of Collateral will be taken by the Indenture Trustee as its interest in such Collateral may appear, and, except as is expressly stated herein, no provision of this Article XIII is intended to, or will, excuse compliance with any provision hereof.

Section 13.09.    Opinions as to Collateral.

(a)    On the Effective Date, the Issuer will furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and maintain the perfection of the Security Interest granted by this Indenture in favor of the Indenture Trustee and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest perfected.

(b)    On or before April 30 in each calendar year, beginning in 2024, the Issuer will furnish to the Indenture Trustee an Opinion of Counsel with respect to each Uniform Commercial Code financing statement which has been filed by the Issuer either stating that, (i) in the opinion of such counsel, such action has been taken with respect to the recording, filing, re- recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the first priority Lien created by this Indenture and reciting the details of such action or (ii) in the opinion of such counsel no such action is necessary to maintain such Lien. Such Opinion of Counsel will also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the Lien of this Indenture until April 30 in the following calendar year.

Section 13.10.    Delegation of Duties. The Issuer may contract with or appoint other Persons (including the Beneficiary and its Affiliates) to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate will be deemed to be action taken by the Issuer.

ARTICLE XIV

COMPLIANCE WITH REGULATION AB

Section 14.01.    Intent of the Parties; Reasonableness. Each of the Issuer, the Note Registrar and the Indenture Trustee acknowledge that the purpose of this Article XIV is to facilitate compliance with the provisions of Regulation AB and related rules and regulations of the Commission. The Issuer shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the delivery in connection with a private offering of information or other performance comparable to that required thereunder). Each of the Note Registrar and the Indenture Trustee shall cooperate in good faith with any reasonable request from the Issuer to deliver to the Issuer, the Transferor, and the Servicer (including any of their respective assignees or designees), any and all statements, reports, certifications, records, and any other information necessary in the good faith determination of the Issuer to permit compliance with the provisions of Regulation AB, including Items 1100(d)(1), 1103(a)(1), 1109(a)(1), 1109(a)(2), 1117, 1118, 1119, 1122 and 1123 of Regulation AB, as and to the extent it relates to each of the Note Registrar and the Indenture Trustee or to its respective obligations under this Indenture or any Indenture Supplement, and to the extent that any such statements, reports, certifications, records and any other information is in the possession of the Note Registrar and the Indenture Trustee, as applicable.

Section 14.02.    Additional Representations and Warranties of the Note Registrar and the Indenture Trustee. Each of the Note Registrar and the Indenture Trustee shall be deemed to represent to the Issuer, the Transferor, and the Servicer, as of the date on which information is provided to the Issuer, the Transferor, and the Servicer under Section 14.03 that, except as disclosed in writing to the Issuer, the Transferor, and the Servicer prior to such date: (i) neither the execution or the delivery by the Note Registrar or the Indenture Trustee, as applicable, of this Indenture or any Indenture Supplement, the performance by it of its obligations under this Indenture or any Indenture Supplement nor the consummation of any of the transactions by it contemplated thereby, is in violation of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound, which violation would have a material adverse effect on its ability to perform its obligations under this Indenture or any Indenture Supplement, or of any judgment or order applicable to it; and (ii) there are no proceedings pending or threatened against the Note Registrar or the Indenture Trustee, as applicable, in any court or before any governmental authority, agency or arbitration board or tribunal that, individually or in the aggregate, would have a material adverse effect on its right, power and authority to enter into this Indenture or any Indenture Supplement or to perform its obligations under this Indenture or any Indenture Supplement, or that are otherwise material to Noteholders.

Section 14.03.    Information to Be Provided by the Indenture Trustee.

(a)     The Indenture Trustee shall (i) on or before the final Business Day of each month, provide to the Issuer, the Transferor, and the Servicer in writing, such information regarding itself as is requested for the purpose of compliance with Item 1117 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by it of any changes to such information, provide to the Issuer, the Transferor, and the Servicer, in writing, such updated information.

(b)    The Indenture Trustee shall (i) on or before the final Business Day of each January, April, July and October, provide to the Issuer, the Transferor, and the Servicer such information regarding itself as is requested for the purpose of compliance with Items 1100(d)(1), 1103(a)(1), 1109(a)(1), 1109(a)(2), 1118 and 1119 of Regulation AB, as applicable, and (ii) as promptly as practicable following notice to or discovery by it of any changes to such information, provide to the Issuer, the Transferor, and the Servicer, in writing, such updated information. Such information shall include, at a minimum:

(A)    the name and form of organization of the Indenture Trustee;

(B)    a description of the extent to which it has had prior experience serving as a paying agent or trustee, respectively, for asset-backed securities transactions involving credit card receivables;

(C)    a description of any affiliation or relationship between the Note Registrar or the Indenture Trustee, as applicable, and any of the following parties to a Securitization Transaction, as such parties are identified to it by the Issuer or the Transferor in writing in advance of such Securitization Transaction:

(1)    the sponsor;

(2)    any depositor;

(3)    the issuing entity;

(4)    any servicer;

(5)    any trustee;

(6)    any originator;

(7)    any significant obligor;

(8)    any enhancement or support provider;

(9)    any asset representations reviewer; and

(10)    any other material transaction party.

In connection with the above-listed parties, a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the asset-backed securities transaction, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset-backed securities; and

(D)    such other information as the Issuer may reasonably request for the purpose of compliance with Regulation AB.

Section 14.04.    Report on Assessment of Compliance and Attestation. On or before the 60th day following the end of each fiscal year for the Issuer, beginning with the end of fiscal year 2024, the Indenture Trustee shall:

(a)    deliver to the Issuer, the Transferor and the Servicer a report regarding its assessment of compliance with the Servicing Criteria during the immediately preceding fiscal year of the Issuer, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Issuer and the Transferor and signed by a senior officer of the Indenture Trustee and shall address each of the Servicing Criteria specified in Exhibit B hereto or such criteria as mutually agreed upon by the Issuer and the Indenture Trustee, as applicable;

(b)    deliver to the Issuer, the Transferor and the Servicer a report of a registered public accounting firm reasonably acceptable to the Issuer that attests to, and reports on, the assessment of compliance made by the Indenture Trustee, as applicable, and delivered pursuant to the preceding paragraph. Such attestation report shall be in accordance with Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB; provided, however, that the assessment of compliance required by paragraph (a) of this subsection and the attestation report required by this paragraph may be replaced, with the consent of the Issuer, by any similar assessment of compliance or attestation report using standards which are now or in the future in use by paying agents, or trustees, as applicable, in respect of comparable assets or which otherwise comply with any rule, regulation, “no-action” letter or similar guidance promulgated by the Commission;

(c)    deliver to the Issuer, the Transferor and the Servicer, in furtherance of Item 1122(c) of Regulation AB, written information sufficient to allow the Transferor or the Servicer, in cases where the Indenture Trustee identifies any material instance of noncompliance with the Servicing Criteria in the report delivered pursuant to paragraph (a) of this subsection, to disclose in the related annual report on Form 10-K whether such material instance of noncompliance relates to the Receivables or the Notes and whether and to what extent the Indenture Trustee has instituted steps to remediate each such material instance of noncompliance; and

(d)    deliver to the Issuer, the Transferor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of the Issuer or the Transferor with respect to a Securitization Transaction a certification, signed by any Vice President or more senior officer of the Indenture Trustee, substantially in the form attached hereto as Exhibit C or such form as mutually agreed upon by the Issuer and the Indenture Trustee.

The Indenture Trustee acknowledges that each of the parties identified in paragraph (d) of this subsection may rely on the certification provided by it pursuant to such paragraph in signing its own Sarbanes Certification and filing such with the Commission.

Section 14.05.    Investor Communication. In the event any of the Issuer, the Note Registrar, or the Indenture Trustee receives a request from any Person to communicate with a Note Owner, the Issuer, the Note Registrar, or the Indenture Trustee, as applicable, shall promptly report such request to the Transferor and the Servicer, and shall provide: the name of the Person making such request; the date it received such request; to the extent known, a description of the method Note Owners may use to contact the Person making such request; and copies of any documentation it receives in connection with such request that serves to verify the identity of the Person making such request as a Note Owner.

Section 14.06.    Noteholder Action to Initiate an Asset Representations Review.

(a)    Within 90 days following the date on which the Transferor or the Servicer, on behalf of the Issuer, discloses in a distribution report on Form 10-D the occurrence of a Delinquency Trigger pursuant to subsection 6.01(a) of the Transfer Agreement or subsection 8.01(a) of the Servicing Agreement, respectively, Holders of Notes holding at least 5% of the aggregate unpaid principal amount of all outstanding Notes may submit a written petition to the Issuer and the Indenture Trustee directing that a vote be taken on whether to initiate an Asset Representations Review. For the avoidance of doubt, for so long as a Delinquency Trigger has occurred and is continuing, a new 90-day petition period shall commence each month, beginning on the date on which the Transferor or the Servicer, on behalf of the Issuer, discloses in the related distribution report on Form 10-D that the Delinquency Trigger is continuing.

(b)    If the Noteholders submit a written petition directing that a vote be taken in accordance with subsection 14.06(a), then the Indenture Trustee shall (i) promptly provide written notice of such direction to the Issuer, the Transferor, and the Servicer, and to all Noteholders by delivering notice of such direction to the Noteholders at their addresses appearing on the Note Register and (ii) conduct a solicitation of votes of the Noteholders to initiate a review, which solicitation of votes shall occur within 90 days of the delivery of such Noteholder notice by the Indenture Trustee. In connection with such vote taken in accordance with subsection 14.06(a), the Note Registrar shall provide such information as the Indenture Trustee shall reasonably request in order to conduct such vote. If (x) a vote in which an Asset Review Quorum participates occurs within such 90-day period and (y) Noteholders holding more than 50% of the aggregate unpaid principal amount of all outstanding Notes casting a vote direct that a review be undertaken, then the Indenture Trustee shall promptly provide written notice to the Issuer, the Transferor, and the Servicer, and to the Noteholders in the same manner as described above.

(c)    Notwithstanding any provisions of this Article XIV to the contrary, and subject to the additional requirements and conditions set forth in this Article XIV, for so long as a petition to direct that a vote be taken, a vote itself, or an Asset Representations Review is underway in accordance with subsection 14.06(a), subsection 14.06(b), or the terms of the Asset Representations Review Agreement, respectively, the Noteholders may not initiate another petition, vote, or Asset Representations Review unless and until such prior petition, vote, or Asset Representations Review is completed. For purposes of this subsection 14.06(c):

(i)    a petition will be considered completed only (A) if the petition does not result in a vote, (B) if a vote occurs, such vote does not result in an Asset Representations Review, or (C) if an Asset Representations Review occurs, at such time as the Transferor or the Servicer, on behalf of the Issuer, includes a summary of the Asset Representations Reviewer’s final report setting out the findings of its Asset Representations Review in a distribution report on Form 10-D;

(ii)    a vote will be considered completed only (A) if the vote does not result in an Asset Representations Review or (B) if an Asset Representations Review occurs, at such time as the Transferor or the Servicer, on behalf of the Issuer, includes a summary of the Asset Representations Reviewer’s final report setting out the findings of its Asset Representations Review in a distribution report on Form 10-D; and

(iii)    an Asset Representations Review will be considered completed only at such time as the Transferor or the Servicer, on behalf of the Issuer, includes a summary of the Asset Representations Reviewer’s final report setting out the findings of its Asset Representations Review in a distribution report on Form 10-D.

ARTICLE XV

COMPLIANCE WITH THE FDIC RULE

Section 15.01.    Purpose.

(a)    Each of the Issuer and the Indenture Trustee, and each of the Noteholders by acceptance of a Note, acknowledges and agrees that the purpose of this Article XV and the FDIC Rule Requirements incorporated herein and in the other Transaction Documents to the extent set forth therein is to cause the securitizations contemplated by the Transaction Documents to comply with the provisions of the FDIC Rule.

(b)    If any provision of the FDIC Rule or the FDIC Rule Interpretations is amended, or any interpretive guidance regarding the FDIC Rule or FDIC Rule Interpretations is provided by the FDIC or its staff, as a result of which the Issuer determines that an amendment to this Article XV or the FDIC Rule Requirements is necessary or desirable, then the Issuer and the Indenture Trustee shall be authorized and entitled to amend this Article XV or the FDIC Rule Requirements within the parameters of the FDIC Rule and the FDIC Rule Interpretations. Nothing in this subsection 15.01(b) shall limit the rights of the Indenture Trustee pursuant to subsection 10.03.

Section 15.02.    Performance of the FDIC Rule Requirements. Schedule I is expressly incorporated in this Indenture. The Issuer agrees to perform the obligations set forth in

Schedule I, except to the extent any such obligation is specifically imposed exclusively upon the servicer or the sponsor.

Section 15.03.    Actions upon Repudiation.

(a)    In the event that WFBNA becomes the subject of an insolvency proceeding and the FDIC as receiver or conservator for WFBNA exercises its right of repudiation as contemplated by paragraph (d)(4)(ii) of the FDIC Rule, the Issuer shall determine whether the FDIC in such capacity will pay damages as provided in such paragraph (d)(4)(ii). Upon making such determination, the Issuer shall promptly, and in any event no more than one Business Day thereafter, so notify the Indenture Trustee.

(b)    Upon receipt of the notice specified in subsection 15.03(a), the Indenture Trustee shall determine the date (the “applicable payment date”) for making a distribution to Noteholders of the related Series, Class or Tranche of Notes of such damages, which date shall be the earlier of (i) the next Payment Date on which such damages could be distributed and (ii) the earliest practicable date by which the Indenture Trustee could declare a special payment date, in each case subject to all applicable provisions of this Indenture, applicable law and the procedures of any applicable Depository.

(c)    When the applicable payment date is determined, the Issuer shall promptly compute the amount of interest to be paid on the related Series, Class or Tranche of Notes on the applicable payment date pursuant to the applicable Indenture Supplement. The Issuer shall cause the Servicer to notify the Indenture Trustee of the applicable amounts of principal and interest to be paid on each Series of Notes not later than the Business Day following the day on which the applicable payment date is determined.

(d)    If the applicable payment date is a special payment date, the Indenture Trustee shall (i) declare such special payment date, (ii) declare a special distribution to the related Noteholders consisting of accrued and unpaid interest on each such Note and the Outstanding Dollar Principal Amount of each such Note and (iii) deliver notice to the Noteholders of such special payment date and special distribution.

Section 15.04.    Notice.

(a)    In the event that WFBNA becomes the subject of an insolvency proceeding and the FDIC as receiver or conservator provides a written notice of repudiation as contemplated by paragraph (d)(4)(ii) of the FDIC Rule to the Issuer or the Indenture Trustee, the party receiving such notice shall promptly deliver such notice to each of WFBNA, the Issuer and the Indenture Trustee, as applicable.

(b)    If the FDIC (i) is appointed as conservator or receiver of WFBNA and (ii) is in default in the payment of principal or interest when due following the expiration of any cure period hereunder or under the other Transaction Documents due to the failure by the FDIC to pay or apply Collections received by it in accordance with this Indenture, the Indenture Trustee may, and if directed by the Majority Holders of any affected Series, shall be entitled to deliver written notice to the FDIC requesting the exercise of contractual rights hereunder and under the other Transaction Documents with respect to the related Series, Class or Tranche.

Section 15.05.    Reservation of Rights. Neither the inclusion of this Article XV in this Indenture nor the compliance by any Person with, or the acknowledgment by any Person of, this Article’s provisions constitutes an agreement or acknowledgment by any Person that, in the case of an insolvency proceeding with respect to WFBNA, a receiver or conservator will have any rights with respect to the Collateral.

Section 15.06.    No Obligation to Monitor or Enforce Compliance. Notwithstanding anything to the contrary in this Article XV, none of the Indenture Trustee or the Note Registrar shall have any responsibility to monitor compliance with or enforce another party’s compliance with its obligations under the FDIC Rule. None of the Indenture Trustee or the Note Registrar shall be charged with the knowledge of such rule, nor shall it be liable to any Noteholder or other party for any violation of such rule. Neither the Indenture Trustee nor the Note Registrar shall be obligated to take any action under this Article XV unless it receives written direction from the appropriate requesting party.

ARTICLE XVI

MISCELLANEOUS

Section 16.01.    No Petition. To the fullest extent permitted by applicable law, the Indenture Trustee, by entering into this Indenture, each Derivative Counterparty, by designating that the obligations of the Issuer pursuant to the applicable Derivative Agreement are secured by the Collateral, and each Noteholder, by accepting a Note, agrees that it will not at any time institute against the Transferor or the Issuer, or join in any institution against the Transferor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any Derivative Agreement.

Section 16.02.    Trust Obligations. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Owner Trustee (including in its individual capacity) or of any successor or assign of the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Owner Trustee has no such obligations in its individual capacity).

Section 16.03.    Limitations on Liability.

(a)    It is expressly understood and agreed by the parties hereto that (i) this Indenture is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by the Owner Trustee but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained will be construed as creating any liability on the Owner Trustee individually or personally, to perform any covenant of the Issuer either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Indenture and by any Person claiming by, through or under them and (iv) under no circumstances will the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any related documents.

(b)    None of the Indenture Trustee, the Note Registrar, the Bank, the Owner Trustee (including each in its individual capacity), the Transferor, the Servicer, WFBNA, the Beneficiary, or any other beneficiary of the Issuer or any of their respective officers, directors, employers or agents will have any liability with respect to this Indenture, and recourse may be had solely to the Collateral pledged to secure the Notes issued by WF Card Issuance Trust.

Section 16.04.    Tax Treatment. (a) The Issuer and the Noteholders agree that the Notes are intended to be debt for federal, state and local income and franchise tax purposes and agree to treat the Notes accordingly for all such purposes, unless otherwise required by applicable law. Notwithstanding the foregoing, to the extent the Issuer is treated as a partnership for federal, state or local income or franchise purposes and a Noteholder is treated as a partner in such partnership, the Noteholders agree that any tax, penalty, interest or other obligation imposed under the Internal Revenue Code with respect to the income tax items arising from such partnership shall be the sole obligation of the Noteholder to whom such items are allocated and not of such partnership.

(b)    Prior to the first Payment Date, at any time required by law and/or promptly upon request, each Noteholder shall provide to the Indenture Trustee and/or the Issuer (or other Person responsible for withholding of taxes, including but not limited to any withholding or deduction required pursuant to FATCA, or delivery of information under FATCA) information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding tax, including backup withholding tax and any withholding or deduction required pursuant to FATCA (collectively, the “Tax Information”). Each Noteholder is deemed to understand that by acceptance of a Note, such Noteholder agrees to supply the Tax Information. Further, each Noteholder is deemed to understand that the Issuer and the Indenture Trustee have the right to withhold on payments payable with respect to the Note (without any corresponding gross-up) in the event of a failure to comply with both of the preceding sentences or in the event that the Tax Information provided results in withholding being required, for which neither the Issuer nor the Indenture Trustee shall have any liability.

Section 16.05.    Tax Retained Notes.

(a) Notwithstanding anything to the contrary in this Indenture, no interest in any Tax Retained Notes may be directly or indirectly sold, transferred, assigned, exchanged,

participated or otherwise conveyed, pledged, hypothecated or rehypothecated or made the subject of a security interest (each such transaction for purposes of this Section 16.05, a “Transfer”) unless prior to and in connection with such Transfer either (i) an Issuer Tax Opinion is delivered to the Indenture Trustee with respect to such Transfer (excluding any Tax Retained Notes from such Issuer Tax Opinion to the extent they are otherwise included in the definition of Issuer Tax Opinion in the Indenture) or (ii) an Opinion of Counsel is delivered to the Indenture Trustee to the effect that such Notes will be debt for United States federal income tax purposes.

(b) With respect to any Transfer for which no Opinion of Counsel is provided pursuant to sub-clause (ii) of the preceding clause (a), the transfer of such Notes must be to a Person who is a “United States person” for United Stated federal income tax purposes unless otherwise provided in a written opinion of nationally recognized tax counsel that such Transfer will not cause the Trust to be subject to deduction or withholding of United States federal income tax. If there are other Notes of the same Class as such transferred Notes which are not Tax Retained Notes prior to such transfer, such transfer will not be effective unless (i) the Tax Retained Notes are part of the same issue (as described in United States Treasury Regulation section 1.1275-2(k)) as the other Notes from the same Class, (ii) neither the Tax Retained Notes nor such other Notes from the same Class will be treated as issued with original issue discount for United States federal income tax purposes or (iii) the Tax Retained Notes and such other Notes from the same Class can be tracked in a manner that will allow each holder of any such Note to identify the information described in United States Treasury Regulation section 1.1275-3(b)(1)(i) with respect to each such Note.

(c) Any Transfer in violation of these requirements shall be null and void ab initio.

Section 16.06.    Actions Taken by the Issuer. Any and all actions that are to be taken by the Issuer may be taken by either the Beneficiary or the Owner Trustee (at the written direction of the Beneficiary) on behalf of the Issuer.

Section 16.07.    Reserved..

Section 16.08.    Termination of Issuer. The Issuer and the respective obligations and responsibilities of the Indenture Trustee created hereby (other than the obligation of the Indenture Trustee to make payments to Noteholders as hereinafter set forth) shall terminate, except with respect to the duties described in subsection 16.09(b), as provided in the Trust Agreement.

Section 16.09.    Final Distribution.

(a)    The Transferor shall give the Indenture Trustee and the Note Registrar at least thirty (30) days prior written notice of the Payment Date on which the Noteholders of any Series, Class or Tranche may surrender their Notes for payment of the final distribution on and cancellation of such Notes. Not later than the fifth day of the month in which the final distribution in respect of such Series or Class is payable to Noteholders, the Indenture Trustee shall provide notice to Noteholders of such Series, Class or Tranche specifying (i) the date upon which final payment of such Series, Class or Tranche will be made upon presentation and surrender of Notes of such Series, Class or Tranche at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified. The Indenture Trustee shall give such notice to the Note Registrar at the time such notice is given to Noteholders.

(b)    Notwithstanding a final distribution to the Noteholders of any Series, Class or Tranche (or the termination of the Issuer), except as otherwise provided in this paragraph, all funds then on deposit in any Trust Account allocated to such Noteholders shall continue to be held in trust for the benefit of such Noteholders, and the Indenture Trustee shall pay such funds to such Noteholders upon surrender of their Notes, if certificated. In the event that all such Noteholders shall not surrender their Notes for cancellation within six (6) months after the date specified in the notice from the Indenture Trustee described in paragraph (a), the Indenture Trustee shall give a second notice to the remaining such Noteholders (with a copy to the Note Registrar) to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all such Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in the Collection Account, the Excess Funding Account, or any Supplemental Account held for the benefit of such Noteholders. Subject to applicable law, the Indenture Trustee shall disburse to the Issuer any monies held by them for the payment of principal or interest that remains unclaimed for two (2) years. After payment to the Issuer and the Indenture Trustee shall have no liability with respect to such funds, and Noteholders entitled to the money must look solely to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person.

Section 16.10.    Termination Distributions. Upon the termination of the Issuer pursuant to the terms of the Trust Agreement, the Indenture Trustee shall release, assign and convey to the Beneficiary or any of its designees, without recourse, representation or warranty, all of its right, title and interest in the Collateral, whether then existing or thereafter created, all monies due or to become due and all amounts received or receivable with respect thereto (including all moneys then held in any Trust Account) and all proceeds thereof, except for amounts held by the Indenture Trustee pursuant to Section 16.09(b). The Indenture Trustee shall execute and deliver such instruments of transfer and Assignment as shall be provided to it, in each case without recourse, as shall be reasonably requested by the Beneficiary to vest in the Beneficiary or any of its designees all right, title and interest which the Indenture Trustee had in the Collateral and such other property.

Section 16.11.    Derivative Counterparty as Third-Party Beneficiary. Each Derivative Counterparty is a third-party beneficiary of this Indenture to the extent specified in the applicable Derivative Agreement or Indenture Supplement.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

WF CARD ISSUANCE TRUST,

By: Wilmington Trust, National Association, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Patrick A. Kanar
Name: Patrick A. Kanar
Title: Assistant Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee and Note Registrar and not in its individual capacity

By:	/s/ John Leurini
Name: John Leurini
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Bank

By:	/s/ John Leurini
Name: John Leurini
Title: Vice President

Acknowledged and Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Servicer

By:	/s/ Kristine Kinzle

Name: Kristine Kinzle
Title: Executive Director

[Signature Page to Indenture]

EXHIBIT A

FORM OF INVESTMENT LETTER

[Date]

U.S. Bank Trust Company, National Association, as Note Registrar

111 Fillmore Avenue East

St. Paul, Minnesota 55107

Attention: Bondholder Services— Wells Fargo Card Issuance Trust

WF Card Issuance Trust

Wilmington Trust, National Association

1100 North Market Street

Rodney Square North

Wilmington, Delaware 19890

Attention: Global Capital Markets

Re:     Purchase of $________* principal amount of

WF Card Issuance Trust, Series [_], Class [_] Notes

Ladies and Gentlemen:

In connection with our purchase of the above Notes (the “Notes”) we confirm that:

(1)    We understand that the Notes are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being sold to us in a transaction that is exempt from the registration requirements under the Securities Act.

(2)    Any information we desire concerning the Notes or any other matter relevant to our decision to purchase the Notes is or has been made available to us.

(3)    We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, and we (and any account for which we are purchasing under paragraph (iv) below) are able to bear the economic risk of an investment in the Notes. We (and any account for which we are purchasing under paragraph (iv) below) are an “accredited investor” (as such term is defined in Rule 501(a)(1), (2) or (3) of Regulation D under the Securities Act).

(4)    We are acquiring the Notes for our own account or for accounts as to which we exercise sole investment discretion and not with a view to any distribution of the Notes, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control;

*	Not less than $250,000 minimum principal amount.

(5)    We agree that the Notes must be held indefinitely by us unless subsequently registered under the Securities Act or an exemption from any registration requirements under the Securities Act and any applicable state securities law is available;

(6)    We agree that in the event that at some future time we wish to dispose of or exchange any of the Notes (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Notes unless:

(a)(i)    the sale is of at least U.S. $250,000 principal amount of Notes to an Eligible Purchaser (as defined below), (ii) a letter to substantially the same effect as paragraphs (1), (2), (3), (4), (5) and (6) of this letter is executed promptly by the purchaser and (iii) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; or

(b)    the Notes are transferred pursuant to Rule 144 under the Securities Act by us after we have held them for more than three years; or

(c)    the Notes are sold in any other transaction that does not require registration under the Securities Act and, if the Issuer, the Servicer, the Indenture Trustee or the Note Registrar so requests, we theretofore have furnished to such party an opinion of counsel satisfactory to such party, in form and substance satisfactory to such party, to such effect; or

(d)    the Notes are transferred pursuant to an exception from the registration requirements under the Securities Act under Rule 144A under the Securities Act; and

(7)    We understand that the Notes will bear a legend to substantially the following effect:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS UNDER THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.”

This legend may be removed if the Issuer, the Indenture Trustee and the Note Registrar have received an opinion of counsel satisfactory to them, in form and substance satisfactory to them, to the effect that the legend may be removed.

“Eligible Purchaser” means either an Eligible Dealer or a corporation, partnership or other entity which we have reasonable grounds to believe and do believe can make representations with respect to itself to substantially the same effect as the representations set forth herein. “Eligible Dealer” means any corporation or other entity the principal business of which is acting as a broker and/or dealer in securities. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture, dated as of November 14, 2023, between WF Card Issuance Trust, U.S. Bank Trust Company, National Association, as indenture trustee and as note registrar, and U.S. Bank National Association, as bank.

Very truly yours,

(Name of Purchaser)

By
(Responsible Officer)

EXHIBIT B

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria” or such criteria as mutually agreed upon by the Issuer and the Indenture Trustee:

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for which Asserting Party is the Responsible Party

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.			X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.			X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.			X

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.			X

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.			X

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for which Asserting Party is the Responsible Party

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.			X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of 240.13k-1(b)(1) of this chapter.	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.			X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations (A) Are mathematically accurate; (B) Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) Are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.			X

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) Provide information calculated in accordance			X

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for which Asserting Party is the Responsible Party with the terms specified in the transaction agreements; (C) Are filed with the Commission as required by its rules and regulations; and (D) Agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.			X

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements			X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.			X

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related credit card accounts documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.			X

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.			X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in			X

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for which Asserting Party is the Responsible Party accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.			X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).			X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.			X

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) Such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) Such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.			X

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.			X

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for which Asserting Party is the Responsible Party

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.			X

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.			X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.			X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.			X

EXHIBIT C

FORM OF ANNUAL CERTIFICATION

Re:

The Indenture, dated as of November 14, 2023 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among WF Card Issuance Trust, U.S. Bank Trust Company, National Association, not in its individual capacity but solely in its capacities as Indenture Trustee and as Note Registrar, and U.S. Bank National Association, as Bank.

I, ______________, the __________ of [NAME OF COMPANY] (the “Company”), certify to the WF Card Funding, LLC (the “Transferor”), Wells Fargo Bank, National Association (the “Servicer”), and WF Card Issuance Trust (the “Issuer”)[, and any other Person that will be responsible for signing the Sarbanes Certification], and their respective officers, with the knowledge and intent that they will rely upon this certification, that:

(1)    I have reviewed the report on assessment of the Company’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and any other information provided in furtherance of Item 1122(c) of Regulation AB pursuant to subsection 14.04(c) of the Agreement (the “Servicing Assessment Supplemental Information”), that were delivered by the Company to the Issuer, the Transferor, and the Servicer pursuant to the Agreement (collectively, the “Company Information”);

(2)    To the best of my knowledge, the Company Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Information;

(3)    To the best of my knowledge, all of the Company Information required to be provided by the Company under the Agreement has been provided to the Issuer, the Transferor, and the Servicer; and

(4)    To the best of my knowledge, except as disclosed in the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement.

C-1

Initially capitalized terms used but not otherwise defined in this Certification have the meanings assigned thereto in (or by reference in) the Agreement.

Date: _______________________

By: _________________________
Name:
Title:

C-2

EXHIBIT D

FORM OF NOTICE OF EXCLUSIVE CONTROL

Date: ____________________

To:    U.S. Bank National Association, as Bank

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: WF Card Issuance Trust

U.S. Bank Trust Company, National Association

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: WF Card Issuance Trust

Re: Indenture

NOTICE OF EXCLUSIVE CONTROL

Reference is made to that certain Indenture, dated as of November 14, 2023 (as may have been amended, modified, supplemented or restated from time to time in accordance with its terms, the “Indenture”), by and among WF CARD ISSUANCE TRUST, a Delaware statutory trust (the “Issuer”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as indenture trustee (in such capacity, the “Indenture Trustee”) and as note registrar (in such capacity, the “Note Registrar”), and U.S. BANK NATIONAL ASSOCIATION, as bank (the “Bank”). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture.

This notice constitutes a “Notice of Exclusive Control” under the Indenture. Pursuant to the terms of the Indenture, we hereby give you notice to cease honoring the Issuer’s or the Servicer’s instructions with respect to the Trust Accounts, and to immediately comply with the terms and conditions set forth in the Indenture relevant to the transfer of exclusive control of the Trust Accounts, any financial assets credited thereto, any funds on deposit therein, and any other property held therein to the Indenture Trustee.

D-1

Please acknowledge your receipt of this notice by returning a countersigned copy of this notice to the Indenture Trustee.

Very truly yours,

U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION,
as Indenture Trustee

By:
Name:
Title:

D-2

SCHEDULE I

REQUIREMENTS OF FDIC RULE

As required by the FDIC Rule:

(a)    As used in this Schedule, references to (i) the “sponsor” shall mean WFBNA, (ii) the “Issuer” shall mean, collectively, the Transferor, the Issuer and each other transferee of the Transferred Assets that is an “Issuer” as defined in the FDIC Rule, (iii) the “servicer” shall mean the Servicer and each other “servicer” of the financial assets within the meaning of the FDIC Rule, (iv) “obligations” or “securitization obligations” shall mean the Notes, and (v) “financial assets” and “securitized financial assets” shall mean the Transferred Assets.

(b)    Payment of principal and interest on the securitization obligations must be primarily based on the performance of financial assets that are transferred to the Issuer and, except for interest rate or currency mismatches between the financial assets and the obligations, shall not be contingent on market or credit events that are independent of such financial assets.

(c)    The Issuer shall make available to investors information describing the financial assets, obligations, capital structure, compensation of relevant parties, and relevant historical performance data set forth below:

(i)    In the case of an issuance of obligations that is subject to 17 CFR part 229, subpart 229.1100 (Regulation AB of the Securities and Exchange Commission (Regulation AB)), the documents shall require that, on or prior to issuance of obligations and at the time of delivery of any periodic distribution report and, in any event, at least once per calendar quarter, while obligations are outstanding, information about the obligations and the securitized financial assets shall be disclosed to all potential investors at the financial asset or pool level, as appropriate for the financial assets, and security-level to enable evaluation and analysis of the credit risk and performance of the obligations and financial assets. The documents shall require that such information and its disclosure, at a minimum, shall comply with the requirements of Regulation AB. Information that is unknown or not available to the sponsor or the issuer after reasonable investigation may be omitted if the issuer includes a statement in the offering documents disclosing that the specific information is otherwise unavailable;

(ii)    On or prior to issuance of obligations, the structure of the securitization and the credit and payment performance of the obligations shall be disclosed, including the capital or tranche structure, the priority of payments and specific subordination features; representations and warranties made with respect to the financial assets, the remedies for and the time permitted for cure of any breach of representations and warranties, including the repurchase of financial assets, if applicable; liquidity facilities and any credit enhancements permitted by the FDIC Rule, any waterfall triggers or priority of payment reversal features; and policies governing delinquencies, servicer advances, loss mitigation, and write-offs of financial assets;

Sch. I-1

(iii)    While obligations are outstanding, the Issuer shall provide to investors information with respect to the credit performance of the obligations and the financial assets, including periodic and cumulative financial asset performance data, delinquency and modification data for the financial assets, substitutions and removal of financial assets, servicer advances, as well as losses that were allocated to such tranche and remaining balance of financial assets supporting such tranche, if applicable, and the percentage of each tranche in relation to the securitization as a whole; and

(iv)    The nature and amount of compensation paid to the originator, sponsor, rating agency or third-party advisor, any mortgage or other broker, and the servicer(s), and the extent to which any risk of loss on the underlying assets is retained by any of them for such securitization shall be disclosed. The Issuer shall provide to investors while any obligations are outstanding any changes to such information and the amount and nature of payments of any deferred compensation or similar arrangements to any of the parties.

(d)    The obligations shall not be predominantly sold to an Affiliate (other than a wholly-owned subsidiary consolidated for accounting and capital purposes with the sponsor) or insider of the sponsor.

(e)    To the extent serving as servicer or paying agent for the securitization, the sponsor shall not comingle amounts received with respect to the financial assets with its own assets except for the time, not to exceed two business days, necessary to clear any payments received.

Sch. I-2